As filed with the U.S. Securities and Exchange Commission on November 3, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT

WISeQey Corp.

(Exact name of registrant as specified in its charter)

British Virgin Islands	N/A
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

John O’Hara

Chief Financial Officer

Esplanade de Pont-Rouge 4-6

1212 Grand-Lancy, Switzerland

Tel: +41-22-594-3000
(Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(212) 947-7200

(Name, address and telephone number of agent for service)

Copies to:

Herman H. Raspé, Esq.	George Weston
Patterson Belknap Webb & Tyler LLP	Harney Westwood & Riegels (BVI) LP
1133 Avenue of the Americas	Craigmuir Chambers, PO Box 71,
New York, New York 10036	Road Town, Tortola,
Tel: (212) 336-2000	VG1110, British Virgin Islands
Tel: (284) 852 4333

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement is declared effective.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company. ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed or supplemented. No securities described in this prospectus can be sold until the registration statement that we filed to cover the securities has become effective under the rules of the Securities and Exchange Commission. This prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PROSPECTUS DATED November 3, 2026

$100 million

Ordinary Shares

Warrants

Subscription Rights

Units

of

WISeQey Corp.

This prospectus relates to the offer and sale by WISeQey Corp. from time to time of Ordinary Shares, warrants to purchase Ordinary Shares, subscription rights or units. We may also offer securities that may be issuable upon the conversion, exercise or exchange of warrants or subscription rights. We refer to all of the foregoing securities collectively as the “securities” in this prospectus. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $100 million.

In addition, from time to time, the selling shareholders to be named in an applicable prospectus supplement (the “selling shareholders”) may offer and sell the securities held by them. The selling shareholders may sell the securities through public or private transactions at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of the securities by the selling shareholders.

Each time we sell securities pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in any securities. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

We may, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Global Market, or Nasdaq, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer, and any applicable fees, commissions or discounts.

Our Ordinary Shares are listed on the Nasdaq Global Market under the ticker symbol “WQEY.” The last reported sale price of our Ordinary Shares on the Nasdaq Global Market on November 2, 2026 was $ 7.32 per Ordinary Share.

On October 29, 2026, the aggregate market value worldwide of our outstanding common equity held by non-affiliates, our “public float,” was approximately $52.2 million, based on 3,894,167 Ordinary Shares outstanding held by non-affiliates and a per share price of $13.40, based on the closing sale price of the Ordinary Shares on Nasdaq on October 5, 2026. As of the date hereof, we have not sold any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on and includes the date hereof. After the date of this prospectus, we will not sell in primary offerings under General Instruction I.B.5 of Form F-3 securities having an aggregate market value, when added to the aggregate market value of securities sold by us in primary offerings under General Instruction I.B.5 of Form F-3 during the 12 calendar months immediately prior to and including the date of sale, of more than one-third of our public float.

Investing in our securities involves a high degree of risk. Please carefully consider the risks discussed in this prospectus under “Risk Factors” beginning on page 5 and the “Risk Factors” in “Item 3.D: Key Information—Risk Factors” of our most recent Annual Report on Form 20-F incorporated by reference in this prospectus and in any applicable prospectus supplement for a discussion of the factors you should consider carefully before deciding to purchase these securities.

Neither the Securities and Exchange Commission, nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated ____________, 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC, utilizing a “shelf” registration process. Under this shelf process, we may sell the securities or any combination of the securities described in this prospectus in one or more offerings for an aggregate offering amount of up to $100 million. Furthermore, so long as the aggregate market value worldwide of our public float is less than $75 million, the aggregate market value of securities sold by us pursuant to this shelf registration statement during the period of 12 calendar months immediately prior to, and including, the sale, shall be no more than one-third of the public float. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Accordingly, you should refer to the registration statement and its exhibits for further information about us and our securities. Copies of the registration statement and its exhibits are on file with the SEC. Statements contained in this prospectus concerning the documents we have filed with the SEC are not intended to be comprehensive, and in each instance we refer you to a copy of the actual document filed as an exhibit to the registration statement or otherwise filed with the SEC.

Each time we offer our securities pursuant to this registration statement, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements and the documents incorporated by reference in this prospectus and any prospectus supplements, includes all material information relating to this offering. Please read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This prospectus does not contain all of the information provided in the registration statement that we filed with the Commission. For further information about us or our securities, you should refer to that registration statement, which you can obtain from the Commission as described below under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized anyone to provide you with different information. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. We are not making, nor will we make, an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any supplement to this prospectus is current only as of the dates on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

We prepare our financial statements in United States dollars and in accordance with United States generally accepted accounting principles.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

All references in this prospectus to “$,” “U.S. Dollars” and “dollars” are to United States dollars.

This prospectus and the information incorporated by reference herein and therein include trademarks, service marks and trade names owned by us or other companies. Solely for convenience, trademarks referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus or an accompanying prospectus supplement are the property of their respective owners.

FREQUENTLY USED TERMS

In this prospectus, unless the context otherwise requires, references to the “Company,” “we,” “our” or “us” refer to WISeKey CH prior to the Redomicile Merger and to WISeQey following the Redomicile Merger.

Except where the context otherwise requires and for the purposes of this registration statement only:

●	“AI” means Artificial Intelligence.

●	“ASIC” means Application-Specific Integrated Circuit.

●	“Board of Directors” refers to WISeQey’s board of directors.

●	“BVI” means the British Virgin Islands.

●	“BVI Companies Act” means the BVI Business Companies Act, Revised Edition 2020.

●	“Code” refers to the U.S. Internal Revenue Code of 1986, as amended.

●	“Common Criteria EAL” refers to the Common Criteria Evaluation Assurance Level attributed to an IT product or system on a grade of 1 to 7 with 7 being the highest.

●	“Convergence” means WISeQey’s strategy, announced in 2025, of integrating its four foundational pillars — semiconductors, satellites, blockchain, and digital identity — into unified and interoperable ecosystems, enabling the delivery of end-to-end solutions where each component reinforces the others.

●	“CNSA 2.0” means “Commercial National Security Algorithm Suite 2.0”— the updated suite of quantum-resistant cryptographic algorithms approved by the NSA for use in National Security Systems, as published in the NSA Cybersecurity Advisory (CSA) dated September 2022, which are analyzed as being secure against both classical and quantum computers.

●	“DTC” means The Depository Trust Company, which is the central clearing and settlement system for dematerialized equity securities in the U.S.

●	“ECC” means Elliptic Curve Cryptography, a key-based technique for encrypting data.

●	“Fabless Semiconductor Company” means a company that designs and sells semiconductors while outsourcing manufacturing to specialized foundries, which reduces capital costs, increases flexibility, speeds up product cycles, and allows more resources for design and R&D. Companies like Nvidia, AMD, and Qualcomm are typical examples of fabless semiconductor companies.

●	“FIPS140-2” refers to the Federal Information Processing Standard Publication 140-2 and is a US government computer security standard which is graded in levels from 1 to 4.

●	“INeS” refers to WISeQey’s PKI-as-a-Service software for issuing, managing, and validating digital credentials for IoT devices.

●	“IC” means an Integrated Circuit.

●	“IC’Alps” means IC’Alps SASU, a France-based semiconductor design company.

●	“IRS” refers to the U.S. Internal Revenue Service.

●	“Jobs Act” refers to the U.S. Jumpstart Our Business Startups Act of 2012.

●	“NASDAQ” refers to the Nasdaq Stock Market LLC.

●	“NIST” refers to the U.S. National Institute of Standards & Technology.

●	“OEM” means an Original Equipment Manufacturer.

●	“Ordinary Shares” means the Ordinary Shares of WISeQey of no par value, each conferring one (1) vote per share and one (1) dividend unit per share and one (1) liquidation unit per share.

●	“OSAT” means Outsourced Semiconductor Assembly and Testing.

●	“PKI” means Public Key Infrastructure.

●	“PoC” means a Proof of Concept.

●	“PQC” means Post-Quantum Cryptography.

●	“QAIT” refers to the native digital token of the SEALCOIN platform, the name of which reflects its positioning around Quantum-grade security, Artificial Intelligence integration, and Transactional settlement. The QAIT token serves as a digital access credential, governance instrument, and medium of exchange within the SEALCOIN ecosystem, enabling secure device authentication, transaction settlement, and platform participation.

●	“QS7001” means the SEALSQ Quantum Shield QS7001™ next-generation secure semiconductor that embeds NIST-standardized post-quantum cryptography algorithms ML-KEM (Kyber) and ML-DSA (Dilithium) directly in hardware.

●	“QSOC” means Quantum Spatial Orbital Cloud, SEALSQ’s satellite-based secure communications initiative based on an anticipated right of use for the capacity in a portion of WISeSat’s satellites.

●	“QUASAR” means QUAntum resistant Secure Architecture.

●	“Redomicile Merger” means the merger of WISeKey CH with and into WISeQey BVI, with WISeQey BVI as the surviving entity, pursuant to the Merger Agreement dated June 26, 2026, which became effective on October 1, 2026.

●	“RSA” means Rivest-Shamir-Adleman, a public-key encryption algorithm.

●	“SaaS” refers to Software as a Service.

●	“Sarbanes-Oxley Act” refers to the U.S. Sarbanes-Oxley Act of 2002.

●	“SEALCOIN” refers to WISeQey’s subsidiary SEALCOIN AG.

●	“SEALSQ” refers to WISeQey’s subsidiary SEALSQ Corp.

●	“SEALSQ France” refers to WISeQey’s subsidiary SEALSQ France SAS.

●	“SEC” refers to the U.S. Securities and Exchange Commission.

●	“Securities Act” refers to the U.S. Securities Act of 1933, as amended.

●	“Securities Exchange Act” and “Exchange Act” refer to the U.S. Securities Exchange Act of 1934, as amended.

●	“SIS” means SIX SIS AG, which is the central clearing and settlement system for dematerialized equity securities in Switzerland, or any successor or replacement clearing system accepted by the SIX Swiss Exchange.

●	“$,” “US $,” “USD” and “U.S. dollars” refer to the legal currency of the United States.

●	“TPM” means Trusted Platform Module.

●	“USP” refers to Utility Service Providers.

●	“WISe.ART” refers to WISeQey’s subsidiary WISe.ART AG.

●	“WISeKey CH” and “WISeKey” mean WISeKey International Holding AG, a company incorporated under Swiss law, which merged with and into WISeQey BVI in the Redomicile Merger.

●	“WISeQey,” “WISeQey BVI” and, together with its consolidated subsidiaries, the “Group” or the “WISeQey Group” mean WISeQey Corp., a BVI business company formerly known as WISeKey International Corp., which changed its name to WISeQey Corp. effective September 16, 2026, and which is the surviving entity of the Redomicile Merger.

●	“WISeQey Articles” means the Amended and Restated Memorandum and Articles of Association of WISeQey Corp., dated September 30, 2026, as may be further amended, amended and restated, supplemented or otherwise modified from time to time.

●	“WISeSat” refers to WISeQey’s subsidiary WISeSat.Space Holdings Corp.

v

ABOUT OUR COMPANY

This summary highlights selected information contained elsewhere in this prospectus that we consider important. This summary does not contain all of the information you should consider before investing in our securities. You should read this summary together with the entire prospectus, including the risks related to our business, our industry and investing in our securities that we describe under “Risk Factors,” and our consolidated financial statements and the related notes incorporated by reference in this prospectus before making an investment in our securities.

The WISeQey Group is at the forefront of authentication and cybersecurity technology. It develops, markets, hosts and supports a range of solutions that enable the secure digital identification and communication of people, content and objects, by generating digital identities that enable its clients to monetize their existing user bases and, at the same time, expand their own eco-system securely by ensuring only authenticated objects and people can connect. The WISeQey Group operates through five core verticals: (i) SEALSQ, the semiconductors vertical delivering post-quantum cryptography hardware and secure microcontrollers; (ii) WISeSat, the satellite vertical providing secure space-based infrastructure and communications; (iii) SEALCOIN, the transactional-IoT (t-IoT) and machine-to-machine (M2M) communication vertical enabling autonomous device transactions on the blockchain; (iv) WISeID, the trust services and digital identity vertical providing PKI, digital identity and root of trust operations; and (v) WISe.ART, the secure NFT platform vertical serving the arts and luxury industry.

WISeQey’s current focus is on post-quantum cryptography (PQC) in order to provide secure, quantum resistant identification means to the market. To achieve this WISeQey is bringing together its semiconductor, satellite, blockchain, and digital identity verticals into a unified and interoperable ecosystem. This convergence allows the WISeQey Group to offer end-to-end secure, quantum resistant solutions to customers.

For instance, the post-quantum secure chips, developed by SEALSQ, are now being embedded into WISeSat satellites, creating a secure backbone for decentralized IoT infrastructure. Blockchain and identity platforms like WISeID and SEALCOIN are being deployed to power autonomous, tamper-proof transactions between machines, satellites, and users.

WISeQey’s principal activities include design, development, and marketing of semiconductor systems, with manufacturing outsourced to third-party foundries. Its main categories of products sold and/or services performed for each of the last three financial years are:

●	Semiconductors secure chips design and sales

●	Cloud-based authentication certificates and certificate management platform

●	Software licenses & Integration

●	SaaS, PCS & Hosting

●	Secure satellite communication services

●	ASICs custom design

Implications of Being a Foreign Private Issuer

As a foreign private issuer, we are permitted to, and we do, rely on exemptions from certain Nasdaq corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of our securities.

We are exempted from certain corporate governance requirements of Nasdaq by virtue of being a foreign private issuer. We are required to provide a brief description of the significant differences between our corporate governance practices and the Nasdaq corporate governance practices required to be followed by domestic U.S. companies listed on Nasdaq. The standards applicable to us are considerably different from the standards applied to domestic U.S. issuers. For instance, we are not required to:

●	have a majority of the board of directors be independent (although all of the members of the audit committee must be independent under the Securities Exchange Act of 1934, as amended (the “Exchange Act”));

●	have a compensation committee or a nominating or corporate governance committee consisting entirely of independent directors; or

●	have regularly scheduled executive sessions with only independent directors.

We have relied on and intend to continue to rely on some of these exemptions. As a result, you may not be provided with the benefits of certain corporate governance requirements of Nasdaq.

Because we qualify as a foreign private issuer under the Exchange Act, we are also exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

Recent Developments

Nine Months Ended September 30, 2026 Preliminary Financial Information of WISeQey

On November 2, 2026, we published an ad hoc announcement pursuant to Article 53 of the SIX Swiss Exchange Listing Rules regarding certain preliminary unaudited financial information for the nine months ended September 30, 2026. Based on this preliminary information, our consolidated revenue for the nine months ended September 30, 2026 was approximately $17 million, an increase of approximately 55% compared to $11 million for the nine months ended September 30, 2025. The increase was primarily attributable to our subsidiary SEALSQ and reflected, among other things, demand for SEALSQ’s VaultIC secure-element products for industrial, smart-energy IoT and P25 radio protocol applications, growth in recurring PKI subscription, certificate-management and digital identity services revenue, and consolidated revenue from IC’Alps for the full nine-month period, which contributed approximately $3.8 million from custom ASIC design and secure semiconductor engineering services. As of September 30, 2026, the Group had consolidated cash, cash equivalents and restricted cash of approximately $471.0 million.

The preliminary financial information above is based on information available to our management as of the date of this prospectus. It reflects management’s current estimates and is subject to the completion of our financial closing and review procedures, final adjustments and other developments that may arise before the financial statements for this period are finalized. Our independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures on this preliminary financial information. Accordingly, it does not express an opinion or any other form of assurance on it. This preliminary financial information is not a comprehensive statement of our financial results for the nine months ended September 30, 2026. It should not be viewed as a substitute for full interim financial statements and actual results may differ materially. In addition, the results for the nine months ended September 30, 2026 do not necessarily indicate results for the full year ending December 31, 2026 or any future period. See “Risk Factors” and “Cautionary Information Regarding Forward-Looking Statements.”

QS7001 ™ Certification Update

On October 27, 2026, SEALSQ, a subsidiary of WISeQey Corp., announced that its Quantum Shield QS7001™ post-quantum secure element (the “QS7001”) completed the technical evaluation phase of its Common Criteria EAL5+ certification.

All physical and functional security tests on QS7001 V1 were performed by SERMA Safety & Security, an evaluation laboratory licensed by the French National Cybersecurity Agency (“ANSSI”). Each test received a PASS result.

With the technical evaluation complete, the certification process has entered its final phase. This phase consists of audits, scheduled for January 2027, of the sites involved in the development, production and engineering assembly of the QS7001. Upon completion of these audits, the evaluation report is expected to be submitted to ANSSI for formal issuance of the certificate.

WISeSat/SEALSQ Letter of Intent

On October 26, 2026, each of WISeSat and SEALSQ, each a subsidiary of WISeQey, issued a press release relating to a letter of intent, dated October 26, 2026 (the “Letter of Intent”), between WISeSat.Space AG, a subsidiary of WISeSat, and SEALSQ, in connection with the purchase by SEALSQ from WISeSat of satellite capacity associated with twelve satellites, together with other satellite operations (the “Satellite Transactions”). The financial consideration to be paid to WISeSat for these Satellite Transactions is estimated to be approximately $15 million, subject to payment terms and delivery milestones to be agreed in a definitive agreement between WISeSat and SEALSQ.

The Satellite Transactions are related-party transactions. SEALSQ and WISeSat are affiliates. Each is a subsidiary of WISeQey. Carlos Moreira serves as Chief Executive Officer of each of WISeQey, SEALSQ and WISeSat. Because of these relationships, Mr. Moreira and WISeQey may have interests in the Satellite Transactions that differ from, or are in addition to, those of SEALSQ’s and WISeSat’s other shareholders.

Redomicile Merger

On October 1, 2026, WISeKey International Holding AG, a company incorporated under Swiss law (“WISeKey CH”), effected a redomicile merger (the “Redomicile Merger”) with WISeQey Corp., a British Virgin Islands business company limited by shares and wholly-owned subsidiary of WISeKey CH (“WISeQey BVI”). As a result, WISeKey CH merged with and into WISeQey BVI, with WISeQey BVI as the surviving entity of the Redomicile Merger and WISeKey CH being dissolved by means of absorption by WISeQey BVI and without a formal liquidation procedure, pursuant to the Merger Agreement dated June 26, 2026, which was approved by WISeKey CH shareholders on September 9, 2026.

After the Redomicile Merger, WISeQey BVI, together with its subsidiaries, owns and continues to conduct its business in substantially the same manner as it was being conducted prior to the Redomicile Merger. WISeQey BVI is managed by the same board of directors and executive officers that managed WISeKey CH prior to the Redomicile Merger, with the directors to serve until such time as they are removed from office in accordance with the memorandum and articles of association of WISeQey BVI.

Pursuant to the Redomicile Merger and as approved by NASDAQ and SIX Swiss Exchange, WISeQey BVI’s Ordinary Shares commenced trading on NASDAQ and the SIX under the symbol “WQEY” effective on October 5, 2026. The CUSIP and ISIN numbers relating to the Ordinary Shares of WISeQey BVI are G9724F105 and VGG9724F1053, respectively.

WISeSat

On November 9, 2025, WISeQey entered into a definitive business combination agreement (the “WISeSat Business Combination Agreement”) with Columbus Acquisition Corp. (“Columbus”), a publicly traded special purpose acquisition company, relating to the public listing of WISeQey’s subsidiary, WISeSat. On October 1, 2026, the business combination contemplated by the WISeSat Business Combination Agreement (the “WISeSat Business Combination”) was completed following approval by Columbus’s shareholders at an extraordinary general meeting held on September 30, 2026, and the satisfaction or waiver of the other closing conditions. Upon completion of the WISeSat Business Combination, WISeSat.Space Holdings Corp., a British Virgin Islands business company, became a publicly traded company, and its ordinary shares commenced trading on the Nasdaq Capital Market under the symbol “SAIQ” on October 2, 2026. Pursuant to the WISeSat Business Combination Agreement, WISeQey received 11,430,139 ordinary shares and 11,956,922 Class F shares of WISeSat.Space Holdings Corp., and SEALSQ Corp. received 1,977,816 ordinary shares and 1,040,478 Class F shares of WISeSat, and WISeSat remains a majority-owned subsidiary of WISeQey.

In addition, WISeSat closed a $10 million private investment in public equity (PIPE) on October 1, 2026, concurrently with the closing of the business combination from SEALSQ Corp. Under the subscription agreement, the purchase price per share, which equaled the redemption price from the business combination, was $10.79 per share. As a result, WISeSat issued 926,784 WISeSat ordinary shares to SEALSQ (the “Subscribed Shares”). The subscription agreement does not permit the issuance of fractional shares, so the number of Subscribed Shares was rounded down to the nearest whole share and the cash attributable to the fractional share is to be returned to SEALSQ. The subscription agreement also includes a price-protection mechanism that may result in the issuance of additional WISeSat ordinary shares to SEALSQ if the volume-weighted average price of WISeSat ordinary shares for the 10 consecutive trading days ending on the 60th calendar day after Closing is below the purchase price, subject to a $5.00 floor price. SEALSQ is also subject to customary lock-up restrictions under the subscription agreement.

Quantisimo

On June 25, 2026, SEALSQ announced that Quantisimo Corp. (“Quantisimo”), a special purpose vehicle jointly established by SEALSQ and WISeQey, entered into a non-binding letter of intent with GigCapital8 Corp. (Nasdaq: GIW) (“GigCapital8”), a special purpose acquisition company. On October 9, 2026, Quantisimo, WISeQey, SEALSQ and GigCapital8 entered into a definitive Agreement and Plan of Merger (the “Quantisimo Merger Agreement”), dated as of October 8, 2026, with Quantisimo Holdings Corp., a newly formed British Virgin Islands business company (“Quantisimo PubCo”), and its wholly owned merger subsidiaries.

Under the Quantisimo Merger Agreement, a subsidiary of Quantisimo PubCo will merge with and into GigCapital8, with GigCapital8 surviving as a wholly owned subsidiary of Quantisimo PubCo, and immediately thereafter a second subsidiary of Quantisimo PubCo will merge with and into Quantisimo, with Quantisimo surviving as a wholly owned subsidiary of Quantisimo PubCo (the “Proposed Transaction”). Upon closing, WISeQey and SEALSQ will receive an aggregate of 66,610,000 ordinary shares of Quantisimo PubCo and are expected to remain majority shareholders of Quantisimo PubCo, whose ordinary shares are expected to be listed on the Nasdaq Capital Market under the symbol “QSMO.” The Proposed Transaction is currently expected to close during the first quarter of 2027.

Quantisimo was created by WISeQey and SEALSQ to establish a Trusted Quantum Pure-Play platform designed to provide investors with direct exposure to the rapidly emerging quantum economy. The Proposed Transaction is intended to create a publicly traded platform dedicated to trusted quantum infrastructure and the broader quantum ecosystem. Quantisimo’s strategy is to identify, develop, acquire and scale technologies and businesses that are expected to benefit from the transition to the quantum era.

On or prior to the closing of the Proposed Transaction, WISeQey and SEALSQ will contribute to Quantisimo certain equity interests that one or the other of them hold in Miraex SA, SEALCOIN AG, WeCan Group SA and WISeSat.Space Holdings Corp. In addition, the Quantisimo Merger Agreement contemplates a cash contribution by SEALSQ and requires a minimum cash amount of $15.0 million to be available to Quantisimo PubCo at closing.

The boards of directors of GigCapital8, Quantisimo, WISeQey, SEALSQ and Quantisimo PubCo have approved the Proposed Transaction. The Proposed Transaction remains subject to customary closing conditions, including approval by GigCapital8’s shareholders, the effectiveness of a registration statement on Form F-4 to be filed by Quantisimo PubCo and the approval of Quantisimo PubCo’s listing on Nasdaq. Either party may terminate the Quantisimo Merger Agreement if the closing has not occurred on or before March 31, 2027, subject to the terms of the Quantisimo Merger Agreement. There can be no assurance that the Proposed Transaction will be completed on the terms currently contemplated, within the anticipated timeframe, or at all.

Corporate Information

WISeQey Corp. is a British Virgin Islands (“BVI”) business company incorporated and existing under the laws of the British Virgin Islands. Our registered office in the British Virgin Islands is at Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands. Our principal executive offices and effective place of management are located at Esplanade de Pont-Rouge 4-6, 1212 Grand-Lancy, Switzerland. Our telephone number from the United States is 011 41 22 594 3000. Our website can be accessed at www.WISeQey.com. The information on or linked to on our website is not a part of this prospectus.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under “Item 3.D: Key Information—Risk Factors” in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our Annual Report on Form 20-F for the year ended December 31, 2025 was filed prior to the completion of the Redomicile Merger on October 1, 2026 and, accordingly, the risk factors and other disclosure contained therein describe WISeKey International Holding AG, our Swiss predecessor, and its securities, organizational documents and rights of its shareholders under Swiss law, including with respect to anti-takeover matters, the enforceability of civil liabilities and shareholder rights. Following the Redomicile Merger, WISeQey is a British Virgin Islands business company and its shareholders’ rights are governed by BVI law and the WISeQey Articles, although WISeQey remains a Swiss tax resident subject to taxation in Switzerland. To the extent any such disclosure in our Annual Report on Form 20-F for the year ended December 31, 2025 relates to Swiss corporate law, the Swiss predecessor’s articles of association or the Swiss predecessor’s securities, such disclosure is modified and superseded by the disclosure contained in this prospectus, including under “Risk Factors” and “Description of Ordinary Shares.”

The risks so described are not the only risks facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

General Risks

Acquisitions, joint ventures, and strategic alliances may have an adverse effect on our business.

We expect to continue making acquisitions and entering into joint ventures and strategic alliances as part of our long-term business strategy. Acquisitions and other transactions and arrangements involve significant challenges and risks, including that they do not receive the required government approvals to close, that they do not advance our business strategy, that we get an unsatisfactory return on our investment, that they raise new compliance-related obligations and challenges, that we have difficulty integrating and retaining new employees, business systems, and technology, that they distract management from our other businesses, or that announced transactions may not be completed. If an arrangement fails to adequately anticipate changing circumstances and interests of a party, it may result in early termination or renegotiation of the arrangement. We also have limited ability to control or influence third parties with whom we have arrangements, which may impact our ability to realize the anticipated benefits. The success of these transactions and arrangements depends in part on our ability to leverage them to enhance our existing products and services or develop compelling new ones, as well as the acquired companies’ ability to meet our policies and processes in areas such as data governance, privacy, and cybersecurity. It may take longer than expected to realize the full benefits from these transactions and arrangements, such as increased revenue or enhanced efficiencies, or the benefits may ultimately be smaller than we expected.

Resales of our Ordinary Shares in the public market following this offering may cause the trading price to fall.

The resale of a substantial number of Ordinary Shares could depress the trading price of our Ordinary Shares. If our shareholders sell substantial amounts of our Ordinary Shares in the public market following an offering, the trading price of our Ordinary Shares could fall.

Our stock price has been and may continue to be volatile.

The market price of our Ordinary Shares has been, and is likely to continue to be, volatile. The variance in our stock price makes it difficult to forecast the stock price at which an investor may be able to buy or sell Ordinary Shares. The market price for our Ordinary Shares could be subject to fluctuations as a result of factors that are out of our control, such as:

●	actual or anticipated variations in our results of operations;

●	general conditions and trends in the semiconductor industry; and

●	general economic, political and market conditions.

We may, in the future, issue additional Ordinary Shares, which would reduce investors’ percent of ownership and may dilute our share value.

The future issuance of Ordinary Shares, including in “at the market” or continuous equity offerings, may result in substantial dilution in the percentage of our Ordinary Shares held by our then existing shareholders. We may value any Ordinary Shares in the future on an arbitrary basis. The issuance of Ordinary Shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, might have an adverse effect on any trading market for our Ordinary Shares and could impair our ability to raise capital in the future through the sale of equity securities. Under “at the market” or continuous equity offerings, we will have discretion, subject to market demand, to vary the timing, prices and number of shares sold.

An active trading market for our Ordinary Shares may not be sustained.

Although our Ordinary Shares are listed on the Nasdaq Stock Market, LLC, the market for our Ordinary Shares has demonstrated varying levels of trading activity. The current level of trading may not be sustained in the future. The lack of an active market for our Ordinary Shares may impair investors’ ability to sell their Ordinary Shares at the time they wish to sell them or at a price that they consider reasonable, may reduce the fair market value of their Ordinary Shares and may impair our ability to raise capital to continue to fund operations by selling Ordinary Shares and may impair our ability to acquire additional assets by using our Ordinary Shares as consideration.

Risks Related to WISeQey’s Business and Industry

WISeQey derives a significant portion of its revenue from one of its subsidiaries.

WISeQey holds a controlling interest in SEALSQ and, as such, the results and assets and liabilities of SEALSQ are consolidated in the consolidated financial statements of WISeQey. While WISeQey is working on diversifying its solution offerings and revenue sources for future periods, for the year ended December 31, 2025, 95% of WISeQey’s revenue was the revenue of SEALSQ, and for the six months ended June 30, 2026, SEALSQ generated approximately $11.2 million of WISeQey’s total revenue of approximately $11.4 million. As a result, WISeQey’s financial performance is affected by the financial performance of SEALSQ and by the risks and uncertainties that could materially adversely affect SEALSQ’s business, operating results, financial condition or prospects. SEALSQ is particularly vulnerable to — but not limited to — all the business and supply risks related to the semiconductor industry, which could materially and adversely affect its, and therefore, WISeQey’s, financial stability.

The semiconductor industry is highly cyclical.

Historically, the relationship between supply and demand in the semiconductor industry has caused a high degree of cyclicality in the semiconductor market. Semiconductor supply is partly driven by manufacturing capacity, which in the past has demonstrated alternating periods of substantial capacity additions and periods in which no or limited capacity was added. As a general matter, semiconductor companies are more likely to add capacity in periods when current or expected future demand is strong and margins are, or are expected to be, high. Investments in new capacity can result in overcapacity, which can lead to a reduction in prices and margins. In response, companies typically limit further capacity additions, eventually causing the market to be relatively undersupplied. In addition, demand for semiconductors varies, which can exacerbate the effect of supply fluctuations. As a result of this cyclicality, the semiconductor industry has, in the past, experienced significant downturns, such as in 1997/1998, 2001/2002, in

2008/2009, in early 2020 and in 2022/2023, often in connection with, or in anticipation of, maturing life cycles of semiconductor companies’ products and declines in general economic conditions. These downturns have been characterized by diminishing demand for end-user products, high inventory levels, under-utilization of manufacturing capacity and accelerated erosion of average selling prices. The foregoing risks have historically had, and may continue to have, a material adverse effect on its business, financial condition and results of operations.

Significantly increased volatility and instability, and unfavorable economic conditions may adversely affect SEALSQ’s semiconductor business.

Forecasting demand trends is challenging for SEALSQ, its semiconductor customers and its suppliers. SEALSQ may be unable to accurately predict the extent or duration of market cycles or their effect on its financial condition or results of operations, and can give no assurance as to the timing, extent or duration of the current or future semiconductor business cycles generally, or specific to the markets in which SEALSQ participates. In the event of a future decline in global economic conditions, SEALSQ’s business, financial condition and results of operations could be materially adversely affected, and the resulting economic decline might disproportionately affect the markets in which SEALSQ participates, further exacerbating a decline in its, and as a result WISeQey’s, results of operations. The COVID-19 global pandemic, for example, created a period of significant instability in the global economy, including among SEALSQ’s semiconductor clients and suppliers. The restrictions imposed upon people and businesses around the world served, in the short run, to reduce demand for SEALSQ’s semiconductor products as many companies reduced or paused their operations. While this has since served to benefit SEALSQ through the increased demand for IT network infrastructure among other examples, this may not always be the situation.

The semiconductor industry is highly competitive. If SEALSQ fails to introduce new technologies and products in a timely manner, this could adversely affect its business.

The semiconductor industry is highly competitive and is characterized by constant and rapid technological change, short product lifecycles, significant price erosion, and evolving standards. Accordingly, the success of SEALSQ’s business depends heavily on its ability to develop new technologies and products that are ultimately successful in the market. The costs related to the research and development required to develop new technologies and products are significant, and any reduction in its research and development budget could harm its competitiveness. Meeting evolving industry requirements and introducing new products to the market in a timely manner, and at prices that are acceptable to SEALSQ’s customers, are significant factors in determining SEALSQ’s competitiveness and success. Commitments to develop new products must be made well in advance of any resulting sales, and technologies and standards may change during development, potentially rendering products outdated or noncompetitive before their introduction. If SEALSQ is unable to successfully develop new products, its, and as a result WISeQey’s, revenue may decline substantially. Moreover, some of SEALSQ’s competitors are well-established, larger entities than SEALSQ and have greater resources than it does. If these competitors increase the resources they devote to developing and marketing their products, SEALSQ may not be able to compete effectively. Any consolidation among SEALSQ’s competitors could enhance their product offerings and financial resources, further strengthening their competitive position. In addition, some competitors operate in narrow business areas relative to SEALSQ, allowing them to concentrate their research and development efforts directly on products and services for those areas, which may give them a competitive advantage. As a result of these competitive pressures, SEALSQ may face declining sales volumes or lower prevailing prices for its products, and SEALSQ may not be able to reduce its total costs in line with this declining revenue. If any of these risks materialize, they could have a material adverse effect on SEALSQ’s, and as a result WISeQey’s, business, financial condition and results of operations.

If WISeQey fails to develop new products in response to, or in anticipation of, rapid technological changes in the industry or the industries WISeQey serves, its business may be materially and adversely affected.

The market for WISeQey’s products is characterized by rapidly evolving security threats, technological advancements, and shifting end-user requirements. For example, rapid improvements are occurring in post-quantum cryptography, hardware Root of Trust, secure enclaves, trusted execution environments, supply chain security, AI-driven security analytics, and zero-trust architectures. Furthermore, while the pace of improvements in semiconductor transistor density has slowed, driving up costs and complexity, the demand for more secure, tamper-resistant hardware is accelerating, especially in sectors such as defense, automotive, critical infrastructure, and secure communications.

The increasing sophistication of cybersecurity adversaries, including state-sponsored actors, combined with the growing regulatory focus on hardware security, adds complexity and cost to the design, verification, and manufacturing of WISeQey’s existing and developmental products. As a result of these rapidly changing technological and threat landscapes — along with unforeseen security vulnerabilities — the future market for these products is difficult to predict.

These risks are further exacerbated by the fact that many of SEALSQ’s secure semiconductor platforms leverage common architectural frameworks across multiple end markets. In some cases, secure processing architectures, cryptographic hardware and secure IP blocks are reused across product generations and applications. Therefore, if a fundamental architectural vulnerability was discovered, or if SEALSQ’s architectures were rendered uncompetitive, obsolete, or unmarketable due to evolving security standards or new attack vectors, multiple products and customer segments could be impacted. This could force SEALSQ to expend significant resources and incur substantial costs to redesign products, develop new architectures or remediate deployed devices in the field.

WISeQey’s business, reputation, and relationships with government agencies, OEMs and technology partners could be adversely affected if WISeQey is unable to deliver technological improvements, address newly discovered vulnerabilities or adapt its products to evolving security requirements and technological shifts on a timely basis. Whether WISeQey will be able to compete effectively in the future will depend substantially on its ability to anticipate emerging threats, advance its products to meet evolving regulatory, market and end-user security requirements, and respond to changes in global hardware, software and security architecture standards in a cost-effective and timely manner.

There is also additional risk that public opinion, regulatory scrutiny or customer sentiment around hardware security, particularly in areas such as AI, government surveillance and data privacy, may diverge from WISeQey’s expectations. For example, failure to achieve market acceptance for secure semiconductors designed to enhance AI model integrity, protect sensitive data or mitigate supply chain risks could materially and adversely impact its business and operating results.

The demand for SEALSQ’s semiconductor products depends to a significant degree on the demand for its customers’ end products.

The vast majority of SEALSQ’s Semiconductors segment revenue is derived from sales to manufacturers in the IT infrastructure (Network Servers, Switch, Home boxes, PC Keyboards, etc.), utilities distribution, edge infrastructure (Smart Meters), and Access Control modules. Demand in these markets fluctuates significantly, driven by consumer spending, consumer preferences, the development of new technologies and prevailing economic conditions. In addition, the specific products in which SEALSQ’s semiconductors are incorporated may not be successful or may experience price erosion or other competitive factors that affect the price manufacturers are willing to pay SEALSQ. Such customers have in the past, and may in the future, vary order levels significantly from period to period, request postponements to scheduled delivery dates, modify their orders or reduce lead times. This is particularly common during periods of low demand. This can make managing SEALSQ’s semiconductor business difficult, as it limits the predictability of future revenue. It can also affect the accuracy of its financial forecasts. Furthermore, developing industry trends, including customers’ use of outsourcing and new and revised supply chain models, may affect SEALSQ’s revenue, costs and working capital requirements.

If semiconductor customers do not purchase products made specifically for them, SEALSQ may not be able to resell such products to other customers or may not be able to require the customers who have ordered these products to pay a cancellation fee. The foregoing risks could have a material adverse effect on SEALSQ’s, and as a result WISeQey’s, business, financial condition and results of operations.

The semiconductor industry is characterized by continued price erosion, especially after a product has been on the market.

One of the results of the rapid innovation in the semiconductor industry is that pricing pressure, especially on products containing older technology, can be intense. Product life cycles are relatively short and, as a result, products tend to be replaced by more technologically advanced substitutes on a regular basis.

In turn, demand for older technology falls, causing the price at which such products can be sold to drop, in some cases precipitously. In order to continue profitably supplying these products, SEALSQ must reduce its production costs in line with the lower revenue it can expect to generate per unit. Usually, this must be accomplished through improvements in process technology and production efficiencies. If SEALSQ cannot advance its process technologies or improve its production efficiencies to a degree sufficient to maintain required margins, it will no longer be able to make a profit from the sale of these products. Moreover, SEALSQ may not be able to cease production of such products, either due to contractual obligations or for customer relationship reasons, and as a result may be required to bear a loss on such products. SEALSQ cannot guarantee that competition in its core product markets will not lead to price erosion, lower revenue or lower margins in the future. Should reductions in manufacturing costs fail to keep pace with reductions in market prices for the products it sells, this could have a material adverse effect on SEALSQ’s, and as a result WISeQey’s, business, financial condition and results of operations.

Delays in development, launch and/or rollout of SEALSQ’s next-generation post-quantum cryptography products and services could have a material adverse effect on its business, results of operations and financial condition.

SEALSQ completed the commercial release of its post-quantum cryptography products in Q4 2025, with the first revenues from its QS7001 and QVault TPM product range expected to be generated toward the end of the second half of 2026 and a more significant contribution expected as customers complete technical integration and move into production from 2027. SEALSQ’s management expects customer integration cycles of approximately 12 to 18 months. While SEALSQ expects to recognize revenue in 2026 relating to the implementation of new technologies into its planned Open Semiconductor and Test centers including the provision of professional services, there can be no assurance that customers will complete integration and move into volume production on the anticipated timeline. However, if SEALSQ experiences delays in the production of these products, or if there are issues with the integration of the new chip into potential client solutions, it could have a material adverse effect on its, and as a result WISeQey’s, business, results of operations and financial condition. Delays could result from either the “qualification” process, the “certification” process or both. While SEALSQ has expanded its revenue streams from Matter certification adoption and implementing new Cyber Trust Mark standards, its ability to generate and grow its revenues in the future will largely be dependent on the ability to develop its next-generation post-quantum cryptography products and services.

SEALSQ’s quantum-resistant chip is a newly developed product, and its qualification process is still ongoing. Additionally, the sales process includes a period of ensuring the product is compatible with potential client products. During these processes, unforeseen issues may arise that require debugging and potentially a remask. Such adjustments could result in a delay of six to nine months in the chip’s market availability, impacting the ability to meet customer demand and production timelines.

In addition, the quantum-resistant chip is currently undergoing Common Criteria certification, and Combination (HW+SW) Common Criteria certification. If the certification labs identify a critical flaw that prevents compliance with required security standards, SEALSQ may need to partially redesign the affected components. This could significantly delay product availability for customers that require these certifications for deployment. Additionally, there is a risk of delays in the final certification process. Once the certification labs complete their testing and release the test report, there may be further delays in obtaining the FIPS certificate from NIST (the U.S. standards authority). Any such delays could postpone customer acceptance, impact sales cycles, and shift the anticipated production ramp-up schedule. Furthermore, after SEALSQ’s quantum-resistant chip is released, a hardware or software vulnerability could be discovered that could render the chip uncompetitive, obsolete or unmarketable if the vulnerability is not fixed. This could force SEALSQ to expend significant resources to remediate such vulnerability.

Failure of SEALSQ’s quantum-resistant semiconductor products to perform as intended, achieve required certifications, interoperate at scale, or gain timely market acceptance — and/or slower-than-expected development of quantum computing threats — could materially reduce demand for its products, delay or prevent revenue generation, increase costs, expose SEALSQ to warranty and indemnity claims, and adversely affect the results of operations.

SEALSQ is investing significant resources to design, manufacture, and commercialize quantum-resistant secure elements and related modules, including new products implementing post-quantum cryptographic algorithms. These products embody complex hardware, firmware, and cryptographic implementations that must meet stringent performance, reliability, security, and certification requirements across diverse use cases and environments. If SEALSQ’s chips, reference designs, or associated software do not perform as intended, exhibit defects, vulnerabilities, or reliability issues, fail to meet customer specifications or certification standards (such as FIPS or Common Criteria), or cannot be integrated or provisioned at customer scale, customers may delay, reduce, or cancel orders, require re-designs, or select alternative solutions. SEALSQ could incur substantial costs to remediate issues, including product rework, field returns, replacements, patches, or recalls, as well as increased warranty, support, and indemnity obligations. Any publicized defect or vulnerability — particularly one that implicates cryptographic correctness, side-channel resistance, secure boot/attestation, or supply-chain integrity — could damage SEALSQ’s brand and impair its ability to obtain new customers.

Market demand for quantum-resistant semiconductors is influenced by the pace and nature of quantum computing development, regulatory guidance, standardization timelines, and customer migration priorities. If practical cryptographically relevant quantum computers emerge later than industry forecasts, or if customers conclude that existing classical algorithms remain adequate for longer than anticipated, procurement cycles for post-quantum hardware may be deferred, scaled back, or reallocated to software-based mitigations. Conversely, if quantum threats emerge faster or differently than expected, the current implementations might not align with prevailing standards, certification baselines, or customer requirements, requiring unplanned re-engineering. Either scenario could materially reduce or delay demand relative to expectations. Furthermore, if new or revised standards, profiles, or certification protection profiles diverge from the algorithms, parameter sets, or implementation approaches SEALSQ has adopted, it may need to modify products, incur additional engineering and certification expense, or support multiple variants, which could compress margins and delay commercialization.

If demand falls short of SEALSQ’s projections, or if customers do not transition from pilots to volume production on anticipated schedules, its inventories could become excess or obsolete, SEALSQ could experience lower factory utilization and unfavorable variances, and it may be required to record inventory write-downs. Lower-than-expected demand or product performance issues could also trigger impairment indicators for capitalized development, acquired intangibles, or goodwill, and reduce operating cash flows. Because SEALSQ’s pipeline and forecasts include opportunities with governmental, defense, and critical-infrastructure customers, changes in budget cycles, procurement rules, national-sovereignty requirements, export controls, or qualification milestones could magnify the volatility of orders and timing of revenue recognition.

SEALSQ’s success depends on its ability to keep pace with technical advances in cryptography and semiconductor design.

SEALSQ needs to keep up with changing technologies to provide effective identification and authentication solutions. In addition, SEALSQ needs to continue its growth trend to broaden and strengthen the portfolio of its products to stay ahead of the technology changes and risks in order to be successful.

SEALSQ needs to anticipate, and quickly react to, rapid changes occurring in security technologies and to the development of new and improved semiconductors and software that result from these changes. If SEALSQ is unable to respond quickly and cost-effectively to changing hardware and software technologies and evolving industry standards, the existing offering could become non-competitive and it may lose market share. SEALSQ’s success will depend, in part, on its ability to effectively use leading technologies critical to the business, enhance its existing solutions, find appropriate technology partners, and continue to develop new solutions and technology that address the increasingly sophisticated and varied needs of its current and prospective clients and their customers, and its ability to influence and respond to technological advances, emerging industry and regulatory standards and practices and competitive service offerings. SEALSQ’s ability to remain technologically competitive may require substantial expenditures and lead-time, and the integration of newly acquired technologies will also take time. If SEALSQ is unable to adapt and integrate in a timely manner to changing market conditions or customer requirements, its, and as a result WISeQey’s, business, financial condition and results of operations could be seriously harmed.

The use of cryptography is subject to a variety of laws around the world. Unfavorable developments in legislation and regulation may adversely affect WISeQey’s business, operating results, and financial condition.

The use of cryptography is subject to a variety of laws around the world. Government regulation of the internet is evolving and any changes in government regulations relating to the internet or other areas of WISeQey’s business or other unfavorable developments may adversely affect its business, operating results, and financial condition.

For example, the U.S. agency NIST has recently selected the post-quantum cryptographic algorithms for all governmental use of cryptography. While SEALSQ has aligned product development with NIST’s PQC process, its ability to fully comply with evolving standards and successfully integrate these algorithms across the product portfolio is critical to maintaining its eligibility for government contracts and leadership in the post-quantum security market. Failure to timely implement NIST-selected algorithms or adapt to additional regional cryptographic requirements could limit market access, increase compliance and development costs, or fragment SEALSQ’s product offerings across different jurisdictions, which could materially and adversely affect WISeQey’s business, operating results, and financial condition.

WISeQey’s services and products depend on the continued integrity of public key cryptography technology and algorithms that may be compromised or proven obsolete over time.

WISeQey’s services and products rely heavily on cryptography. Advances in attacks on cryptographic algorithms and technology may weaken their effectiveness, and significant new technology requirements may be imposed by root distribution programs that require WISeQey to make significant modifications to its systems or to reissue digital certificates to some or all customers, which could damage WISeQey’s reputation or otherwise harm its business.

Quantum computing may threaten the resilience of current cryptography against attacks during the current lifespan of hardware. This is certainly the case for WISeQey’s secure modules embedded in larger systems and/or deployed on remote locations, such as for smart meter and satellite deployments.

WISeQey cannot guarantee that its services and products will still offer sufficient protection against attacks carried out with quantum computers.

SEALSQ’s semiconductors and software services are highly technical and may contain undetected software bugs or vulnerabilities, which could manifest in ways that could seriously harm its reputation and business.

SEALSQ’s semiconductors and software services are highly technical and complex and may contain undetected software bugs, hardware errors, and other vulnerabilities. There is a risk that defects or errors could arise, particularly when new versions or enhancements are released. SEALSQ cannot assure you that its software or other components will not experience errors or performance problems in the future. These bugs and errors can manifest in any number of ways in these products, including through diminished performance, security vulnerabilities, malfunctions, or even permanently disabled products.

Some errors in SEALSQ’s products may be discovered only after a product has been used by customers and may in some cases be detected only under certain circumstances or after extended use. Any errors, bugs, or other vulnerabilities discovered in the code or back-end after delivery could damage SEALSQ’s reputation, drive away customers, and allow third parties to manipulate or exploit vulnerabilities.

SEALSQ also faces claims for product liability, tort, or breach of warranty. Defending a lawsuit, regardless of its merit, is costly and may divert management’s attention and seriously harm its reputation and its business. In addition, if its liability insurance coverage proves inadequate or future coverage is unavailable on acceptable terms or at all, SEALSQ’s business could be seriously harmed.

Services offered by SEALSQ’s PKI business rely on the continued integrity of public key cryptography technology and algorithms that may be compromised or proven obsolete over time.

Services and products are relying heavily on cryptography, in particular, services offered by SEALSQ’s PKI business are based on public key cryptography technology. With public key cryptography technology, a user possesses a public key and a private key, both of which are required to perform encryption and decryption operations. The security afforded by this technology depends on the integrity of a user’s private key and ensuring that it is not lost, stolen or otherwise compromised. Advances in attacks on cryptographic algorithms and technology may weaken their effectiveness, and significant new technology requirements may be imposed by root distribution programs that require SEALSQ to make significant modifications to its systems or to reissue digital certificates to some or all of its customers, which could damage the reputation or otherwise harm the business. Severe attacks on public key cryptography could render PKI services in general obsolete or unmarketable.

Quantum computing may threaten the resilience of current cryptography against attacks during the current lifespan of hardware. This is certainly the case for SEALSQ’s secure modules embedded in larger systems and/or deployed on remote locations, such as for smart meter and satellite deployments.

Although SEALSQ is committed to adapting the PKI platforms to the evolving technologies and industry regulations, it cannot guarantee that its current services and products will still offer sufficient long-term protection against future attacks executed with quantum computers.

Cybersecurity incidents, including data security breaches or computer viruses, could harm its business by disrupting WISeQey’s delivery of services, damaging its reputation or exposing it to liability.

WISeQey operates sensitive PKI platforms, retains certain confidential customer information in its secure data centers and registration systems, and its digital certificates and electronic signatures may be used by customers in mission critical applications. It is critical to WISeQey’s business strategy that its facilities and infrastructure remain secure and are perceived by the marketplace to be secure.

WISeQey receives, processes, stores and transmits, often electronically, the data of its customers and others, much of which is confidential. Unauthorized access to WISeQey’s computer systems or stored data could result in theft, including cyber-theft, or improper disclosure of confidential information, and the deletion or modification of records could cause interruptions in its operations. These cybersecurity risks increase when WISeQey transmits information from one location to another, including over the Internet or other electronic networks. Despite the security measures it has implemented, WISeQey’s facilities, systems and procedures, and those of its third-party service providers, may be vulnerable to security breaches, acts of vandalism, software viruses, misplaced or lost data, programming or human errors or other similar events which may disrupt WISeQey’s delivery of services or expose the confidential information of its customers and others. Any security breach involving the misappropriation, loss or other unauthorized disclosure or use of confidential information of WISeQey’s customers or others, whether by WISeQey or a third party, could subject it to civil and criminal penalties, have a negative impact on its reputation, or expose it to liability to its customers, third parties or government authorities. WISeQey is not aware of such breaches or any other material cybersecurity risks in its supply chain to date. Any of these developments could have a material adverse effect on WISeQey’s business, results of operations and financial condition.

To mitigate these risks, WISeQey complies with one of the highest security standards in its industry: WebTrust, ISO27001 and the “Common Criteria” standard. Compliance with these standards requires WISeQey to implement, monitor and audit on a yearly basis all the processes where WISeQey, or WISeQey’s third-party suppliers, manipulate sensitive data. This includes supply chain processes and partners which, like WISeQey, are audited every year by security experts certified by governmental authorities. In addition, one of SEALSQ’s customers, Cisco, also conducts an independent and extensive audit to control SEALSQ’s processes and propose improvements.

WISeQey’s security processes are piloted by a Global Security Director, under the supervision of a Security Board, which includes the top management of WISeQey. Once a year, the Global Security Director reassesses WISeQey’s cybersecurity risks and proposes to the Security Board a plan of action and budget for the year to come.

The Executive Board Members of WISeQey hold a weekly meeting with the General Manager to discuss all matters including operational matters and risk management, as well as holding regular, wider meetings with the senior management of WISeQey. During these meetings, the risks faced by the business and any new matters arising or potential threats identified are discussed. The WISeQey management team also provides updates on their ongoing projects designed to manage these risks, as well as presenting the results of any audits that are being carried out. The full board of directors are also kept apprised on the results of all audits carried out during the year and are required to decide on strategic decisions such as whether to attain accreditations for the business. The board of directors and Audit Committee are responsible also for overseeing the annual audit of WISeQey which, while primarily focused on the financials of WISeQey, does also cover certain risks associated with the business.

If its security systems are breached, WISeQey may face civil liability, and public perception of its security measures could be diminished, either of which would negatively affect WISeQey’s ability to attract and retain customers.

Techniques used to gain unauthorized access to data and software are constantly evolving, and WISeQey may be unable to anticipate or prevent unauthorized access to cryptographic data. WISeQey’s software services, which are supported by its own systems and those of third parties that it works with, are vulnerable to software bugs, computer viruses, internet worms, break-ins, phishing attacks, attempts to overload servers with denial-of-service, or other attacks and similar disruptions from unauthorized use of WISeQey’s and third-party computer systems, any of which could lead to system interruptions, delays, or shutdowns, causing loss of critical data or the unauthorized access to personal data.

Computer malware, viruses, computer hacking, and phishing attacks have become more prevalent in WISeQey’s industry. WISeQey and its systems have been subject to such attacks in the past, albeit they have always been unsuccessful, and further such attempts to compromise its systems’ security may occur in the future. Because of its brand of trust and security, WISeQey believes that it is a particularly attractive target for such attacks. Though it is difficult to determine what, if any, harm may directly result from any specific interruption or attack, any failure to maintain performance, reliability, security, and availability of its products and technical infrastructure to the satisfaction of WISeQey’s customers may harm its reputation and ability to retain existing customers and attract new customers. Although WISeQey has developed systems and processes that are designed to protect its data and user data, to prevent data loss, to disable undesirable accounts and activities on its platform, and to prevent or detect security breaches, it cannot assure you that such measures will provide absolute security, and WISeQey may incur significant costs in protecting against or remediating cyber-attacks.

Additionally, if an actual or perceived breach of security occurs to its systems or a third party’s platform, WISeQey may face regulatory or civil liability and public perception of its security measures could be diminished, either of which would negatively affect its ability to attract and retain customers, which in turn would harm its efforts to attract and retain business partners. WISeQey also would be required to expend significant resources to mitigate the breach of security and to address matters related to any such breach. WISeQey also may be required to notify regulators about any actual or perceived personal data breach (including the EU Lead Data Protection Authority) as well as the individuals who are affected by the incident within strict time periods.

Any failure, or perceived failure, by WISeQey to maintain the security of data relating to its customers, to comply with its posted privacy policy, laws and regulations, rules of self-regulatory organizations, industry standards, and contractual provisions to which WISeQey may be bound, could result in the loss of confidence, or result in actions against WISeQey by governmental entities or others, all of which could result in litigation and financial losses, and could potentially cause it to lose customers, advertisers, and revenues. In Europe, the European Data Protection Authority could impose fines and penalties of up to 4% of annual global turnover or €20 million, whichever is higher, for a personal data breach.

Failure at tape-out or failure to achieve the expected final test yields for SEALSQ’s ICs could negatively impact its, and as a result WISeQey’s, results of operations.

The tape-out process is a critical milestone in SEALSQ’s IoT business. A tape-out means all the stages in the design and verification process of SEALSQ’s ICs have been completed, and the chip design is sent for manufacturing. The tape-out process requires considerable investment in time and resources and close cooperation with the wafer foundry, and repeated failures can significantly increase costs, lengthen product development period, and delay product launch. If the tape-out or testing of a new chip design fails, either as a result of design flaws by SEALSQ’s research and development team or problems with production or the testing process by the wafer foundry, SEALSQ may incur considerable costs and expenses to fix or restart the design process. Such obstacles may decrease its profitability or delay the launch of new products.

Once tape-out is achieved, the IC design is sent for manufacturing, and the final test yield is a measurement of the production success rate. The final test yield is a function of both product design, which is developed by SEALSQ, and process technology, which typically belongs to a third-party foundry. Low final test yields can result from a product design deficiency or a process technology failure or a combination of both. As such, SEALSQ may not be able to identify problems causing low final test yields until its product designs go to the manufacturing stage, which may substantially increase its per unit costs and delay the launch of new products.

SEALSQ’s IC products mainly depend on supplies from third-party foundries, and any failure to obtain sufficient foundry capacity from such foundries would significantly delay the shipment of its products.

SEALSQ’s IoT activity is a fabless IC design business and, as such, it does not own any IC fabrication facilities. SEALSQ currently works with two leading foundries as its main IC fabrication partners and places purchase orders according to its business needs. It is important for SEALSQ to have a reliable relationship with third-party foundries as well as other future foundry service providers to ensure adequate product supply to respond to customer demand.

SEALSQ cannot guarantee that its foundry service providers will be able to meet its manufacturing requirements. The ability of its foundry service providers to provide SEALSQ with foundry services is limited by available capacity. If any of its foundry service providers fails to succeed in their capacity promise, it will not be able to deliver to SEALSQ ICs as per the purchase orders that SEALSQ has placed to them, which will significantly affect its shipment of its products and solutions. This could in turn result in lost sales and have a material adverse effect on its relationships with its customers and on its business and financial condition. In addition, SEALSQ does not have a guaranteed level of production capacity from its foundry service providers. SEALSQ does not have long-term contracts with them, and it sources its supplies on a purchase order basis. As a result, SEALSQ depends on its foundry service providers to allocate to it a portion of their manufacturing capacity sufficient to meet its needs, produce products of acceptable quality and at acceptable final test yields and deliver those products to SEALSQ on a timely basis and at acceptable prices. If any of SEALSQ’s foundry service providers raises its prices or is unable to meet its required capacity for any reason, such as shortages or delays in the shipment of semiconductor equipment or raw materials required to manufacture ICs, or if its business relationships with any of its foundry service providers deteriorate, SEALSQ may not be able to obtain the required capacity and would have to seek alternative foundries, which may not be available on commercially reasonable terms, or at all. Moreover, it is possible that other customers of any of its foundry service providers that are larger and/or better financed than SEALSQ, or that have long-term contracts with them, may receive preferential treatment in terms of capacity allocation or pricing. In addition, if SEALSQ does not accurately forecast its capacity needs, any of its foundry service providers may not have available capacity to meet its immediate needs or it may be required to pay higher costs to fulfill those needs, either of which could materially and adversely affect its, and as a result WISeQey’s, business, results of operations or financial condition.

Other risks associated with SEALSQ’s dependence on third-party foundries include limited control over delivery schedules and quality assurance, lack of capacity in periods of excess demand, unauthorized use of its intellectual property and limited ability to manage inventory and parts. In particular, although SEALSQ has entered into confidentiality agreements with its third-party foundries for the protection of its intellectual property, they may not protect SEALSQ’s intellectual property with the same degree of care as SEALSQ uses to protect its intellectual property. If SEALSQ fails to properly manage any of these risks, its business and results of operations may be materially and adversely affected.

Moreover, if any of SEALSQ’s foundry service providers suffers any damage to its facilities, suspends manufacturing operations, loses benefits under material agreements, experiences power outages or computer virus attacks, lacks sufficient capacity to manufacture its products, encounters financial difficulties, is unable to secure necessary raw materials from its suppliers or suffers any other disruption or reduction in efficiency, SEALSQ may encounter supply delays or disruptions.

SEALSQ relies on a limited number of third parties for IC packaging and testing services.

In relation to SEALSQ’s semiconductor business, fabrication of ICs requires specialized services to process the silicon wafers into ICs by packaging them and to test their proper functioning. SEALSQ primarily collaborates with an Outsourced Semiconductor Assembly and Testing (OSAT) provider for such services, which may expose it to a number of risks, including difficulties in finding alternate suppliers, capacity shortages or delays, lack of control or oversight in timing, quality or costs, and misuse of SEALSQ’s intellectual property. If any such problems arise with its packaging and testing partners, SEALSQ may experience delays in its production and delivery timeline, inadequate quality control of products or excessive costs and expenses. As a result, SEALSQ’s, and as a result WISeQey’s, financial condition, results of operations, reputation and business may be adversely affected.

SEALSQ’s supply chain depends on third-party suppliers. Failure of one of its suppliers to handle increased demand could impact the ability to take advantage of upside business opportunities.

SEALSQ outsources several critical functions in its supply chain to third-party suppliers, such as the manufacture of its semiconductors. They all have a number of risks that are present in their businesses that could limit their ability to meet increased demands if SEALSQ sees increased orders from its customers. If its suppliers cannot satisfy demand, SEALSQ may not be able to meet its customer demands. Also, if suppliers add higher costs to cover their increased volume, SEALSQ, and as a result WISeQey, may see drops in its gross profit margins. Many of these costs are not fixed, even though there may be contracts in place, and may be increased at the discretion of the third-party vendor.

The following issues related to SEALSQ’s third-party suppliers could have an adverse effect on its ability to meet customer demand and negatively impact revenues, business operations, profitability and cash flows:

●	SEALSQ’s suppliers’ failure or inability to react to shifts in product demand, including situations where demand for integrated circuits exceeds suppliers’ capacity to meet that demand;

●	a failure or inability by SEALSQ’s suppliers to procure raw materials or allocate adequate raw materials for its products, or an increase in prices for raw materials or components;

●	an inability to procure or utilize raw materials, components or products from SEALSQ’s suppliers due to government prohibitions or restrictions on transactions with certain countries and/or companies, or alternative suppliers, or because raw material sources or raw materials are not available or not available in acceptable time frames or upon acceptable terms;

●	a failure by SEALSQ’s suppliers to allocate adequate manufacturing, assembly or test capacity for its products;

●	SEALSQ’s suppliers’ failure or inability to develop or maintain, or a delay in developing or building out, manufacturing capacity for leading process technologies, including transitions to smaller geometry process technologies;

●	the loss of a supplier or the failure or inability of a supplier to meet performance, quality or yield specifications or delivery schedules;

●	additional expense or production delays as a result of qualifying a new supplier and commencing volume production or testing in the event of a loss of, or a decision to add or change, a supplier;

●	natural disasters, the effects of climate change, acts of war or other geopolitical conflicts impacting the regions in which SEALSQ’s suppliers and their manufacturing foundries or assembly, test or other facilities are located;

●	health crises, including epidemics or pandemics, and government and business responses thereto, which impact SEALSQ’s suppliers, including as a result of quarantines or closures;

●	cyber-attacks on SEALSQ’s suppliers’ information technology (IT) systems, including those related to their manufacturing foundries or assembly, test or other facilities;

●	trade or national security protection policies, particularly U.S. or Chinese government policies, that limit or prevent SEALSQ from transacting business with suppliers of critical integrated circuit products, or that limit or prevent such suppliers from transacting business with it or from procuring materials, machinery or technology necessary to manufacture goods for SEALSQ; and

●	any other reduction, interruption, delay or limitation in SEALSQ’s product supply sources.

In particular, SEALSQ’s agreement with one of its third-party suppliers, Presto Engineering Inc. (“Presto”), defines, among other things, the following contractual obligations:

●	the list of operational obligations that they shall execute for SEALSQ Presto’s services include New Production Introduction (“NPI”), such as planning of validation and qualification activities, engineering evaluation of the product and preliminary test solution, and product release to industrial maturity, and Supply Chain Management (“SCM”);

●	the On-Time Delivery objectives and rules. Presto is required to provide its SCM service based on agreed targets for On Time Delivery (“OTD”). OTD is defined numerically and it constitutes result obligations under French laws, which govern the agreement;

●	their obligations vis-à-vis SEALSQ’s quality process and its security process, including their obligations to be audited on a yearly basis.

Presto’s failure to meet these obligations could have an adverse effect on SEALSQ’s ability to meet customer demand and negatively impact SEALSQ’s, and as a result WISeQey’s, revenues, business operations, profitability and cash flows.

Although common in its industry, SEALSQ does not have agreements with any other major third-party suppliers. Rather, SEALSQ provides such suppliers with purchase orders on a quarterly basis, which triggers the launch of manufacturing of the Company’s products. SEALSQ has weekly discussions and provides the suppliers with 12-month rolling forecasts to allow them to anticipate equipment allocations and raw material supplies. However, since SEALSQ does not have written agreements with these suppliers, it is subject to the risk that any of these suppliers could terminate their relationship with SEALSQ, leaving it without critical products, software or other services needed to operate its business.

SEALSQ is dependent on the timely supply of equipment and materials from various sub-contractors and if any one of these suppliers fails to meet, or delays, their committed delivery schedules due to supply chain disruptions or other reasons, SEALSQ, and as a result WISeQey, can suffer with lower or lost revenues.

SEALSQ uses various suppliers for silicon manufacturing and testing its parts. Any one of these suppliers could not meet their commitments for on-time delivery of its products. The market supply of such products has seen and continues to see difficulties in meeting demand and these kinds of supply disruptions can happen due to global shortages of silicon wafers or chemicals used in the processing of the silicon packaging, or shortages in the labor force due to unrest or sicknesses. During the latter half of 2021 and 2022, SEALSQ had to manage its delivery schedule carefully as a result of the global shortage of semiconductors material. During this period, SEALSQ was receiving greater volumes of orders than it was capable of delivering due to such shortages, so it had to program the orders based upon the allocations of materials and production capacity available to SEALSQ. While SEALSQ was able to grow its revenue during this time through careful negotiation with its suppliers, SEALSQ believes that revenues would have been higher had there not been such supply disruption. Further, its business and operating conditions can be at risk if it cannot deliver on product demand as committed in its customer contracts. The global shortage was alleviated in 2023 meaning that the same constraints were no longer applicable during that year and currently, SEALSQ does not have issues around supply allocations. However, supply disruptions may happen in the future and may negatively affect its, and as a result WISeQey’s, business, financial condition and results of operations.

SEALSQ’s ability to forecast its future results of operations and plan for and model future growth is limited and subject to a number of uncertainties due to recent changes in SEALSQ’s context as well as in its own sales organization and go-to-market strategies.

WISeQey faces intense competition from companies that are larger and better known than it is, and it may lack sufficient financial or other resources to maintain or improve its competitive position.

The digital security market space in which WISeQey operates faces intense competition, constant innovation and evolving security threats. There are several global security companies with strong presence in this market, including VeriSign, Inc., DigiCert Inc., Entrust Datacard, Let’s Encrypt, Symantec Corporation, FireEye, Inc., Red Hat Software, VASCO Data Security International, Inc., Zix Corp, NXP Semiconductors, Infineon Technologies, STMicroelectronics and Samsung Electronics. As WISeQey integrates and moves into the knowledge automation space there are also related data lake and automation companies with strong foundations including Palantir and Snowflake.

Some of WISeQey’s competitors are large companies that have the technical and financial resources and broad customer bases needed to bring competitive solutions to the market and already have existing relationships as a trusted vendor for other products. Such companies may use these advantages to offer products and services that are perceived to be as effective as WISeQey’s at a lower price or for free as part of a larger product package or solely in consideration for maintenance and services fees. They may also develop different products to compete with WISeQey’s current security solutions and respond more quickly and effectively than it does to new or changing opportunities, technologies, standards or client requirements. Additionally, it may compete with smaller regional vendors that offer products with a more limited range of capabilities that purport to perform functions similar to its security solutions. Such companies may enjoy stronger sales and service capabilities in their particular regions.

WISeQey’s competitors may have competitive advantages, such as:

●	greater name recognition, a longer operating history and a larger customer base;

●	larger sales and marketing budgets and resources;

●	broader distribution and established relationships with distribution partners and customers;

●	greater customer care and support resources;

●	broader supply chains;

●	greater resources to make acquisitions;

●	larger intellectual property portfolios; and

●	greater financial, technical and other resources.

WISeQey’s current and potential competitors may also establish cooperative relationships among themselves or with third parties that may further enhance their resources. Current or potential competitors may be acquired by third parties with access to greater available resources. As a result of such acquisitions, WISeQey’s current or potential competitors may be able to adapt more quickly to new technologies and customer needs, devote greater resources to the promotion or sale of their products and services, initiate or withstand substantial price competition, take advantage of other opportunities more readily or develop and expand their product and service offerings more quickly than WISeQey does. Larger competitors with more diverse product offerings may reduce the price of products that compete with WISeQey’s in order to promote the sale of other products or may bundle them with other products, which would lead to increased pricing pressure on its products and could cause the average sales prices for its products to decline.

If WISeQey does not successfully anticipate market needs and enhance existing products or develop new products that meet those needs on a timely basis, it may not be able to compete effectively and its ability to generate revenues will suffer.

Many of its customers operate in markets characterized by rapidly changing technologies and business plans, which require them to adapt to increasingly complex digital security infrastructures to protect internal and external corporate communications. As customers’ technologies and business plans grow more complex, WISeQey expects them to face new and increasingly sophisticated threats of security breaches or counterfeiting. WISeQey faces significant challenges in:

●	ensuring that WISeQey’s security solutions effectively protect identities of individual customers, company information and their brands, and

●	driving efficient operations through automated decision making.

As a result, WISeQey must continually modify and improve its products in response to changes in its customers’ technology infrastructures.

WISeQey may not be able to successfully anticipate or adapt to changing technology or customer requirements on a timely basis or at all. If it fails to keep up with technological changes or to convince its customers and potential customers of the value of its security and automation solutions even in light of new technologies and integration, WISeQey’s business, results of operations and financial condition could be materially and adversely affected.

WISeQey cannot guarantee that it will be able to anticipate future market needs and opportunities or be able to develop product enhancements or new products to meet such needs or opportunities in a timely manner, if at all. Even if it is able to anticipate, develop and commercially introduce enhancements and new products, there can be no assurance that enhancements or new products will achieve widespread market acceptance.

WISeQey’s product enhancements or new products could fail to attain sufficient market acceptance for many reasons, including:

●	delays in releasing product enhancements or new products;

●	failure to accurately predict market demand and to supply products that meet this demand in a timely fashion;

●	failure to accurately price products and solutions;

●	inability to interoperate effectively with the existing or newly introduced technologies, systems or applications of WISeQey’s existing and prospective customers;

●	defects in WISeQey’s products;

●	inability to integrate security and automation;

●	negative publicity about the performance or effectiveness of WISeQey’s products;

●	introduction or anticipated introduction of competing products by WISeQey’s competitors; and

●	installation, configuration or usage errors by WISeQey’s customers.

If WISeQey fails to anticipate market requirements or fails to develop and introduce product enhancements or new products to meet those needs in a timely manner, that could cause it to lose existing customers and prevent it from gaining new customers, which would significantly harm its business, financial condition and results of operations.

Any decline in demand for SEALSQ’s products from its clients could have a material adverse effect on the business, results of operations and financial condition of SEALSQ, and as a result WISeQey, if production or deployment is already planned.

SEALSQ’s business is at risk of its clients delaying or withdrawing purchase orders for items where SEALSQ already committed to the production or deployment of these pieces. In these situations, and when sufficient notice is given, it is usually able to adjust SEALSQ’s production schedules such that the production or deployment schedules can be transferred to alternative clients thereby limiting SEALSQ’s exposure. However, there can be a short-term impact upon the levels of stock that SEALSQ holds at any given point in time. Because its products have a lengthy development cycle, often in the range of 18 to 24 months from design-win or project award to delivering the first batch of finished goods or services, there is a limited risk that SEALSQ finds itself holding material amounts of stocks of finished goods that will not be eventually delivered to its clients. The greatest risk is that a client might reduce their production allocations with SEALSQ and, in this instance, it would be required to adapt its purchase requirements accordingly. Most of its raw materials (in particular, SEALSQ’s wafers) can be redirected to alternative products and so the risk is more concentrated to finished goods and committed engineering or deployment capacity. In the event that a client was to significantly reduce demand with a limited lead-time and not place new orders for that product at a later stage, this could lead to some finished goods becoming obsolete. The main risk arising from a decline in demand for SEALSQ’s products from one of its larger clients is that SEALSQ would need to find new sources of revenue to replace such client.

WISeQey’s reputation and business could be harmed based on real or perceived shortcomings, defects or vulnerabilities in its security solutions or the failure of its security solutions to meet customers’ expectations.

Organizations are facing increasingly sophisticated digital security threats and threats of counterfeiting. If WISeQey fails to identify and respond to new and increasingly complex methods of counterfeiting products or hacking personal and corporate digital accounts, its business and reputation will suffer. In particular, WISeQey may suffer significant adverse publicity and reputational harm if any of its products fail to perform as advertised. An actual or perceived breach of WISeQey’s customers’ sensitive business data, regardless of whether the breach is attributable to the failure of its products, could adversely affect the market’s perception of the efficacy of WISeQey’s security solutions and current or potential customers may look to WISeQey’s competitors for alternatives to its security solutions. Similarly, an actual or perceived failure of WISeQey’s products to prevent counterfeit products from being detected, regardless of whether such failure is attributable to its products, could adversely affect the market’s perception of the efficacy of its authentication solutions and could encourage current or potential customers to look to WISeQey’s competitors for an alternative to its products. The failure of its products may also subject WISeQey to product liability lawsuits and financial losses stemming from the indemnification of its partners and other third parties, as well as the expenditure of significant financial resources to analyze, correct or eliminate any vulnerability. It could also cause WISeQey to suffer reputational harm, lose existing customers or deter them from purchasing additional products and services and prevent new customers from purchasing its security solutions.

Sometimes it will be necessary to make a product or product line obsolete and there may be negative impacts to sales or disruption to the customer base during the ramp down of that product.

All products have a natural lifecycle that includes the inevitable end-of-life (“EOL”) process. During the ramping down of a product, or product family, there are many ways that WISeQey’s business operations can be challenged. Last time buys are a typical way for customers to deal with the EOL of a product that is still critical to one of their end products. These kinds of orders show an increase in short term sales but result in the abrupt drop off of revenue from that customer, for that product, after the last time buy is delivered. Discontinuing a product also comes with the risk that WISeQey may lose that customer for good if WISeQey does not have a replacement for the product or if they decide to look at alternative suppliers because of the change in supply.

WISeQey’s research and development efforts may not produce successful products or enhancements to its security solutions that result in significant revenue or other benefits in the near future, if at all.

Investing in research and development personnel, developing new products and enhancing existing products is expensive and time-consuming, and there is no assurance that such activities will result in significant new marketable products or enhancements to WISeQey’s products, design improvements, cost savings, revenues or other expected benefits.

If WISeQey spends significant time and effort on research and development and is unable to generate an adequate return on its investment, its business and results of operations may be adversely affected. WISeQey’s research and development roadmap anticipates a continued increase in 2026 in its expenditure, in particular focused on its post-quantum cryptography and the development of its secure satellite constellation through WISeSat.

Failure to protect WISeQey’s intellectual property could substantially harm its business, operating results, and financial condition.

The success of WISeQey’s business depends on its ability to protect and enforce its patents, trade secrets, trademarks, copyrights, and all other intellectual property rights, including the silicon intellectual property rights of SEALSQ’s semiconductors.

WISeQey attempts to protect its intellectual property under patent, trade secret, trademark, and copyright law through a combination of employee, third-party assignment and nondisclosure agreements, other contractual restrictions, technological measures, and other methods. These afford only limited protection and WISeQey is still early in the process of securing its intellectual property rights. Despite WISeQey’s efforts to protect its intellectual property rights and trade secrets, unauthorized parties may attempt to copy aspects of its technology, or obtain and use trade secrets and other confidential information. Moreover, policing WISeQey’s intellectual property rights is difficult and time consuming. WISeQey cannot assure you that it would have adequate resources to protect and police its intellectual property rights, and it cannot assure you that the steps it takes to do so will always be effective.

WISeQey has filed, and may in the future file, patent applications on certain of its innovations. It is possible, however, that these innovations may not be patentable. In addition, given the cost, effort, risks, and downside of obtaining patent protection, including the requirement to ultimately disclose the invention to the public, WISeQey may choose not to seek patent protection for some innovations. Furthermore, WISeQey’s patent applications may not result in granted patents, the scope of the protection gained may be insufficient or an issued patent may be deemed invalid or unenforceable. WISeQey also cannot guarantee that any of its present or future patents or other intellectual property rights will not lapse or be invalidated, circumvented, challenged, or abandoned. Neither can WISeQey guarantee that its intellectual property rights will provide competitive advantages. WISeQey’s ability to assert its intellectual property rights against potential competitors or to settle current or future disputes could be limited by its relationships with third parties, and any of its pending or future patent applications may not have the scope of coverage originally sought. WISeQey cannot guarantee that its intellectual property rights will be enforced in jurisdictions where competition may be intense or where legal protection may be weak. WISeQey could lose both the ability to assert its intellectual property rights against, or to license technology to, others and the ability to collect royalties or other payments.

Litigation or proceedings before governmental authorities and administrative bodies may be necessary in the future to enforce WISeQey’s intellectual property rights, to protect its patent rights, trademarks, trade secrets, and domain names and to determine the validity and scope of the proprietary rights of others. WISeQey’s efforts to enforce or protect its proprietary rights may be ineffective and could result in substantial costs and diversion of resources and management time, each of which could substantially harm its operating results. Additionally, changes in law may be implemented, or changes in interpretation of such laws may occur, that may affect its ability to protect and enforce WISeQey’s patents and other intellectual property.

WISeQey’s growth prospects and revenue will be adversely affected if its efforts to attract prospective customers and to retain existing customers are not successful.

WISeQey’s ability to grow its business and generate revenue depends on retaining and expanding its total customer base and increasing services revenue by effectively monetizing added value. WISeQey must convince prospective customers of the benefits of its solutions and its existing customers of the continuing value of those solutions. WISeQey’s ability to attract new customers, retain existing customers, and reach out to new markets depends in large part on its ability to continue to offer leading technologies and products, superior security and trust, and integration capabilities. For instance, in SEALSQ’s Semiconductors segment, some of its semiconductor competitors, including Infineon, Microchip, NXP and STMicroelectronics, have developed, and are continuing to develop, secure elements, which puts WISeQey at a significant competitive disadvantage.

WISeQey, through SEALSQ, derives a significant amount of its revenue each year from a limited number of significant customers.

SEALSQ derives a significant amount of its revenue each year from a small number of customers. In the year ended December 31, 2025, SEALSQ’s ten largest customers accounted for 60% of WISeQey’s revenue. For the six months ended June 30, 2026, two customers each accounted for more than 10% of WISeQey’s consolidated revenue, representing 14% and 15% of consolidated revenue, respectively. SEALSQ’s business and results of operations are largely dependent upon the success of its significant customers. The loss of any large customer, a decline in the volume of sales to these customers or the deterioration of their financial condition could adversely affect SEALSQ’s, and as a result WISeQey’s, business, results of operations and financial condition.

One of SEALSQ’s largest customers is CISCO Systems International (“Cisco”). SEALSQ operates under the terms of a Master Purchase Agreement, dated August 14, 2014. This agreement defines, among other things:

●	the communication process that it shall respect vis-a-vis forecasting/pricing update, such as determination of price reflecting component prices in effect on the date of shipment to Cisco’s authorized contract manufacturers (“EMS Providers”), representations and warranties that the product prices are, and shall be, no higher than the lowest prices offered by SEALSQ to any customer purchasing the same or lesser total sales or unit volume on an annual basis;

●	buffer stock, timing and volume constitution rules, including but not limited to, obligations to make commercially reasonable efforts to conduct capacity and materials planning and management sufficient to meet EMS Provider’s forecast at the period of time agreed between SEALSQ and EMS Providers;

●	list of contract manufacturers to whom SEALSQ is allowed to take purchase orders and to make deliveries;

●	rules of fair treatment in case capacity shortage, that is, an obligation to provide Cisco, EMS Providers and any third party designated by Cisco an allocation of products during its shortage that is no less favorable than that provided to any other customer;

●	warranties, including but not limited to, three year warranty period, delivered product having no less than eight remaining weeks of shelf-life, replacement of defective products within two business days in general;

●	epidemic failure when a single failure mode in excess of 1% of the product or a multiple failure mode in excess of 3% of the product, during any rolling 3-full calendar month period, occurs. If an epidemic failure occurs within five (5) years following the delivery of a product, SEALSQ must promptly notify Cisco, provide a preliminary diagnosis plan within one (1) business day, and update it as required by Cisco. SEALSQ has agreed to collaborate with Cisco to diagnose the issue, develop an interim solution, and implement a permanent fix. Subject to the liability exclusions and limitations outlined in the agreement, SEALSQ is contractually obligated to compensate Cisco for all reasonable direct costs incurred in addressing the epidemic failure.

Additionally, SEALSQ has agreed to provide necessary support to Cisco, its EMS Providers, and any designated third parties for remediation efforts, including but not limited to customer notifications, replacement scheduling, and corrective measures such as product removal, return, reinstallation, and repair.

SEALSQ depends on its customers’ ability to sell their products, which may pose challenges for SEALSQ’s ability to forecast demand or optimize inventory and sales.

Large orders may depend on the ability of SEALSQ’s customers to be awarded significant regional or national contracts. The design of many industrial devices involves the risk that such devices may not see the demand expected in the relevant market, or that high-volume contracts may be awarded to competing suppliers. SEALSQ’s customers may be bidding against multiple suppliers to win government contracts, and if they lose, SEALSQ may not realize the results originally expected during forecasting of opportunity size and profitability. As such, the volume predictions used in pricing negotiations and forecasts may not always be achievable by SEALSQ’s customers and may adversely affect WISeQey’s operating results.

Changes in regulations or citizen concerns regarding privacy and protection of citizen data, or any failure or appearance of failure to comply with such laws, could diminish the value of WISeQey’s services and cause WISeQey to lose customers and revenue.

The regulatory framework for privacy issues worldwide is currently in flux and is likely to remain so for the foreseeable future. Practices regarding the collection, use, storage, transmission, and security of personal information by companies operating over the internet have recently come under increased public scrutiny.

The U.S. government, including the Federal Trade Commission and the Department of Commerce, may continue to review the need for greater regulation over the collection of information concerning consumer behavior on the internet, including regulation aimed at restricting certain targeted advertising practices.

Additionally, the EU may continue to review the need for greater regulation or reform to its existing data protection legal framework, which may result in a greater compliance burden for companies with users in Europe. Various government and consumer agencies also have called for new regulation and changes in industry practices. WISeQey’s business, including its ability to operate and expand internationally, could be adversely affected if legislation or regulations are adopted, interpreted, or implemented in a manner that is inconsistent with WISeQey’s current business practices and that require changes to these practices, the design of its website, services, features, or its privacy policy. In particular, the success of its business has been, and WISeQey expects will continue to be, driven by its ability to responsibly use the personal data that its customers share with WISeQey.

Accordingly, WISeQey’s business could be harmed by any significant change to applicable laws, regulations, or industry practices regarding the use of its customers’ personal data, for example regarding the manner in which disclosures are made and how the express or implied consent of customers for the use of personal data is obtained. Such changes may require WISeQey to modify its services and features, possibly in a material manner, and may limit its ability to develop new services and features that make use of the data that its customers voluntarily share with WISeQey. In addition, some of its developers or other partners, such as those that help WISeQey measure the effectiveness of advertisements, may receive or store information provided by it or by its customers through mobile or web applications integrated with its services. WISeQey provides limited information to such third parties based on the scope of services provided to it. However, if these third parties or developers fail to adopt or adhere to adequate data security practices, or in the event of a breach of their networks, WISeQey’s data or its customers’ data may be improperly accessed, used, or disclosed.

Interruptions, delays or discontinuations in service arising from WISeQey’s own systems or from third parties could impair the delivery of its services and harm its business.

WISeQey relies on systems housed in its own facilities and upon third parties, including bandwidth providers and third-party “cloud” data storage services, to enable its customers to receive its content in a dependable, timely, and efficient manner. WISeQey has experienced and may in the future experience periodic service interruptions and delays involving its own systems and those of third parties that WISeQey works with. Both WISeQey’s own facilities and those of third parties are vulnerable to damage or interruption from earthquakes, floods, fires, power loss, telecommunications failures, and similar events. They also are subject to break-ins, sabotage, intentional acts of vandalism, the failure of physical, administrative, technical, and cybersecurity measures, terrorist acts, natural disasters, human error, the financial insolvency of third parties that it works with, and other unanticipated problems or events. The occurrence of any of these events could result in interruptions in WISeQey’s services and to unauthorized access to, or alteration of, the content and data contained on its systems and that these third parties store and deliver on its behalf.

Any disruption in the services provided by these third parties could materially adversely impact WISeQey’s business reputation, customer relations, and operating results. Upon expiration or termination of any of its agreements with third parties, WISeQey may not be able to replace the services provided to WISeQey in a timely manner or on terms and conditions, including service levels and cost, that are favorable to it, and a transition from one third party to another could subject WISeQey to operational delays and inefficiencies until the transition is complete.

The cryptographic rootkeys used by WISeQey are owned by the Organisation Internationale pour la Sécurité des Transactions Electroniques (“OISTE”). OISTE has granted WISeQey a renewable 10-year license to exclusively use the cryptographic rootkey. A termination of the license agreement would present a threat to WISeQey’s existing business model.

The cryptographic rootkeys used by WISeQey are owned by OISTE acting as a trusted third party and not-for-profit entity in charge of ensuring that the Root of Trust (the “RoT”) remains neutral and trusted. The name of the RoT is OISTE/WISeQey, as shown in all major current browsers that embed the rootkey. Two members of the foundation board of OISTE are also WISeQey board members. Members of the foundation board of OISTE are appointed by a policy authorizing authority, whose members are international organizations, governments and large corporations that use the OISTE/WISeQey RoT. OISTE has granted WISeQey a 10-year license to exclusively use the cryptographic rootkey and develop technologies and processes based on OISTE’s trust model. The current term of the license agreement shall renew on December 31, 2028 and shall be automatically extended for successive 10 year terms unless terminated by written notice by either party at least 2 years prior to the end of the then-current term or unless terminated for breach or bankruptcy.

WISeQey’s business model consists in promoting trust and security, and it depends on trust in its brand. Negative media coverage could adversely affect its brand and any failure to maintain, protect, and enhance WISeQey’s brand would hurt its ability to retain or expand its customer base.

Maintaining, protecting, and enhancing WISeQey’s brand is critical to expanding its customer base, and will depend largely on its ability to continue to develop and provide top-level security. If WISeQey does not successfully maintain its brand, its business could be harmed.

WISeQey’s brand may be impaired by a number of other factors, including a failure to protect the cryptographic keys, data and software of end customers, any failure to keep pace with technological advances on its platform or with its services, a failure to protect its intellectual property rights, or any alleged violations of law, regulations, or public policy. Further, if WISeQey’s partners fail to maintain high standards in the supply chain, or if WISeQey partners with supply chain partners that its customers reject, the strength of its brand could be adversely affected.

WISeQey has not historically been required to spend considerable resources to establish and maintain its brand. However, if it is unable to maintain the growth rate in its customer base, it may be required to expend greater resources on advertising, marketing, and other brand-building efforts to preserve and enhance brand awareness, which would adversely affect operating results and may not be effective.

WISeQey’s CEO and CFO manage multiple, publicly traded companies and the requirements of managing multiple public companies may strain their resources.

WISeQey’s CEO and CFO currently hold the same management positions at SEALSQ and, for its CEO, at WISeSat; SEALSQ and WISeSat are publicly traded companies, WISeSat having become a publicly traded company upon completion of its business combination with Columbus Acquisition Corp. on October 1, 2026. SEALSQ and WISeSat are required to comply with various regulatory and reporting requirements, including those required by the SEC, and if the proposed business combination between Quantisimo and GigCapital8 is completed, WISeQey’s management may also hold positions at Quantisimo PubCo, which would be subject to similar requirements. Complying with these reporting and other regulatory requirements may divert their attention from other business concerns of WISeQey, which could have a material adverse effect on its business, financial condition and results of operations.

Obligations associated with being a public company require significant resources and management attention.

WISeQey is subject to the reporting requirements of the Securities Exchange Act, and the other rules and regulations of the SEC, including the Sarbanes-Oxley Act. Section 404 of Sarbanes-Oxley requires that WISeQey evaluate and determine the effectiveness of its internal control over financial reporting.

WISeQey works with its legal, accounting and financial advisors to identify any areas in which changes should be made to its financial and management control systems to manage its growth and its obligations as a public company. WISeQey evaluates areas such as corporate governance, corporate control, internal audit, disclosure controls and procedures and financial reporting and accounting systems. WISeQey will make changes in any of these and other areas, including its internal control over financial reporting, which it believes are necessary. However, these and other measures WISeQey may take may not be sufficient to allow WISeQey to satisfy its obligations as a public company on a timely and reliable basis. In addition, compliance with reporting and other requirements applicable to public companies does create additional costs for it and requires the time and attention of management. WISeQey’s limited management resources may exacerbate the difficulties in complying with these reporting and other requirements while focusing on executing business strategy. WISeQey may not be able to predict or estimate the amount of the additional costs it may incur, the timing of such costs or the degree of impact that its management’s attention to these matters will have on its business.

WISeQey depends on highly skilled key personnel to operate its business, and if it is unable to attract, retain, and motivate qualified personnel, its ability to develop and successfully grow its business could be harmed.

WISeQey believes that its future success is highly dependent on the talents and contributions of senior management, including Carlos Moreira, founder and Chief Executive Officer of WISeQey, members of its executive team, and other key employees, such as key engineering, finance, research and development, marketing, and sales personnel. WISeQey’s future success depends on its continuing ability to attract, develop, motivate, and retain highly qualified and skilled employees and senior management. All of WISeQey’s employees, including senior management, are free to terminate their employment relationship with WISeQey at any time, and their knowledge of its business and industry may be difficult to replace.

Furthermore, WISeQey’s performance depends on favorable labor relations with its employees and compliance with labor laws in the countries where WISeQey has employees and plans to hire new employees. Any deterioration of current relations or increase in labor costs due to its compliance with labor laws could adversely affect its business.

Qualified individuals are in high demand, particularly in the digital industry, and WISeQey may incur significant costs to attract them. If WISeQey is unable to attract and retain its senior management and key employees, it may not be able to achieve its strategic objectives, and its business could be harmed. In addition, WISeQey believes that senior management has developed highly successful and effective working relationships. WISeQey cannot ensure that it will be able to retain the services of any members of its senior management or other key employees. If one or more of these individuals leave, it may not be able to fully integrate new senior management or replicate the current dynamic and working relationships that have developed among its senior management and other key personnel, and its operations could suffer.

WISeQey is currently operating in a period of economic uncertainty and capital markets disruption, which has been significantly impacted by geopolitical instability due to the ongoing military conflict between Russia and Ukraine, the Israel-Hamas war, and the hostilities among Iran, the United States, and Israel. WISeQey’s business, financial condition and results of operations may be materially adversely affected by any negative impact on the global economy and capital markets resulting from their conflict, or any other geopolitical tensions.

U.S. and global markets are experiencing volatility and disruption following the escalation of geopolitical tensions and the start of the military conflict between Russia and Ukraine.

In February 2022, a full-scale military invasion of Ukraine by Russian troops was reported. Although the length and impact of the ongoing military conflict is highly unpredictable, the conflict in Ukraine could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions. WISeQey is continuing to monitor the situation in Ukraine and globally and assessing its potential impact on its business. Additionally, Russia’s prior annexation of Crimea, recent recognition of two separatist republics in the Donetsk and Luhansk regions of Ukraine and subsequent military interventions in Ukraine have led to sanctions and other penalties being levied by the United States, the European Union and other countries against Russia, Belarus, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic, including agreement to remove certain Russian financial institutions from the Society for Worldwide Interbank Financial Telecommunication, or SWIFT, payment system, expansive ban on imports and exports of products to and from Russia and ban on exportation of U.S. denominated bank notes to Russia or persons located there. Additional potential sanctions and penalties have also been proposed and/or threatened. Russian military actions and the resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets.

Additionally, on October 7, 2023, Hamas, a U.S. designated terrorist organization, launched a series of coordinated attacks from the Gaza Strip onto Israel. On October 8, 2023, Israel formally declared war on Hamas, and the armed conflict is ongoing as of the date of this prospectus.

On February 28, 2026, the U.S. and Israel launched coordinated strikes against Iran. In response, Iran conducted retaliation attacks that expanded the conflict beyond just Iran and Israel and has threatened some commercial routes, especially traffic through the Strait of Hormuz, raising concerns about broader regional instability in the Middle East. These tensions include military posturing, proxy conflicts, and the potential for direct confrontation, which could lead to disruptions in global energy markets, supply chains, and international trade. Any escalation of hostilities could have far-reaching implications for global economic stability and capital markets.

Although WISeQey’s operations have not experienced material and adverse impact on supply chain, cybersecurity or other aspects of its business from the ongoing conflict between Russia and Ukraine, from the war between Israel and Hamas, or from tensions between Iran, the United States, and Israel, nor from any associated event such as the Red Sea shipping crisis, there is no assurance that such conflicts and events would not develop or escalate in a way that could materially and adversely affect WISeQey’s business, financial condition, and results of operations in the future.

WISeQey’s business could suffer as a result of tariffs and trade sanctions or similar actions.

The imposition by the U.S. government of trade measures, including tariffs, sanctions or other restrictions on goods exported from, or imported into, the United States, or countermeasures imposed in response to such U.S. government trade measures, could adversely affect global economic conditions, WISeQey’s operations or its ability to sell its products globally, which could adversely affect its operating results and financial condition. The U.S. tariff environment remains highly volatile and uncertain. On January 14, 2026, following the completion of a Section 232 national security investigation, the U.S. President signed a proclamation imposing a 25% ad valorem tariff on certain advanced computing semiconductors and their derivative products, effective January 15, 2026, with certain exemptions. On February 20, 2026, the U.S. Supreme Court held that the International Emergency Economic Powers Act (“IEEPA”) does not authorize the President to impose tariffs, striking down the sweeping tariffs previously imposed under IEEPA on imports from China, Canada, Mexico, and most other trading partners. In response, President Trump immediately imposed replacement tariffs under Section 122 of the Trade Act of 1974, initially at a rate of 10% and subsequently increased to 15%, on a global basis effective February 24, 2026. While a significant portion of WISeQey’s current supply chain does not directly import products to the U.S. because WISeQey supplies to contract manufacturers located outside the U.S. However, the tariffs on imports of semiconductor chips, or products containing semiconductor chips could impact the contract manufacturers and the entire semiconductor supply chain when finished goods are delivered to end-customers into the U.S.. End customers may seek to restructure their supply chains to areas or countries unaffected by tariffs, or may demand that the semiconductor supply chain absorb the added costs, which would reduce WISeQey’s revenue and gross profit. The ongoing legal uncertainty surrounding U.S. presidential tariff authority and potential Congressional action to extend or codify tariffs, create significant unpredictability for WISeQey’s business planning and operations. Escalations in trade measures may directly impair WISeQey’s business by increasing trade-related costs or disrupting established supply chains and may indirectly impair its business by causing a negative effect on global economic conditions and financial markets. In addition, de-escalation of trade measures, or selected exemptions from trade measures, may not result in an immediate increase in WISeQey’s business activity. The ultimate impact of the evolving trade measures is uncertain and may be affected by various factors, including the outcome of pending and future legal challenges to tariff authority, whether and when broader tariffs are implemented, Congressional action on tariff extensions, and any retaliatory countermeasures imposed by other countries.

Additional changes or threatened changes in U.S. trade measures have affected and may continue to affect trade involving many countries, including Mexico, Canada, Taiwan, the People’s Republic of China, the United Kingdom, South Korea, Japan, and the member countries of the European Union. The U.S. Supreme Court’s ruling that IEEPA does not authorize tariffs has created substantial uncertainty regarding existing trade agreements negotiated under the prior tariff regime. On January 15, 2026, the United States and Taiwan signed a trade agreement that provides preferential tariff treatment for Taiwanese semiconductor companies investing in U.S. manufacturing capacity, which may affect competitive dynamics in the semiconductor industry. Any trade measure against Taiwan, which is a major hub for global semiconductor manufacturing, may specifically target imports of semiconductor products, which, if imposed, could seriously and negatively affect WISeQey’s business and the U.S. economy overall. Countries that do not reach satisfactory agreements may face the imposition of broader tariffs on semiconductors and derivative products.

The materials subject to these trade measures may impact the cost or availability of raw materials used by WISeQey’s suppliers or in its customers’ products. WISeQey cannot predict the evolving trade policies, but the imposition of trade measures by the U.S. on a broader range of imports, or further retaliatory trade measures taken in response to additional U.S. trade measures, could increase costs in its supply chain or reduce demand for WISeQey’s customers’ products, either of which could adversely affect its results of operations. Any increase in trade-related costs associated with such measures may impair the profitability of international production, may strain WISeQey’s suppliers’ ability to reliably provide inputs necessary to produce these items, and may otherwise affect its partners’ abilities to provide its products at previously contracted prices. WISeQey’s business and financial results could be negatively affected as a result.

WISeQey faces many risks associated with its international expansion, including geopolitical tensions, trade barriers, payment delays and currency failures.

WISeQey is continuing to expand its operations into additional international markets. The expansion into international markets may cause difficulties because of distance, as well as language and cultural differences. Other risks related to international operations include fluctuations in currency exchange rates, difficulties arising from staffing and managing foreign operations, legal and regulatory requirements of different countries, and overlapping or differing tax laws. Management cannot assure that it will be able to market and operate its services successfully in foreign markets, select appropriate markets to enter, open new offices efficiently or manage new offices profitably.

Offering WISeQey’s services in a new geographical area also poses geopolitical risks. For example, export and import of cryptographic technologies is subject to sanctions, and national import and export restrictions. Changes in these restrictions due to geopolitical tensions may significantly harm its business.

As a result of these obstacles, WISeQey may find it impossible or prohibitively expensive to enter additional markets, or its entry into foreign markets could be delayed, which could hinder its ability to grow its business.

Business practices in the global markets that WISeQey serves may differ and may require WISeQey to include non-standard terms in customer contracts, such as extended payment or warranty terms. To the extent that it enters into customer contracts that include non-standard terms related to payment, warranties or performance obligations, its results of operations may be adversely impacted.

Additionally, WISeQey’s global sales and operations are subject to a number of risks, including the following:

●	difficulty in enforcing contracts and managing collections, as well as long collection periods;

●	costs of doing business globally, including costs incurred in maintaining office space, securing adequate staffing and localizing WISeQey’s contracts;

●	management communication and integration problems resulting from cultural and geographic dispersion;

●	risk of unexpected changes in regulatory practices, tariffs, tax laws and treaties;

●	compliance with anti-bribery laws;

●	heightened risk of unfair or corrupt business practices in certain geographies and of improper or fraudulent sales arrangements that may impact financial results, and give rise to restatements of, or irregularities in, financial statements;

●	social, economic and political instability, terrorist attacks and security concerns in general;

●	reduced or uncertain protection of intellectual property rights in some countries; and

●	potentially adverse tax consequences.

These factors could harm WISeQey’s ability to generate future global revenues and, consequently, materially impact its business, results of operations and financial condition.

WISeQey’s use of artificial intelligence may adversely affect its business operations, products, or financial results, and expose it to evolving legal, regulatory, technological, and operational risks.

WISeQey utilizes artificial intelligence (“AI”) technologies in several aspects of its business, including the development and enhancement of its software services, and the protection of its products against advanced cyberattacks. AI is also a core component of WISeQey’s strategic initiatives, including the development of AI identity frameworks and the integration of AI capabilities into its existing software platforms and services, post-quantum secure semiconductors and RISC-V-based platforms.

While AI offers potential benefits in product innovation, design efficiency, and security enhancement, its use of AI exposes WISeQey to a wide range of risks, many of which are difficult to predict given the rapid pace of AI technological advancements and the limited historical experience with AI deployments in semiconductor design and security-critical applications. There can be no assurance that WISeQey’s AI-enabled products and services will achieve the desired performance improvements, security benefits, or cost efficiencies. In some cases, AI implementation may introduce new design flaws, security vulnerabilities, or operational inefficiencies that could adversely affect product functionality, customer trust, or market acceptance.

Utilizing AI may expose WISeQey to additional intellectual property, cybersecurity, operational, and technological risks, as the technologies underlying AI and its use are subject to a variety of laws, including intellectual property, privacy, and consumer protection. WISeQey is also subject to increasing legal, regulatory, and ethical scrutiny regarding its use of AI. In particular, the SEC and other global regulatory bodies are actively reviewing corporate disclosures and governance practices related to AI usage. New or expanded laws, regulations, and industry standards governing AI transparency, accountability, explainability, ethical use, bias prevention, privacy, or security could impose additional compliance obligations on WISeQey. Such obligations could require WISeQey to modify, restrict, or discontinue certain AI-enabled functionalities, leading to increased development costs, reduced product performance, or delays in product releases.

Furthermore, shifting public perception and heightened regulatory focus on the ethical implications of AI, particularly in relation to AI-assisted cybersecurity, government surveillance, and supply chain security, could negatively affect demand for WISeQey’s products, limit the markets in which WISeQey can operate, or expose it to reputational harm.

The technologies underlying AI are inherently complex, rapidly evolving, and subject to a high degree of uncertainty. As a result, WISeQey cannot predict all of the legal, regulatory, operational, technological, or ethical risks associated with the use of AI in its products and operations. If WISeQey is unable to effectively manage AI-related risks, its business, reputation, financial condition, and results of operations could be materially and adversely affected.

SEALSQ’s strategic initiatives relating to embedded security and post-quantum cryptography as foundational pillars of “Physical AI” may not achieve market acceptance or technological viability and are subject to significant risks and uncertainties.

Physical AI refers to artificial intelligence systems that interact with and operate in the physical world, such as robotics, autonomous vehicles, and AI-enabled connected devices. SEALSQ technology is particularly relevant to secure Physical AI, and is targeting this market as potential of growth. Accordingly, SEALSQ has started discussion with robotics providers and technology providers who are already present on this market, in order to use them as channels. The successful execution of this strategy depends on SEALSQ’s ability to develop and commercialize secure semiconductors, RISC-V-based platforms, and post-quantum cryptographic solutions capable of being deployed at scale in connected and AI-enabled devices. These technologies are complex and may require significant additional development, validation, and certification, particularly as post-quantum standards continue to evolve and implementation in constrained hardware environments may create performance, integration, or cost challenges. SEALSQ’s execution also depends on third-party foundries, supply chain partners, and broader ecosystem adoption, which are outside its control. If SEALSQ is unable to deliver commercially viable products on expected timelines, or if market adoption develops more slowly than anticipated, its, and as a result WISeQey’s, business, reputation, and results of operations could be materially and adversely affected.

Integration of IC’Alps into SEALSQ’s business may be unsuccessful or may not generate the anticipated synergies, operational efficiencies, or financial benefits, which could materially and adversely affect SEALSQ’s, and as a result WISeQey’s, business, results of operations, and cash flows.

Successfully integrating IC’Alps requires the consolidation of engineering teams and leadership, alignment of product roadmaps, harmonization of processes and internal controls, integration of IT systems, migration to SEALSQ’s quality, security, and certification frameworks, and coordination of sales, pricing, and contract terms. If SEALSQ is unable to integrate these functions effectively, on schedule, and within budget, it may fail to realize expected cost savings, revenue synergies, design-win acceleration, or margin improvements, and SEALSQ’s operating expenses could increase without a corresponding growth in revenue.

Realizing anticipated commercial benefits depends on SEALSQ’s ability to cross-sell and co-develop offerings that combine IC’Alps’ ASIC services with its security IP, secure elements, and trust services. Customers may not adopt combined solutions at the pace or volumes SEALSQ expects, may require additional custom features, or may prefer incumbent providers. Differences in business models and revenue recognition, heightened execution risks, project scope changes, cost overruns, yield shortfalls, schedule slippage, or acceptance delays could reduce or defer revenue, compress margins, and increase working capital needs. In addition, any failure to meet performance, confidentiality, IP ownership, or delivery commitments under IC’Alps contracts could expose SEALSQ to liquidated damages, penalties, or indemnity claims and damage its reputation.

Integration also introduces operational, legal, and compliance risks, including with respect to cybersecurity and data protection, export controls and technology transfer, contractual assignment and change-of-control consents, maintenance of effective disclosure controls and procedures, and internal control over financial reporting across a larger and more complex organization.

If SEALSQ is unable to successfully integrate IC’Alps and achieve the expected benefits in the time frames anticipated, or at all, its revenue, margins, and cash flows could be significantly below SEALSQ’s expectations, and its competitive position could be harmed.

SEALSQ’s QSOC initiative depends exclusively on WISeSat for orbital capacity and related operational services, and any failure to finalize acceptable arrangements with WISeSat or obtain the contemplated capacity and services could materially delay or impair SEALSQ’s ability to develop, test, validate, and commercialize QSOC.

SEALSQ’s QSOC initiative currently depends exclusively on WISeSat as the provider of the orbital capacity and related operational services contemplated by the parties. If SEALSQ is unable to finalize the contemplated arrangements with WISeSat on acceptable terms, if WISeSat is unable or unwilling to provide the contemplated capacity and services, if the service specifications are not agreed, or if the arrangement does not evolve into a commercially viable service offering within the expected timeframe, SEALSQ’s ability to develop, test, validate and commercialize QSOC may be materially delayed or impaired.

Assertions by third parties of infringement or other violations by WISeQey of their intellectual property rights could harm its business, operating results, and financial condition.

Third parties may assert that WISeQey has infringed, misappropriated, or otherwise violated their copyrights, patents, and other intellectual property rights, and, as it faces increasing competition, the possibility of intellectual property rights claims against WISeQey grows.

WISeQey’s ability to provide its services is dependent upon its ability to license intellectual property rights, including to semiconductor designs. Various laws and regulations govern the copyright and other intellectual property rights associated with semiconductor design and cryptographic algorithms. Existing laws and regulations are evolving and subject to different interpretations, and various legislative or regulatory bodies may expand current or enact new laws or regulations. Although WISeQey expends significant resources to seek to comply with the statutory, regulatory, and judicial frameworks by, for example, entering into license agreements, it cannot assure you that it is not infringing or violating any third-party intellectual property rights, or that WISeQey will not do so in the future.

Moreover, for its semiconductor solutions, SEALSQ relies on multiple hardware designers, and firmware and software programmers to design its proprietary technologies. Although it makes every effort to prevent the incorporation of licenses that would require SEALSQ to disclose code and/or innovations in its products, SEALSQ does not exercise complete control over the development efforts of its developers, and it cannot be certain that its developers have not used designs or software that is subject to such licenses or that they will not do so in the future. In the event that portions of its proprietary technology are determined to be subject to licenses that require SEALSQ to publicly release the affected portions of its semiconductor design and source code, re-engineer a portion of its technologies, or otherwise be limited in the licensing of its technologies, SEALSQ may be forced to do so, each of which could materially harm its, and as a result WISeQey’s, business, operating results, and financial condition.

WISeSat is in an early stage of commercial deployment, and may not achieve its planned growth, profitability, or scale.

WISeSat is an early-stage space technology company developing secure satellite infrastructure and related space-based services. Its historical activities have consisted primarily of pilot testing, technical validation, funded engineering work and early satellite-related development. WISeSat is transitioning toward a secure orbital infrastructure model intended to support secure communications, digital identity, post-quantum security technologies and selected secure IoT and D2D use cases. As an early-stage company with limited operating history at commercial scale, WISeSat has generated nominal revenues to date and has a history of net losses. WISeSat may not successfully execute its business plan, deploy planned satellite and ground-segment infrastructure, achieve expected adoption rates, convert pilot projects or strategic relationships into long-term contracts, or reach sustainable profitability. Any failure to scale operations, delay in commercialization or inability to convert pilot projects and funded engineering work into commercial revenues could materially adversely affect WISeSat’s results and prospects.

Costs of the design, procurement, assembly, integration, testing, launch and operation of satellites and related components and ground infrastructure, as well as related engineering, regulatory and cybersecurity costs, are substantial. There can be no assurance that WISeSat will complete, procure, launch or operate the related infrastructure, products and services on a timely basis, on budget or at all. Design, assembly and launch of satellite systems are highly complex and historically have been subject to frequent delays and cost over-runs. The development, procurement, launch, commissioning and operation of planned satellite infrastructure and related ground-segment capabilities may suffer from delays, interruptions or increased costs due to many factors, some of which may be beyond its control, including:

●	the failure of the services that WISeSat provided to work as expected as a result of technological or manufacturing and assembling difficulties, design issues or other unforeseen matters;

●	lower than anticipated demand and acceptance for WISeSat’s satellite services in general;

●	the inability to obtain capital in the public and private markets to finance WISeSat’s services and related infrastructure, products and services on acceptable terms or at all;

●	engineering and/or manufacturing performance failing or falling below expected levels of output or efficiency;

●	denial or delays in receipt of regulatory approvals or non-compliance with conditions imposed by regulatory authorities;

●	the breakdown or failure of equipment or systems;

●	the inability to reach commercially viable agreements with satellite manufacturers, launch providers and other associated equipment vendors that can accommodate the technical specifications of WISeSat’s satellites, proposed orbits and resulting satellite coverage, and proposed launch timing;

●	launch costs which may exceed its estimates;

●	non-performance by third-party contractors or suppliers;

●	the inability to develop or license necessary technology on commercially reasonable terms or at all;

●	launch delays or failures or deployment failures or in-orbit satellite failures once launched;

●	the inability to reach commercially viable cooperative agreements to license spectrum;

●	labor disputes or disruptions in labor productivity or the unavailability of skilled labor;

●	increases in the costs of materials or services, including due to inflation;

●	changes in project scope;

●	increased competition, including competitors that may have more resources, technical capabilities, technological know-how, existing infrastructures and footprint, and expertise than WISeSat has;

●	additional requirements imposed by changes in laws or regulations;

●	geopolitical events, such as the outbreak of war or hostilities, as well as related sanctions and other trade restrictions;

●	pandemics, epidemics or other global public health events; or

●	severe weather or catastrophic events such as fires, earthquakes, storms (including space storms and adverse weather in space) or explosions.

If any of the above events occur, it could have a material adverse effect on WISeSat’s ability to continue to build the LEO satellite constellation and related infrastructure, products and services, which would materially adversely affect WISeSat’s business, financial condition and results of operations.

WISeSat may incur significant expenses and capital expenditures in the future to execute its business plan for the development, procurement, deployment and operation of planned satellite infrastructure and related ground-segment capabilities, and it may be unable to adequately forecast or control its expenses.

WISeSat plans to develop and deploy additional satellite and ground-segment infrastructure over the next several years, subject to the availability of financing, definitive agreements with satellite and launch partners, regulatory approvals, launch capacity and customer demand. The development, manufacturing, launch, insurance and operation of LEO satellites and associated ground segment require significant capital expenditures, including but not limited to:

●	design, develop, assemble and launch WISeSat’s satellites;

●	design and develop the components of WISeSat’s services;

●	obtain and maintain appropriate spectrum rights, regulatory authorizations and related operating permissions;

●	conduct research and development;

●	purchase raw materials and components;

●	launch and test WISeSat’s systems;

●	expand the design, development, production, maintenance and repair capabilities;

●	protect WISeSat’s intellectual property rights; and

●	increase WISeSat’s general and administrative functions to support WISeSat’s growing operations.

The funding required to complete the constellation and maintain service continuity may exceed current expectations. WISeSat may require additional equity or debt financing, which may not be available on favorable terms, or at all. If WISeSat is unable to raise sufficient capital when needed, it may have to delay deployments, reduce planned functionality, forego market opportunities, or curtail operations. If WISeSat is unable to efficiently design, assemble, launch and service its satellites or experiences significant delays during such development, its potential margins, potential profitability and prospects could be materially and adversely affected.

WISeSat’s ability to successfully implement its business plan will depend on a number of factors outside of its control.

The success of WISeSat’s business plan is dependent on a number of factors outside of its control, including:

●	the ability to maintain the functionality, capacity and control of the satellite network once launched;

●	the ability to access the appropriate spectrum on suitable terms to WISeSat;

●	the level of market acceptance and demand for its products and services and their end-user customers;

●	the ability to introduce products and services that satisfy market demand;

●	the ability to comply with all applicable regulatory requirements in the countries in which WISeSat plans to operate;

●	the effectiveness of competitors in developing and offering similar services and products;

●	the ability to find third parties to successfully launch its satellites; and

●	the ability to maintain competitive prices for its products and services and to control its expenses.

Also, if the performance, reliability, security, latency, coverage or interoperability of WISeSat’s planned satellite infrastructure and related services do not meet customer requirements, WISeSat may not achieve customer adoption in its targeted sovereign, defense, critical-infrastructure and other security-sensitive markets.

WISeSat is highly dependent on retaining key employees, and hiring qualified management, technical, engineering and regulatory personnel, and its business could be adversely affected if it is unable to do so.

WISeSat’s success also depends, in part, on its continuing ability to identify, hire, attract, train and develop other highly qualified personnel, in particular engineers. Executing and operating secure satellite infrastructure and related ground-segment capabilities requires highly specialized expertise in satellite engineering, telecommunications, cybersecurity, cryptography, mission operations and regulatory compliance. Competition for such personnel is intense. WISeSat may not be able to attract, assimilate, develop or retain qualified personnel in the future, and its failure to do so could adversely affect its business, including the execution of its business strategy. Any failure by its management team and its employees to perform as expected may have a material adverse effect on its business, prospects, financial condition and operating results.

Rapid and significant technological changes could render WISeSat’s services obsolete and impair its ability to compete.

The satellite communications industry is subject to rapid advances and innovations in technology. WISeSat may face competition in the future from companies using new technologies and new satellite systems, including competitors who may have more resources than WISeSat does. New technology could render WISeSat’s services obsolete or less competitive by satisfying customer demand in more attractive ways or through the introduction of incompatible standards. Particular technological developments that could adversely affect the business plan may include the deployment by WISeSat’s competitors of new satellites with greater power, flexibility, efficiency or capabilities than WISeSat’s, as well as continuing improvements in terrestrial wireless technologies. For WISeSat to keep pace with technological changes and remain competitive, WISeSat may need to make significant capital expenditures, including capital to design and launch new products and services. Customer acceptance of the products and services that WISeSat offers may be affected continually by technology-based differences in WISeSat’s product and service offerings compared to those of competitors. New technologies may also be protected by patents or other intellectual property laws and therefore may not be available. Any failure to implement new technology within WISeSat’s services may compromise its ability to compete.

WISeSat’s business depends on achieving operating scale, reliable satellite and ground-segment performance, skills and expertise to operate its infrastructure, and regulatory and filings approval; partial or delayed deployment may limit competitiveness.

The commercial viability of WISeSat’s planned secure satellite infrastructure depends on satellite capacity, coverage, latency, reliability, regulatory access, ground-segment performance and cost. If the planned satellite and ground-segment infrastructure is deployed more slowly than expected, or if its scale or performance is materially lower than planned, service quality and customer adoption could be reduced. WISeSat’s value proposition assumes meaningful expansion of satellite capacity and related operating capabilities, and there can be no assurance that the planned infrastructure will be completed on schedule, on budget or perform as intended.

WISeSat intends to expand its operations significantly. To properly manage its growth, WISeSat will need to hire and retain additional personnel, and improve its business processes and controls. WISeSat’s future expansion will include:

●	hiring and training new personnel;

●	assembling, operating and servicing the satellite network;

●	developing new technologies;

●	controlling expenses and investments in anticipation of expanded operations; and

●	implementing and enhancing administrative infrastructure, systems and processes.

Failure to manage growth effectively could have a material adverse effect on the quality of the execution of WISeSat’s business plan, its ability to attract and retain professionals, as well as its business, financial condition and results of operations.

Also, as WISeSat introduces new services or enters into new markets, WISeSat may face new market, technological, operational, compliance and administrative risks and challenges, including risks and challenges unfamiliar to WISeSat. WISeSat may not be able to mitigate these risks and challenges to achieve its anticipated growth or successfully execute large and complex projects, which could materially adversely affect its business, prospects, financial condition and results of operations.

WISeSat does not manufacture satellites internally and expects to rely on key third-party satellite manufacturers, launch service providers and other industrial partners for its planned next-generation satellite infrastructure. Any deterioration of the relationship with these strategic partners could impair execution and materially and adversely affect our business or results of operations.

As of the date of this prospectus, WISeSat is negotiating arrangements with, among others, FOSSA Systems for the manufacture and deployment of additional satellites, but such arrangements have not been finalized, and there can be no assurance that any definitive agreement will be entered into on the terms currently contemplated, or at all. If WISeSat does not enter into an agreement with FOSSA Systems, or another provider, to manufacture satellites, WISeSat will continue to rely on arrangements with providers of satellites for use of their satellites and payload capacities. WISeSat expects to rely on third-party satellite manufacturers, and deployment of additional satellites will depend on WISeSat’s ability to enter into definitive agreements on acceptable terms, obtain financing, satisfy regulatory requirements and successfully integrate and operate the relevant satellites.

WISeSat’s planned satellite infrastructure depends on strategic partnerships for satellite platforms, launch services, ground-segment capabilities, mission-control software, technology integration and regulatory support. WISeSat’s QSOC initiative involves entering into contracts with satellite providers such as FOSSA for such satellites, which WISeSat is currently negotiating and has not finalized. If WISeSat’s counterparties or key partners do not enter into agreements or arrangements with WISeSat, reduce support, fail to perform, experience financial difficulties, delay deliveries, or pursue competing strategies, WISeSat may be unable to execute its deployment plans, achieve operational autonomy or meet customer expectations. Replacing such relationships could be costly, time-consuming, and may not be feasible on comparable terms, which could have a material and adverse effect on WISeSat’s business or results of operations.

The projected benefits of the transaction rely on assumptions about satellite infrastructure deployment and market demand that may not materialize.

Projections and valuation assumptions for WISeSat are inherently uncertain. They depend on successful satellite procurement, launch, commissioning and operations, reliable ground-segment and mission-control capabilities, customer adoption, pricing, regulatory access and WISeSat’s ability to convert pilot projects, funded engineering work and strategic relationships into commercial revenues. If actual performance differs materially from assumptions, WISeSat may underperform market expectations, which could negatively affect the trading price of WISeSat ordinary shares and the value of WISeQey’s interest in WISeSat.

WISeSat’s ability to generate revenue depends on its ability to convert pilot projects, funded engineering work and strategic relationships into binding commercial contracts and recurring customer demand.

WISeSat’s ability to generate revenue will depend on its ability to convert pilot projects, funded engineering work, technical validation activities and strategic relationships into binding commercial or institutional contracts. Government, defense and critical-infrastructure customers typically have long procurement cycles, strict technical and cybersecurity requirements, milestone-based acceptance processes and budget constraints. If WISeSat is unable to convert early-stage engagements into broader commercial or institutional arrangements, or if anticipated programs are delayed, reduced or cancelled, WISeSat’s revenue growth and operating results could be materially adversely affected.

Competition in secure satellite infrastructure, LEO connectivity and quantum-resilient space communications is intense, and WISeSat may fail to differentiate its services.

The markets for secure satellite infrastructure, LEO connectivity, quantum-resilient communications and security-sensitive space-based services are rapidly evolving. WISeSat may face competition from established satellite operators, aerospace and defense contractors, emerging LEO constellation operators, terrestrial and hybrid communications providers, cybersecurity companies and new entrants with significantly greater financial, technical, regulatory and operational resources. Competitors may offer greater coverage, lower prices, higher bandwidth, more established ecosystems, stronger procurement relationships or more mature operating infrastructure. Competitive pressure may force WISeSat to reduce prices, increase customer incentives, accelerate research and development spending, or modify its planned service offerings, which could reduce margins and delay profitability.

Any decline in demand for WISeSat’s products or services from its clients could have a material adverse effect on WISeSat’s business, results of operations and financial condition.

WISeSat is exposed to the risk that customers or strategic counterparties may delay, reduce or withdraw expected orders, funded engineering projects, capacity commitments or deployment plans after WISeSat has committed technical, engineering, regulatory or supplier resources. Because satellite infrastructure, ground-segment development and secure communications projects may involve long development and deployment cycles, WISeSat may incur costs before associated revenue is confirmed or realized. If customers or counterparties reduce demand, delay programs or decline to enter into definitive agreements, WISeSat may need to reallocate resources, delay planned deployments, seek alternative customers or absorb costs that cannot be recovered, which could materially adversely affect its business, financial condition and results of operations.

Dependence on a SaaS-style recurring revenue model creates sensitivity to churn, pricing pressure, and long sales cycles.

Dependence on recurring capacity, service or infrastructure arrangements creates sensitivity to contract non-renewal, pricing pressure and long sales cycles.

WISeSat expects that a meaningful portion of its future revenue may depend on recurring capacity, service, right-of-use, infrastructure or support arrangements. These arrangements may be subject to customer churn, contract non-renewal, usage-based revenue volatility, downward pricing pressure and long procurement cycles. Customers in sovereign, defense, critical-infrastructure and other security-sensitive markets often require extensive technical validation, cybersecurity review, regulatory clearance and budget approval before entering into long-term arrangements. Failure to convert pilots, funded engineering work or strategic relationships into multi-year commercial or institutional arrangements could materially adversely affect revenue visibility and predictability.

Because WISeSat has historically had arrangements with related parties affecting a significant part of WISeSat’s operations, such arrangements may not reflect terms that would otherwise be available from unaffiliated third parties.

In all related party transactions, there is a risk that even if the company personnel negotiating on behalf of the company with the related party are striving to ensure that the terms of the transaction are arm’s-length, the related party’s influence may be such that the transaction terms could be viewed as favorable to that related party. WISeSat relies on arrangements with related parties for support of WISeSat’s operations, including technical support, and may engage in additional related party transactions in the future. For example, WISeSat has historically relied on WISeQey group entities for financing, administrative support, management services and other corporate functions, and WISeSat expects to continue to engage in related-party arrangements with WISeQey, SEALSQ and other affiliated entities, including arrangements related to technology, cybersecurity, satellite capacity, infrastructure support and the contemplated Quantum Spatial Orbital Cloud (“QSOC”)-related commercial model. Although WISeSat believes that the terms of WISeSat’s arrangements with related parties are reasonable and generally consistent with market standards, such terms do not necessarily reflect terms that WISeSat or such related parties would agree to in arm’s-length negotiations with an independent third party. Furthermore, potential conflicts of interest can exist if a related party is presented with an issue that may have conflicting implications for WISeSat and such related party. The appearance of conflicts of interest created by related party transactions could impair the confidence of WISeSat’s investors. If a dispute arises in connection with any of these arrangements, which is not resolved to WISeSat’s satisfaction, WISeSat’s business could be materially and adversely affected.

WISeSat’s QSOC-related commercial model depends significantly on entry into agreement with SEALSQ, and any failure to finalize or perform the contemplated arrangements with SEALSQ could materially adversely affect WISeSat’s business plan, revenue expectations and results of operations.

WISeSat’s strategic roadmap includes support for SEALSQ’s Quantum Spatial Orbital Cloud, or QSOC, initiative. Under the contemplated model, SEALSQ is expected to own and operate the QSOC program and provide the quantum, quantum-resilient, secure semiconductor, cybersecurity and trusted identity technologies associated with that program, while WISeSat is expected to provide satellite capacity and related space and ground-segment infrastructure, subject to definitive agreements, technical validation, financing, launch cadence, regulatory requirements and customer demand.

WISeSat expects that SEALSQ may represent a significant customer, technology partner and related-party counterparty in connection with its initial QSOC-related capacity and infrastructure strategy. Any delay, reduction, non-performance, change in strategic priorities, funding limitation, commercial shortfall or dispute involving SEALSQ could materially delay or impair WISeSat’s ability to enter into any agreement with SEALSQ or to convert the QSOC roadmap into revenue-generating arrangements. In addition, if a substantial portion of WISeSat’s future revenue is derived from SEALSQ or other related parties, WISeSat may be exposed to customer concentration risk, related-party transaction scrutiny and uncertainty regarding whether such arrangements reflect terms that would have been obtained in transactions with unaffiliated third parties.

WISeSat’s QSOC initiative requires entry into agreements with WISeSat’s affiliate SEALSQ which has officers mutual with WISeSat’s officers and which has substantial voting rights in WISeSat’s shares and the terms of such agreements may not be as favorable to WISeSat as to SEALSQ.

The QSOC initiative requires entry into a right of use with SEALSQ over an expected initial tranche of twelve satellites to be launched over an expected two-year period beginning in 2027, with the first twelve-satellite phase expected to be operational by 2028. This right of use has not yet been entered into with SEALSQ. WISeSat expects that the right of use would not be exclusive to SEALSQ regarding capacity in such satellites, but possibly exclusive to SEALSQ in respect of use of its proprietary SEALSQ technology and computer chips. WISeSat expects to deploy a planned constellation of up to 100 LEO satellites by 2029 – 2033, of which such twelve satellites are a minor percentage. WISeSat also believes the revenue from such twelve satellites and right of use would enhance WISeSat’s business. However, WISeSat has not finalized pricing arrangements with SEALSQ. SEALSQ has officers which are mutual with WISeSat’s officers including WISeSat’s CEO. In addition SEALSQ owns WISeSat Class F shares and so will potentially be able to exercise substantial voting power in a shareholder meeting of WISeSat shareholders. SEALSQ similar to WISeSat is a subsidiary of WISeQey. WISeSat cannot assure that the right of use expected to be entered into with SEALSQ will be more favorable to WISeSat than to SEALSQ or on terms that may be as favorable as otherwise available in arm’s-length transactions with third parties, based on any comparison of the proprietary technology of SEALSQ compared to any other similar quantum technology, and any comparable right of use. Although the board of directors of WISeSat is subject to BVI law in connection with decisions of the board, the entry into any such arrangements may not be as favorable as obtainable with third parties. WISeSat expects that the experience with such arrangements will benefit WISeSat with deployment of WISeSat’s constellation of additional LEO satellites by 2033. No assurance can be made that the right of use will be entered into with SEALSQ on favorable terms to WISeSat or at all. If WISeSat fails to enter into a right of use with SEALSQ the QSOC initiative will not occur, which may have a material adverse effect on WISeSat’s business or results of operations.

WISeSat’s services require licenses to communicate to or between satellites, for which WISeSat currently relies on entry into such agreements with third parties, and if WISeSat does not enter into or maintain such agreements with third parties or WISeSat does not obtain such regulatory approvals and licenses WISeSat will not be able to make such communications which would materially and adversely affect WISeSat’s business and results of operations.

WISeSat’s planned satellite-based D2D, IoT connectivity and related satellite infrastructure services rely on the use of radio frequency spectrum and are therefore subject to international spectrum coordination and national telecommunications authorizations. International spacecraft frequency use is coordinated through the International Telecommunication Union, or ITU, under the ITU Radio Regulations. The ITU process is conducted through national administrations rather than directly by satellite operators. In Switzerland, the relevant national telecommunications regulator is the Swiss Federal Office of Communications, or OFCOM/BAKOM.

Based on its current operating plan, WISeSat expects that its planned satellite network will require two ITU filings: an API/A filing for spectrum not subject to coordination and a CR/C filing for spectrum subject to coordination. At the national level, WISeSat expects to require authorizations for one or more ground stations used to communicate with and control the network in Switzerland, and, where applicable, authorizations for end-user devices in Switzerland and/or deployed in jurisdictions where WISeSat provides D2D or IoT connectivity services (“market access”).

For the initial deployment phase, WISeSat expects that certain filings, spectrum rights or authorizations may initially be held or managed by FOSSA Systems, the satellite manufacturer and mission partner, or other relevant mission partners, and WISeSat expects that WISeSat may rely on such filings, rights or authorizations where permitted by the relevant regulators until WISeSat’s own filings and authorizations are sufficiently advanced or granted.

WISeSat has not finalized these arrangements with FOSSA Systems, or other mission partners. To the extent WISeSat has not finalized such arrangements, WISeSat’s business and results of operations would be materially and adversely affected.

WISeSat has begun work on its own filings and authorization process through Switzerland (OFCOM/BAKOM). There can be no assurance that WISeSat will obtain all required filings, authorizations or approvals within the expected timeframe, or at all.

The regulatory requirements for satellites and related communications and operations are subject to and expected to change, which could materially increase WISeSat’s cost of operations for regulatory compliance and subject WISeSat’s operations to limitations or cessations subject to compliance with those regulations.

The United Nations maintains a UN Register of Objects Launched into Outer Space, although Switzerland does not currently maintain a local registry, and thus cannot facilitate entries in this UN Register.

Until such time as a national Swiss registry is established, WISeSat will request an official communication from the Swiss Space Office affirming the Swiss identity of its planned satellite platforms. As soon as the registry is established, WISeSat will seek the registration of the satellite platforms to the UN Register with Switzerland as the State of Registry.

WISeSat notes that use of certain filings, spectrum rights, or authorizations not held by WISeSat during the initial deployment phase would be for those filings, spectrum rights, or authorizations that are relevant only for the control of the network, but not the provision of services to end-user devices.

Switzerland is also in the process of developing a Federal Act on Space Operations, which is expected to introduce a national authorization and supervision framework for space operations, including the operation and control of satellites. Based on information currently available to WISeSat, the Swiss Federal Act on Space Operations is not expected to enter into force before the initial deployment phase of WISeSat’s planned operations. If and when such legislation becomes effective, WISeSat may be required to obtain additional Swiss space operations authorizations and comply with related requirements, including requirements relating to technical capability, safety, environmental considerations, liability and insurance.

Regarding the Regulation of the European Parliament and of the Council on the Safety, Resilience, and Sustainability of Space Activities in the Union (referred to as the EU Space Act), based on WISeSat’s regulatory advice received by management, this new instrument will impose certain requirements on non-EU entities providing space operation services or space-based data within the European Union. If WISeSat’s plans include to provide space-based data specifically into EU Member States’ territories, WISeSat may be required to perform the necessary registration and respect the necessary requirements before commencing such activities. However, as of the date of this prospectus the EU Space Act remains in deliberation and is not expected to enter into force until 2030.

WISeSat does not currently intend, through at least December 2027, to operate from, provide connectivity services or signal into, or seek market access in, the United States. Its near-term commercial and operational focus is expected to remain in Europe, and potentially the Middle East and Asia. Accordingly, based on WISeSat’s current operating plan, WISeSat does not currently expect to require licenses or market access approvals from the U.S. Federal Communications Commission, or FCC, for its initial deployment phase. If WISeSat’s plans change and it seeks to provide services into the United States, operate U.S.-based earth stations, use U.S.-licensed spectrum rights, or otherwise engage in activities subject to U.S. satellite communications regulation, WISeSat may be required to obtain FCC licenses, market access approvals or other authorizations before commencing such activities.

Accordingly, the regulatory requirements for satellites and related communications and operations are subject to and expected to change, which could materially increase WISeSat’s cost of operations for regulatory compliance and subject WISeSat’s operations to limitations or cessations subject to compliance with those regulations.

WISeSat has in 2026 expanded WISeSat’s business model to include Quantum Spatial Orbital Cloud, or QSOC, which involves potential operation of ground stations, or control of satellites, but WISeSat does not have a license currently to operate ground stations for satellites or control satellites, and if WISeSat does not enter into agreements with third parties which have such licenses or WISeSat does not obtain such regulatory approvals and licenses WISeSat will not be able to perform such operations which would materially and adversely affect WISeSat’s QSOC business and results of operations.

Additional regulatory requirements apply in jurisdictions where WISeSat operates ground stations, controls satellites, provides radio-based services or deploys end-user devices. WISeSat currently does not have a network operating center, or NOC, which controls satellites, or a mission control system, or MCS, for the software control of satellites. WISeSat relies on third parties, including FOSSA, to control satellites which WISeSat deploys. To the extent such NOC is established and control is maintained directly through WISeSat, WISeSat would need regulatory approval and licenses for NOC and MCS activity. Such approvals and licenses would be sought through the International Telecommunication Union, and interfacing local governmental agencies with the ITU, in Europe. WISeSat does not intend to have a NOC in the United States, although any such NOC would be subject to the jurisdiction of the Federal Communications Commission in the U.S. Without such regulatory approvals and licenses, which depend on the location of a NOC, and subject to the MCS, WISeSat will not be able to perform such operations.

The success of WISeSat depends on the continued reliability and evolution of cryptographic and secure-element technologies.

WISeSat expects to rely on advanced cryptographic algorithms, digital credential issuance and validation, secure elements, trusted identity infrastructure and post-quantum security technologies to provide authentication, confidentiality and integrity across its satellite, ground-segment and selected user-segment architectures. The threat environment for space-based networks, secure communications systems and connected devices is rapidly evolving. If cryptographic standards are compromised, become obsolete, or are not interoperable with customer security requirements, WISeSat may be required to invest significantly to upgrade its security stack. Any vulnerability, failure, or perceived weakness in WISeSat’s security could damage customer trust, expose WISeSat to liability, and adversely affect adoption. Although WISeSat has implemented and intends to continue to implement security measures, these measures may prove to be inadequate. These security incidents could have a significant effect on its systems, devices and services, including system failures and delays that could limit network availability, which could harm its business and its reputation and result in substantial liability.

System performance, including latency and interoperability, may not meet customer requirements.

WISeSat’s planned offering is designed to support secure satellite infrastructure and related space-based services, including selected secure IoT, D2D, telemetry, authentication and high-trust communications use cases. Actual performance may differ from expectations due to constellation density, ground segment limitations, spectrum constraints, atmospheric/space conditions, or integration challenges. If latency, throughput, device-to-satellite access frequency or interoperability with customer devices and platforms is inferior to competing solutions or fails to meet mission-critical requirements, customers may not adopt or may discontinue WISeSat’s services.

Interruptions, delays or discontinuations in service arising from WISeSat’s own systems or from third parties could impair the delivery of its services and harm its business.

WISeSat relies on systems housed on third parties’ facilities, including bandwidth providers and third-party cloud data storage services, to enable customers to receive its services in a dependable, timely, and efficient manner. WISeSat has experienced and may in the future experience periodic service interruptions and delays involving its own systems and those of third parties. Both WISeSat’s facilities and those of third parties are vulnerable to damage or interruption from earthquakes, floods, fires, power loss, telecommunications failures, and similar events. They are also subject to break-ins, sabotage, intentional acts of vandalism, the failure of physical, administrative, technical, and cyber security measures, terrorist acts, natural disasters, human error, the financial insolvency of third parties, and other unanticipated problems or events. The occurrence of any of these events could result in interruptions in WISeSat’s services and unauthorized access to, or alteration of, the content and data contained on its systems and those that third parties store and deliver on its behalf. Any disruption in services provided by these third parties could materially adversely impact WISeSat’s business reputation, customer relations, and operating results. Upon expiration or termination of agreements with third parties, WISeSat may not be able to replace the services provided in a timely manner or on terms and conditions, including service levels and cost, that are favorable, and any transition from one third party to another could subject WISeSat to operational delays and inefficiencies until the transition is complete. If WISeSat’s suppliers terminate their relationships with WISeSat, fail to provide equipment or services on a timely basis, or fail to meet performance expectations, WISeSat may be unable to launch satellites in a timely manner or provide products or services to customers in a competitive manner, which could in turn negatively affect its financial results and reputation.

Supply chain disruptions and component shortages could delay satellite production or increase costs.

WISeSat’s planned satellite infrastructure and secure hardware will rely on third-party satellite manufacturers, launch service providers, component suppliers, secure semiconductor providers, ground-segment suppliers and other industrial partners. These supply chains involve specialized components, long lead times, launch scheduling constraints, quality-control requirements, export-control restrictions and regulatory dependencies. Global supply chain disruptions, semiconductor shortages, component quality issues, launch-provider delays, geopolitical constraints or financial distress affecting key suppliers could delay satellite production, increase costs, reduce planned functionality or impair service readiness. Any sustained disruption could delay WISeSat’s satellite infrastructure rollout or impair its ability to meet customer expectations. Should operational risks materialize, it could result in monetary losses, delays, unanticipated fluctuations in production, environmental damage, administrative fines, increased insurance costs and potential legal liabilities, all of which could have a material adverse effect on WISeSat’s business, prospects, financial condition or operating results.

WISeSat may not be able to launch satellites, or operate satellites after launch, successfully.

The manufacture, testing, launch, deployment and operation of satellites involve significant technical risk. Satellites may fail to reach orbit, deploy correctly, or operate as designed. Launch opportunities may be delayed or canceled for reasons outside the Company’s control, including launch provider failures, geopolitical constraints, supply chain disruptions or adverse space weather. Any major delay or failure could reduce coverage, impair customer service, require costly replacements, or delay revenue generation.

WISeSat relies on third-party partners for launch services and may rely on third-party ground stations or related infrastructure. These partners may experience scheduling constraints, technical failures, financial distress, or strategic shifts away from supporting WISeSat. WISeSat may have limited ability to secure alternative providers quickly or at comparable costs. Any disruption in launch or ground segment services could adversely affect constellation availability and planned deployment timelines. WISeSat may not be able to operate its satellites successfully due to mechanical deployment failures after launch or problems occurring during the deployment once in space. In addition, WISeSat may not achieve the desired altitudes to operate its satellites which could result in a failure of its satellites to operate as planned.

WISeSat does not launch the satellites it deploys and depends on launch capabilities and availabilities of third parties which launch satellites, and any backlog or limitations on launch capabilities or availabilities of third parties or failure to enter into arrangements that allow such launches, could reduce or materially negatively impact WISeSat’s business or results of operations.

WISeSat does not launch satellites into orbit and does not plan to develop such capabilities. Instead, WISeSat relies on third parties which launch satellites into orbit. Currently, WISeSat’s arrangement with FOSSA Systems includes launch of satellites into orbit using SpaceX (Space Exploration Technologies Corp.) or other providers which launch satellites into space. The arrangements with such satellite launch providers are limited and arrangements are subject to negotiation from time to time, and availability for launch of satellites is limited based on those arrangements and also the availability of launch windows, mission parameters, systems, technical and weather factors, among other relevant factors. There can be no assurance that WISeSat will have availability to launch providers or that such providers will have availability or windows to launch satellites. Any failure of WISeSat to have access to a suitable launch provider or any failure of such launch provider to successfully launch a satellite WISeSat deploys would materially and negatively affect the ability of WISeSat to have a satellite it deploys launched into space and would, if such conditions persist, result in a materially negative effect on WISeSat’s business or results of operations. Any backlog or limitations on launch capabilities or availabilities of third parties or failure to enter into arrangements that allow such launches of satellites WISeSat deploys, could reduce or materially negatively impact WISeSat’s business or results of operations.

The satellites used by WISeSat may experience operational problems, which could affect its ability to provide an acceptable level of service to the end-user customers.

WISeSat’s planned satellite infrastructure and related space-based services may experience intermittent signal disruptions, command and control issues, payload anomalies, ground-station outages, data transmission failures, degraded coverage, latency issues or cybersecurity-related disruptions. If the magnitude or frequency of such problems occur repeatedly, WISeSat may no longer be able to provide a commercially acceptable level of services to the end-user customers, its business and financial results and reputation would be harmed and its ability to pursue its business plan would be compromised.

From time to time, WISeSat may reposition its satellites within the constellation to optimize service, which could result in degraded service during the repositioning period. Although WISeSat will have some ability to remedy some types of problems affecting the performance of satellites remotely from the ground, the physical repair of its satellites in space is not currently feasible.

The satellites used by WISeSat could fail to perform or could perform at reduced levels of service because of technological malfunctions or deficiencies, regulatory compliance issues, or events outside of its control, which would harm its business and reputation.

The satellites used by WISeSat are subject to the risks inherent in a global, complex telecommunications system employing advanced technology and regulated internationally. Any disruption to its satellites, services, information systems or telecommunications infrastructure, or regulatory compliance issues, could result in the inability or reduced ability of end-user customers to receive services for an indeterminate period of time. These customers may include government agencies conducting mission-critical work throughout the world, as well as consumers and businesses located in remote areas of the world and operating under harsh environmental conditions where traditional telecommunications services may not be readily available. Any disruption to WISeSat’s services or extended periods of reduced levels of service could cause WISeSat to lose customers or revenue, result in delays or cancellations of future implementations of its products and services, result in failure to attract customers, or result in litigation, customer service or repair work that would involve substantial costs and distract management from operating its business. The failure of any of the diverse elements of WISeSat’s services, including its satellites, to function as required could render WISeSat’s services unable to perform at the quality and capacity levels required for success. Any system failures, repeated product failures or shortened product life, or extended reduced levels of service could reduce its expected sales, increase costs, or result in warranty or liability claims or litigation, and harm its business.

Customers in infrastructure, defense, logistics and safety-critical environments may seek contractual remedies or damages for service interruptions, device failures, inaccurate telemetry, or security incidents. Even if liability is contractually limited, disputes or claims could be costly, damage relationships, or deter new customers. Satellite failures or systemic security incidents could amplify exposure.

The satellites used by WISeSat have a limited life and may fail prematurely, which could cause its network to be compromised and materially and adversely affect its business, prospects and potential profitability.

WISeSat may experience in-orbit malfunctions of its satellites once launched, which could adversely affect the reliability of their service or result in total failure of the satellite. In-orbit failure of a satellite may result from various causes, including component failure, loss of power or fuel, inability to control positioning of the satellite, solar or other astronomical events, including solar radiation, wind and flares, and space debris. Other factors that could affect the useful lives of its satellites include the quality of construction, gradual degradation of solar panels and the durability of components. Radiation-induced failure of satellite components may result in damage to, or loss of, a satellite before the end of its expected life. If a satellite fails, WISeSat may incur replacement costs, supplier remediation costs, additional launch or insurance costs, customer support costs, contractual claims or impairment charges. Any impairment charges could reduce WISeSat’s results of operations for the period in which the failure occurs, and any operational failure could also delay deployment plans, reduce available capacity or damage customer relationships.

Selected transaction-related and tokenized service proof-of-concept initiatives may not mature into viable commercial products and could attract legal and reputational risk.

WISeSat has participated in early-stage proof-of-concept activities involving secure digital interaction, machine-to-machine transactions and selected tokenized service models supported by space-based infrastructure. These activities are novel, technically complex and commercially unproven. They may require additional investment and may not generate meaningful revenue. In addition, blockchain, digital-asset and tokenized transaction activities are subject to uncertain and rapidly evolving regulation and public scrutiny. Any failure to comply with applicable laws or adverse market perception could expose WISeSat to regulatory enforcement, reputational damage or customer resistance.

Space debris and collision risks could damage satellites and reduce constellation capacity.

LEO operations face increasing risks from space debris and congestion. Collisions or near-miss events can impair or destroy satellites, generate additional debris, and require collision-avoidance maneuvers that reduce service capacity. Although WISeSat expects to comply with applicable orbital debris mitigation requirements and to work with its satellite and operations partners to address collision-avoidance and end-of-life disposal obligations, WISeSat’s ability to mitigate these risks may be limited by the design and capabilities of the relevant satellite platform, the availability and accuracy of tracking data, regulatory requirements, operational constraints and the decisions of third-party operators or service providers. Regulatory requirements regarding debris mitigation and end-of-life disposal may increase compliance costs. If collision risks materially affect WISeSat’s satellites, WISeSat may face reduced coverage and significant replacement costs.

WISeQey’s incorporation of its subsidiary, SEALCOIN AG, may not result in expected benefits and could adversely affect WISeQey’s business, financial condition, and results of operations.

SEALCOIN AG is a majority-owned subsidiary of WISeQey. The incorporation of SEALCOIN AG was undertaken to simplify WISeQey’s organizational structure with respect to WISeQey’s activities related to the creation of the SEALCOIN platform, which is intended to enable decentralized IoT and agentic transactions and data exchanges through the hybrid QAIT token. There can be no assurance that such reorganization will achieve its intended objectives. The reorganization could be disruptive to WISeQey’s business, result in significant and unanticipated expenses, require regulatory approvals that may not be obtained on favorable terms or at all, and ultimately fail to result in the intended or expected benefits, any of which could adversely impact WISeQey’s business, financial condition, and results of operations.

The commercial success of SEALCOIN AG depends in large part on the adoption of machine-to-machine transaction infrastructure, which remains a nascent and rapidly evolving market characterized by significant uncertainty. If enterprise customers, developers, or other ecosystem participants do not adopt the SEALCOIN platform at the pace or scale anticipated by WISeQey, the expected revenues and strategic benefits of the reorganization may not materialize or may be significantly delayed. WISeQey’s ability to attract and retain participants in the SEALCOIN ecosystem will depend on a number of factors that are largely outside its control, including general market acceptance of decentralized IoT and agentic transaction models, the emergence of competing platforms or standards, and the willingness of potential customers to transition from existing systems.

The development and deployment of the SEALCOIN platform and its underlying infrastructure require significant ongoing investment in research and development, systems integration, regulatory compliance, and market education. These costs may substantially exceed WISeQey’s current expectations, and the timeline required to translate such investments into meaningful revenue may be longer than anticipated. In addition, WISeQey may be required to make further capital expenditures or operational commitments to SEALCOIN that divert resources from other areas of WISeQey’s business, which could have a material adverse effect on its financial condition and results of operations.

The SEALCOIN platform relies on the successful development and integration of multiple advanced and complex technologies, including distributed ledger systems, hardware-based identity solutions, post-quantum cryptographic protocols, and secure semiconductor components. These technologies are subject to rapid evolution, and there can be no assurance that WISeQey will be able to develop, integrate, or maintain them in a timely and cost-effective manner. Any failure or delay in the development, testing, or deployment of these technologies could impair the functionality of the SEALCOIN platform, delay its commercial launch, or render it uncompetitive relative to alternative solutions, any of which could materially and adversely affect WISeQey’s business prospects.

The SEALCOIN ecosystem also depends on third-party infrastructure and services, including, among others, the Hedera distributed ledger network and external service providers for hosting, connectivity, and related functions. WISeQey does not control the operation, governance, or continued availability of these third-party systems. Any disruption, performance degradation, security breach, change in terms of service, or adverse governance decision affecting these third parties could impair the operability of the SEALCOIN platform and adversely impact WISeQey’s ability to deliver its services. Furthermore, there can be no assurance that WISeQey’s agreements with such third parties will remain in effect on acceptable terms or that suitable alternatives would be available on a timely basis in the event of a termination or material change in any such arrangement.

Financial Risks

WISeQey has a history of losses and may not achieve profitability in the future.

WISeQey has invested substantial amounts of financial resources so far on its acquisitions, brand technology and market position. As at December 31, 2025, WISeQey had, on a consolidated level, an accumulated deficit of USD 300,479,125, compared to USD 294,407,572 as at December 31, 2024. For the six months ended June 30, 2026, WISeQey incurred an operating loss of $40.9 million and a net loss of $36.4 million, compared to an operating loss of $27.3 million and a net loss of $22.3 million for the six months ended June 30, 2025. In the past, WISeQey made significant investments in its operations which have not resulted in corresponding revenue growth and, as a result, increased losses. WISeQey expects to make significant future investments to support the further development and expansion of its business, including research and development, acquisitions and strategic investments, and these investments may not result in increased revenue or growth on a timely basis or at all.

WISeQey may also incur significant losses in the future for a number of reasons, including slowing demand for its products and services, increasing competition, weakness in the software and security industries generally, as well as other risks described herein, and it may encounter unforeseen expenses, difficulties, complications and delays, and other unknown factors. If WISeQey incurs losses in the future, it may not be able to reduce costs effectively because many of its costs are fixed. In addition, to the extent that WISeQey reduces variable costs to respond to losses, this may affect its ability to attract customers and grow revenues. Accordingly, WISeQey may not be able to achieve or maintain profitability and may continue to incur significant losses in the future.

WISeQey’s financial results may be affected by fluctuations in exchange rates.

Due to the broad scope of WISeQey’s international operations, a portion of its revenue and its expenses are denominated in currencies other than USD, WISeQey’s reporting currency. As a result, its business is exposed to transactional and translational currency exchange risks caused by fluctuations in exchange rates among those different currencies.

The functional currency of most of WISeQey’s operating subsidiaries is the applicable local currency. The translation from the applicable functional currencies into WISeQey’s reporting currency is performed for balance sheet accounts using exchange rates in effect at the balance sheet date, and, for the statement of operations accounts, using average exchange rates prevailing during the relevant period. Functional currency exchange rates for WISeQey’s operating subsidiaries have in the past, and may in the future, fluctuate significantly against the USD. Because WISeQey prepares its consolidated financial statements in USD, these fluctuations may have an effect both on WISeQey’s results of operations and on the reported value of its assets, liabilities, revenue and expenses as measured in USD, which in turn may significantly affect reported earnings, either positively or negatively, and the comparability of period-to-period results of operations.

In addition to currency translation risks, WISeQey is exposed to currency transaction risks. Currency transaction risk is the risk that the domestic currency value of a future foreign currency denominated cash flow (payments or receipts from a committed or uncommitted contract or credit facility) varies as a direct result of changes in exchange rates. Fluctuations in currencies may adversely impact WISeQey’s ability to compete on a global basis, and its results of operations and financial condition.

WISeQey’s operating results can vary significantly due to the impairment of goodwill and other tangible and intangible assets due to changes in the business environment.

WISeQey’s operating results can also vary significantly due to impairments of intangible assets, including goodwill, and other fixed assets. As at December 31, 2025, the value of WISeQey’s goodwill as recorded on its balance sheet was USD 13,973,000 and the value of acquired technologies and other intangible assets was USD 21,073,000, net of impairment and amortization. Because the market for WISeQey’s products is characterized by rapidly changing technologies, its future cash flows may not support the value of goodwill and other intangibles recorded in its consolidated financial statements. According to U.S. GAAP, WISeQey is required to annually test its recorded goodwill and indefinite-lived intangible assets, if any, and to assess the carrying values of other intangible assets when impairment indicators exist. As a result of such tests, WISeQey could be required to book impairment charges in its statement of operations if the carrying value is greater than the fair value. The amount of any potential impairment is not predictable.

Factors that could trigger an impairment of such assets include, but are not limited to, the following:

●	underperformance relative to projected future operating results;

●	negative industry or economic trends, including changes in borrowing rates or weighted average cost of capital;

●	applicable tax rates;

●	changes in working capital;

●	the market multiples utilized in WISeQey’s fair value calculations;

●	changes in the manner or use of the acquired assets or the strategy for WISeQey’s overall business; and

●	changes in WISeQey’s organization or management reporting structure, which could require greater aggregation or disaggregation in its analysis by reporting unit and potentially alternative methods/assumptions of estimating fair values.

Any potential future impairment, if required, could have a material adverse effect on WISeQey’s business, financial condition and results of operations.

WISeQey is exposed to risks associated with acquisitions and investments.

WISeQey may in the future make acquisitions of, or investments in, existing companies or existing or new businesses. Acquisitions and investments involve numerous risks that vary depending on their scale and nature, including, but not limited to:

●	diversion of management’s attention from other operational matters;

●	inability to complete proposed transactions as anticipated or at all (and any ensuing obligation to pay a termination fee or other costs and expenses);

●	the possibility that the acquired business will not be successfully integrated or that anticipated cost savings, synergies or other benefits will not be realized;

●	the acquired business or strategic partnership may lose market acceptance or profitability;

●	a decrease in cash or an increase in indebtedness, including security interests that may have to be constituted as part of the acquisition indebtedness, may limit WISeQey’s ability to access additional capital when needed;

●	failure to commercialize purchased technologies, intellectual property rights or partnered solutions;

●	initial dependence on unfamiliar supply chains or relatively small supply partners;

●	inability to obtain and protect intellectual property rights in key technologies;

●	incurrence of unexpected liabilities; and

●	loss of key personnel and clients or customers of acquired businesses.

In addition, if WISeQey is unsuccessful at integrating such acquisitions or the technologies associated with such acquisitions, its revenues and results of operations could be adversely affected. Any integration process may require significant time and resources, and WISeQey may not be able to manage the process successfully. WISeQey may not successfully evaluate or utilize the acquired technology or personnel, or accurately forecast the financial impact of an acquisition transaction, including accounting charges. WISeQey may have to pay cash, incur debt or issue equity securities to pay for any such acquisition, each of which could adversely affect its financial condition. The sale of equity or incurrence of debt to finance any such acquisitions could result in dilution to its shareholders. The incurrence of indebtedness would result in increased fixed obligations and could also include covenants or other restrictions that would impede WISeQey’s ability to manage its operations.

WISeQey may need additional capital in the future and it may not be available on terms favorable to it or at all.

Although WISeQey has raised significant capital during 2024, 2025 and 2026 to date, WISeQey may require additional capital in the future to do, among other things, the following:

●	fund its operations;

●	finance investments in equipment and infrastructure needed to maintain its manufacturing capabilities;

●	enhance and expand the range of products and services WISeQey offers;

●	respond to potential strategic opportunities, such as investments, acquisitions and expansions; and

●	service or refinance other indebtedness.

WISeQey’s ability to obtain external financing in the future is subject to a variety of uncertainties, including: (i) its financial condition, results of operations and cash flows, and (ii) general market conditions for financing activities.

The terms of available financing may also restrict WISeQey’s financial and operating flexibility. If adequate funds are not available on acceptable terms, WISeQey may be forced to reduce its operations or delay, limit or abandon expansion opportunities. Moreover, even if WISeQey is able to continue its operations, the failure to obtain additional financing could have a material adverse effect on its business, financial condition and results of operations.

WISeQey is a holding company with no direct cash generating operations and relies on its subsidiaries to provide it with funds necessary to pay dividends to shareholders.

WISeQey is a holding company with no significant assets other than the equity interests in its subsidiaries. WISeQey’s subsidiaries own substantially all the rights to its revenue streams. WISeQey has no legal obligation to, and may not, declare dividends or other distributions on its shares. Under BVI law and the WISeQey Articles, the directors may authorize a dividend by Resolution of Directors only if they are satisfied, on reasonable grounds, that immediately after the distribution the value of WISeQey’s assets will exceed its liabilities and WISeQey will be able to pay its debts as they fall due. WISeQey’s ability to pay dividends to its shareholders depends on the availability of sufficient legally distributable profits from previous years, which depends on the performance of its subsidiaries and their ability to distribute funds to WISeQey, and/or on the availability of distributable reserves from capital contributions at the WISeQey level, and on the need for shareholder approval.

The ability of a subsidiary to make distributions to WISeQey could be affected by a claim or other action by a third party, including a creditor, or by laws which regulate the payment of dividends by companies. In addition, the subsidiaries’ ability to distribute funds to WISeQey depends on, among other things, the availability of sufficient legally distributable profit of such subsidiaries. WISeQey cannot offer any assurance that legally distributable profit or reserves from capital contributions will be available in any given financial year.

Even if there is sufficient legally distributable profit or reserves from capital contributions available WISeQey may not be able to pay a dividend or distribution of reserves from capital contributions for a variety of reasons. Payment of future dividends and other distributions will depend on WISeQey’s liquidity and cash flow generation, financial condition and other factors, including regulatory and liquidity requirements, as well as tax and other legal considerations.

WISeQey has entered, and expects to continue to enter, into joint venture agreements and these activities involve risks and uncertainties.

WISeQey has entered, and expects to continue to enter, into joint venture agreements in order to effectively grow its revenue and penetrate certain geographic regions. Entering into joint venture agreements or other similar forms of partnership involves risks and uncertainties, including the risk that the partners that it enters into joint ventures with will not have the market connections that it expects them to bring to the joint venture. Additionally, there is a risk that a given joint venture could fail to satisfy its obligations, which may result in certain liabilities to WISeQey for guarantees and other commitments. Further, since WISeQey may not exercise control over current or future joint ventures, it may not be able to require its joint ventures to take the actions that it believes are necessary to implement its business strategy. Additionally, differences in views among joint venture participants may result in delayed decisions or failures to agree on major issues. If any of these difficulties cause any of WISeQey’s joint ventures to deviate from its business strategy, or if this leads any of its joint ventures to fail to attract the customer base that it projects it to attract, WISeQey’s results of operations could be materially adversely affected.

The market for and price of Ordinary Shares may be highly volatile.

The market price of WISeQey Ordinary Shares has been highly volatile and may be affected negatively by events involving us, our competitors, the software and security industry, or the financial markets in general. Investors might not be able to resell their Ordinary Shares at the price at which they were purchased or at a higher price or at all. Factors that could cause this volatility in the market price of Ordinary Shares include, but are not limited to:

●	our operating and financial results;

●	future announcements concerning our business;

●	changes in revenue or earnings estimates and recommendations by securities analysts;

●	changes in our business strategy and operations;

●	changes in our senior management or board of directors;

●	speculation of the press or the investment community;

●	disposals of Ordinary Shares by shareholders;

●	actions of competitors;

●	our involvement in acquisitions, strategic alliances or joint ventures;

●	regulatory factors;

●	arrival and departure of key personnel;

●	investment community views on technology stock;

●	liquidity of the Ordinary Shares; and

●	general market, economic and political conditions.

In addition, securities markets in general have, from time to time, experienced significant price and volume fluctuations. Such fluctuations, as well as the economic environment as a whole, can have a substantial negative effect on the market price of our securities, regardless of our operating results or our financial position. Any such broad market fluctuations may adversely affect the trading price of our securities.

WISeQey’s Ordinary Shares are traded on more than one market or exchange and this may result in price variations.

WISeQey’s Ordinary Shares are traded on NASDAQ and the SIX. Trading on these markets takes place in different currencies (U.S. dollars on NASDAQ and Swiss francs on the SIX), and at different times (resulting from different time zones, trading days, and public holidays in the United States and Switzerland). The trading prices of WISeQey’s Ordinary Shares on these two markets may differ due to these and other factors.

Future sales or issuances, or the possibility or perception of future sales or issuances, of a substantial number of securities could cause the market price of Ordinary Shares to fall.

The market price of Ordinary Shares could decline as a result of sales of a large number of Ordinary Shares in the public market in the future or the possibility or perception that such sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for WISeQey to issue equity securities in the future at a time and price that it deems appropriate.

Legal and Regulatory Risks

Claims, litigation, government investigations, and other proceedings may adversely affect WISeQey’s business and results of operations

WISeQey faces a variety of potential claims, lawsuits, investigations, and other legal proceedings across different areas, such as intellectual property, taxes, labor, privacy, data security, consumer protection, commercial disputes, and more, involving both its own operations and those of third parties. These proceedings can negatively impact WISeQey due to legal expenses, disruption of operations, diversion of management attention, adverse publicity, and other factors. The outcomes of these matters are uncertain and come with significant risks. Assessing potential losses and establishing legal reserves involves judgment and may not fully capture all uncertainties and unpredictable outcomes. Until these matters are resolved, WISeQey may face losses beyond what is currently recorded, which could be significant. Changes or inaccuracies in WISeQey’s estimates and assumptions could materially affect its business or financial results.

WISeQey could be subject to securities class action litigation.

In the past, securities class action litigation has often been brought against public companies following declines in the market prices of their securities. If WISeQey faces such litigation, it could result in substantial costs and a diversion of management’s attention and WISeQey’s resources, which could harm its business.

Employment laws in some of the countries in which WISeQey operates are relatively stringent.

As of December 31, 2025, WISeQey had employees located in Switzerland, in the United States, in France and other countries and regions. In some of the countries in which WISeQey operates, employment laws may grant significant job protection to employees, including rights on termination of employment and setting a maximum number of hours and days per week that a particular employee is permitted to work. In addition, in certain countries in which WISeQey operates, it is or may be required to consult and seek the advice of employee representatives and/or unions. These laws, coupled with the requirement to consult with any relevant employee representatives and unions, could impact WISeQey’s ability to react to market changes and the needs of its business.

A change in tax laws, treaties or regulations, or their interpretation, of any country in which WISeQey operates could result in a higher tax rate on its earnings, which could result in a significant negative impact on WISeQey’s earnings and cash flows from operations.

WISeQey operates in various jurisdictions. Consequently, WISeQey is subject to changes in applicable tax laws, treaties or regulations in the jurisdictions in which WISeQey operates, which could include laws or policies directed toward companies organized in jurisdictions with low tax rates. A material change in the tax laws or policies, or their interpretation, of any country in which WISeQey has significant operations, or in which WISeQey is incorporated or resident could result in a higher effective tax rate on WISeQey’s worldwide earnings and such change could be significant to WISeQey’s financial results.

If WISeQey is unable to adequately protect its proprietary technology and intellectual property rights, its business could suffer substantial harm.

WISeQey’s intellectual property rights are important to its business. WISeQey relies on a combination of confidentiality clauses, trade secrets, copyrights and trademarks to protect its intellectual property and know-how. In addition, WISeQey has filed a number of applications for patents to protect WISeQey’s technologies and has been granted one patent in Switzerland and another one is under evaluation, for the Company’s verification and authentication of valuable objects on the Internet in connection with technology involving IoT when connecting to each other or to the cloud. Further, in connection with the acquisition of SEALSQ France SAS from Inside Secure SA, WISeQey acquired 39 patent families. The steps WISeQey takes to protect its intellectual property may be inadequate. WISeQey will not be able to protect its intellectual property if WISeQey is unable to enforce its rights or if WISeQey does not detect unauthorized use of its intellectual property. Despite WISeQey’s precautions, it may be possible for unauthorized third parties to copy its products and use information that they regard as proprietary to create solutions and services that compete with theirs. Some license provisions protecting against unauthorized use, copying, transfer and disclosure of WISeQey’s solutions may be unenforceable under the laws of certain jurisdictions. WISeQey enters into confidentiality and invention assignment agreements with its employees and consultants and enter into confidentiality agreements with the parties with whom they have strategic relationships and business alliances. No assurance can be given that these agreements will be effective in controlling access to WISeQey’s proprietary information. Further, these agreements do not prevent WISeQey’s competitors from independently developing technologies that are substantially equivalent or superior to its solutions. Additionally, WISeQey may from time to time be subject to opposition or similar proceedings with respect to applications for registrations of its intellectual property, including but not limited to trademarks and patent applications. While WISeQey aims to acquire adequate protection of its brand through registrations in key markets, occasionally third parties may have already registered or otherwise acquired rights to identical or similar brands for solutions that also address the cybersecurity, authentication or mobile application markets. Additionally, the process of seeking patent protection can be lengthy and expensive. Any of WISeQey’s pending or future patent or trademark applications, whether challenged or not, may not be issued with the scope of the claims it seeks, if at all. WISeQey currently owns 126 individual patents which preserve its technology. From time to time, WISeQey may discover that third parties are infringing, misappropriating or otherwise violating its intellectual property rights. However, policing unauthorized use of its intellectual property and misappropriation of its technology is difficult and WISeQey may therefore not always be aware of such unauthorized use or misappropriation. Despite its efforts to protect its intellectual property rights, unauthorized third parties may attempt to use, copy or otherwise obtain and market or distribute WISeQey’s intellectual property rights or technology or otherwise develop solutions with the same or similar functionality as its solutions. If competitors infringe, misappropriate or otherwise misuse WISeQey’s intellectual property rights and they are not adequately protected, or if such competitors are able to develop solutions with the same or similar functionality as WISeQey’s without infringing its intellectual property, WISeQey’s competitive position and results of operations could be harmed and its legal costs could increase. WISeQey processes and stores personal information, which subjects WISeQey to data protection laws and contractual commitments, and WISeQey’s actual or perceived failure to comply with such laws and commitments could harm its business. The personal information WISeQey processes is subject to an increasing number of laws regarding privacy and data protection, as well as contractual commitments. Any failure or perceived failure by WISeQey to comply with such obligations may result in governmental enforcement actions, fines, or cause its customers to lose trust in WISeQey, which could have an adverse effect on its reputation and business.

WISeSat is now a separately listed public company, and WISeQey’s controlling interest in WISeSat may expose WISeQey to litigation, regulatory, financial and governance risks.

On October 1, 2026, WISeSat completed its business combination with Columbus Acquisition Corp., a special purpose acquisition company (“SPAC”), and on October 2, 2026, the ordinary shares of WISeSat.Space Holdings Corp. began trading on the Nasdaq Capital Market under the symbol “SAIQ.” WISeQey retains a majority ownership interest in WISeSat. SPAC transactions and companies that become public through SPAC transactions are subject to heightened regulatory scrutiny by the U.S. Securities and Exchange Commission and have been the subject of increased private litigation, including claims relating to disclosure, valuation, projections, fiduciary duties and conflicts of interest. As a result of WISeSat’s status as a separately listed public company in which WISeQey holds a controlling interest, WISeQey is subject to a number of risks, including the following:

●	the market price of WISeSat’s ordinary shares may be volatile, and trading in those shares may be limited, which could reduce the value of WISeQey’s interest in WISeSat and, in turn, adversely affect the market price of WISeQey’s Ordinary Shares;

●	WISeQey’s interests as controlling shareholder may conflict with the interests of WISeSat’s minority shareholders, and related-party arrangements among WISeQey, SEALSQ and WISeSat, including in connection with QSOC, may be subject to increased scrutiny, independent director approval requirements and claims by WISeSat’s minority shareholders;

●	WISeSat is subject to SEC reporting, Sarbanes-Oxley and Nasdaq listing requirements, which will increase costs reflected in WISeQey’s consolidated results, and any failure by WISeSat to comply with such requirements or to maintain its Nasdaq listing could adversely affect the value of WISeQey’s interest in WISeSat; and

●	WISeQey’s CEO and CFO hold management positions at WISeSat and SEALSQ, and the demands of managing multiple publicly traded companies may divert their attention from WISeQey’s business.

In addition, WISeQey and its directors, officers and controlling shareholders could be exposed to securities class action litigation or regulatory investigations arising from alleged misstatements, omissions or deficiencies in the disclosure documents used in connection with the business combination, including registration statements, proxy materials and other public communications, or from any decline in the market price of WISeSat’s ordinary shares following the closing. Further, as a controlling shareholder of WISeSat, WISeQey may be subject to statutory “control person” liability under U.S. securities laws for acts or omissions of WISeSat, regardless of whether WISeQey was directly involved in the underlying conduct. Any such litigation or investigation, regardless of merit, could result in substantial costs, divert management’s attention and adversely affect WISeQey’s business, financial condition and results of operations.

Future equity financings by SEALSQ or WISeSat could dilute WISeQey’s economic interest in those subsidiaries, even if WISeQey retains voting control, which could reduce the value attributable to WISeQey and its shareholders.

SEALSQ and WISeSat are each separately listed public companies that have financed, and expect to continue to finance, their operations and growth in part through the issuance of equity or equity-linked securities, including through registered offerings, “at the market” programs, private placements, PIPE transactions, warrant exercises, convertible instruments and equity-based compensation. WISeSat in particular expects to require significant additional capital to fund the development and deployment of its planned satellite infrastructure. WISeQey does not control the timing, size, pricing or terms of these financings in the ordinary course, and it may decide not to, or may be unable to, participate in them on a pro rata basis. Because WISeQey’s voting control over SEALSQ and WISeSat derives in significant part from its holdings of high-vote shares, including Class F shares, WISeQey expects to retain voting control over these subsidiaries even if its economic ownership interest declines. However, each issuance of ordinary shares or other equity securities by SEALSQ or WISeSat in which WISeQey does not participate proportionally will reduce WISeQey’s percentage economic interest in that subsidiary, including its share of the subsidiary’s net assets, earnings, cash flows and any future dividends or other distributions, and its share of proceeds from any sale, merger or liquidation of the subsidiary. Such dilution may be significant, particularly if securities are issued at prices below the then-current market price or on terms that include warrants, conversion features or other rights senior to or more favorable than those of the ordinary shares held by WISeQey. As a result, a growing portion of the value of SEALSQ and WISeSat may be attributable to their minority shareholders, which would increase the non-controlling interests reflected in WISeQey’s consolidated financial statements and reduce the earnings and net assets attributable to WISeQey. In addition, the market price of WISeQey’s Ordinary Shares reflects in part the market value of its interests in SEALSQ and WISeSat. Any such dilution, or the market’s perception that it may occur, could therefore adversely affect the market price of WISeQey’s Ordinary Shares.

If management is unable to provide reports as to the effectiveness of WISeQey’s internal control over financial reporting, investors could lose confidence in the reliability of its financial statements, which could result in a decrease in the value of its shares.

Under Section 404 of Sarbanes-Oxley, WISeQey is required to include in each of its annual reports on Form 20-F, a report containing its management’s assessment of the effectiveness of its internal control over financial reporting. If, in such annual reports on Form 20-F, management cannot provide a report as to the effectiveness of its internal control over financial reporting as required by Section 404, investors could lose confidence in the reliability of WISeQey’s financial statements, which could result in a decrease in the value of its shares and WISeQey could be subject to sanctions or investigations by the Nasdaq Stock Market, SEC or other regulatory authorities.

WISeSat is subject to complex and evolving space and spectrum regulations globally.

Satellite communications require spectrum access, licensing, filings with relevant national authorities, and coordination with international bodies. Regulatory frameworks may change, approvals may be delayed, or regulators may impose operational constraints. WISeSat may also face challenges in obtaining or maintaining spectrum allocations in desired bands. Because services are intended to operate globally, WISeSat must comply with multiple jurisdictions’ telecom and space regulations, which may be costly and time-consuming. Failure to obtain or maintain necessary authorizations could limit service availability or delay expansion.

WISeSat’s defense-related collaborations, including with the Swiss Armed Forces, are subject to unique procurement, performance, and termination risks that could reduce expected revenue.

WISeSat’s business is subject to extensive government regulation. WISeSat’s ability to secure all requisite governmental approvals is not assured, and the process of obtaining governmental authorizations and permits can be very time-consuming and time-sensitive, and require compliance with a wide array of administrative and procedural rules. A failure by WISeSat to obtain required approvals could compromise its ability to generate revenue or conduct its business in one or more countries. WISeSat’s requests for regulatory approvals may be subject to challenges by adverse parties and these challenges could delay or prevent favorable action. Furthermore, regulatory approvals can be issued subject to conditions that have an adverse effect on its ability to implement its business plan.

WISeSat has conducted pilot-phase and customer-funded engineering activities involving counterparties associated with the Swiss Government and its related agencies, including armasuisse and RUAG, and has publicly discussed collaboration with the Swiss Space Command of the Swiss Armed Forces in relation to secure satellite and sovereign space-infrastructure initiatives. Government and defense programs typically involve long sales and approval cycles, milestone-based acceptance, and strict technical and cybersecurity specifications. Such engagements may be delayed, scaled back, or terminated for convenience or national interest, including due to changes in defense priorities or budgets, often without compensation for anticipated future volumes. If these collaborations do not progress to larger deployments or are reduced or terminated, WISeSat’s revenues, backlog, and growth prospects could be materially adversely affected.

Defense-related use cases may expose WISeSat to heightened regulatory scrutiny, export controls, and contracting risks.

WISeSat’s planned satellite infrastructure and related services may support defense and national-security use cases, including secure communications, trusted device authentication, telemetry, selected sensing or signal-related applications, and resilient communications in remote or degraded environments. These activities and related technologies may be subject to export controls, sanctions regimes, security-of-supply requirements, and restrictions on cross-border transfer of hardware, software, encryption, or technical data. Government customers may also impose stringent compliance obligations, audit rights, performance guarantees, and termination rights. Any failure to comply with defense-related regulations, or inability to meet government procurement requirements, could materially adversely affect the Company’s ability to operate in these markets.

WISeSat’s work with defense customers could create reputational and commercial relationship risks.

WISeSat’s publicly disclosed cooperation with the Swiss Armed Forces and focus on sovereign and defense-grade secure communications may lead some commercial customers, partners, regulators or investors to perceive WISeSat as defense-aligned, which could affect purchasing decisions, partnership opportunities, or regulatory posture in certain jurisdictions. Adverse publicity, political sensitivity, or stakeholder concerns related to military use cases could harm WISeSat’s brand or limit commercial expansion, even if WISeSat complies with all applicable laws.

WISeSat may need to make significant dedicated investments to meet defense-sector requirements, and these investments may not generate expected returns.

To support Swiss Armed Forces and similar defense-sector initiatives, WISeSat may be required to allocate engineering resources, tailor satellite payloads or ground-segment capabilities, expand security certifications, and maintain specialized personnel and facilities. These investments are often front-loaded and dependent on future program scale-up. If anticipated follow-on phases or broader constellation use by defense customers do not materialize, WISeSat may not recover such costs or achieve expected margins, which could adversely affect profitability and cash flows.

WISeSat may be subject to end-use, end-user, export-control, and sanctions restrictions that could limit sales or require costly controls.

Because WISeSat’s satellites and secure communications capabilities may be suitable for defense or dual-use purposes, sales, deployments, or technology transfers may be restricted by export-control and sanctions regimes, including requirements to screen end-users and end-uses, obtain licenses, or restrict access to encryption, software-defined radio features, payload capabilities, or related technical data. These obligations may apply even to commercial customers if they operate in sensitive regions or sectors. Failure to comply could result in significant fines, criminal liability, contract termination, and loss of market access; compliance may also increase cost and delay sales cycles.

Defense projects may require handling sensitive or classified information and could impose heightened operational security obligations.

Defense collaborations may require WISeSat to access, store, or process sensitive, mission-critical, or potentially classified information. This can entail enhanced operational security requirements, including facility controls, secure networks, personnel vetting, restrictions on data sharing, and incident-reporting obligations. Any breach, mishandling, or perceived weakness in these controls could result in loss of customer trust, termination of defense relationships, regulatory action, and reputational harm.

WISeSat may face additional risks related to sovereign-control requirements, “national preference” policies, or industrial offsets.

Certain defense customers may require local content, sovereign control of ground segment operations, data localization, technology escrow, or industrial participation/offset commitments. These requirements may increase costs, reduce margins, or constrain WISeSat’s ability to standardize its platform globally. Failure to satisfy such requirements could limit WISeSat’s ability to compete for, win, or expand defense-sector programs.

WISeQey’s and SEALCOIN’s activities with respect to SEALCOIN’s business may result in liabilities and reputational damage for WISeQey and SEALCOIN.

SEALCOIN’s current and anticipated activities focus on the development of digital asset-related technologies and platforms, including those relating to the QAIT token. Digital assets and related activities have faced regulatory uncertainty, in particular with respect to securities laws. While WISeQey intends to operate SEALCOIN in compliance with applicable securities laws, regulators or private parties may nonetheless claim that SEALCOIN’s activities, or WISeQey’s activities with respect to SEALCOIN’s business, violate applicable securities laws. If successfully litigated, such claims may impose financial liabilities on SEALCOIN or WISeQey, and may result in WISeQey being barred from conducting certain securities transactions, including certain securities offerings unrelated to SEALCOIN or digital assets. Even if unsuccessful, such claims or litigation, or the threat thereof, could result in substantial legal expense, reputational damage and disruption for WISeQey’s and SEALCOIN’s businesses, any of which could adversely impact WISeQey’s business and results of operations.

The proposed business combination between Quantisimo and GigCapital8 may not be completed, may be delayed, or may result in adverse consequences to WISeQey even if consummated.

On October 9, 2026, WISeQey and SEALSQ, together with Quantisimo, a special purpose vehicle jointly established by them, entered into an Agreement and Plan of Merger, dated as of October 8, 2026, with GigCapital8, a publicly traded special purpose acquisition company (“SPAC”), and Quantisimo Holdings Corp., a newly formed British Virgin Islands holding company (“Quantisimo PubCo”), relating to the proposed public listing of Quantisimo. The proposed transaction is subject to extensive regulatory, disclosure and shareholder approval requirements under U.S. securities laws, including approval by GigCapital8’s shareholders, the effectiveness of a registration statement on Form F-4 and the approval of Quantisimo PubCo’s listing on Nasdaq, and either party may terminate the merger agreement if the closing has not occurred on or before March 31, 2027. SPAC transactions are subject to heightened regulatory scrutiny by the U.S. Securities and Exchange Commission and have been the subject of increased private litigation, including claims relating to disclosure, valuation, projections, fiduciary duties and conflicts of interest.

There can be no assurance that the proposed transaction will be completed on the terms currently contemplated, within the anticipated timeframe, or at all. If the proposed transaction is not completed for any reason, WISeQey and SEALSQ may be adversely impacted, and without realizing any of the anticipated strategic, financing, market, or valuation benefits associated with Quantisimo, WISeQey would be subject to a number of risks, including the following:

●	WISeQey may experience negative reactions from the financial markets, including negative impacts on its stock price (including to the extent that the current market price reflects a market assumption that the proposed transaction will be completed);

●	Quantisimo and the businesses to be contributed to it may experience negative reactions from their customers, vendors and employees;

●	WISeQey and SEALSQ will have incurred substantial expenses and will be required to pay certain costs relating to the proposed transaction, whether or not the proposed transaction is completed, and management will have devoted substantial time and attention to a transaction that does not close; and

●	Quantisimo may not be able to execute on its business plan and may need to seek other sources of funding, including increased support from WISeQey and SEALSQ, including to satisfy the minimum cash condition or the cash contribution contemplated by the merger agreement.

Even if the proposed transaction is completed, Quantisimo’s strategy depends on its ability to successfully develop, commercialize, acquire, integrate, and scale quantum-related technologies, businesses, and investments, realize anticipated synergies and benefits from acquisitions, strategic investments, or asset contributions, and achieve projected growth objectives, valuation targets, and operational milestones. These objectives are inherently uncertain and depend in part on the future adoption, commercialization, and market acceptance of quantum technologies, which remain emerging and subject to significant technological, business, competitive, financing, and regulatory risks.

In addition, the contribution to Quantisimo of equity interests held by WISeQey or SEALSQ in Miraex SA, SEALCOIN AG, WeCan Group SA and WISeSat.Space Holdings Corp. would change WISeQey’s direct and indirect ownership interests in those businesses, increase execution and integration risk, require additional capital or management attention, and expose WISeQey to losses if Quantisimo underperforms expectations. Any failure to complete the proposed transaction, realize the anticipated benefits of the transaction, successfully execute Quantisimo’s acquisition and commercialization strategy, or achieve meaningful market adoption could materially and adversely affect WISeQey’s business, financial condition, results of operations, and the market price of its securities.

Even if the proposed transaction is completed, WISeQey and its directors, officers and controlling shareholders could be exposed to securities class action litigation or regulatory investigations arising from alleged misstatements, omissions or deficiencies in disclosure documents, including registration statements, proxy materials and other public communications. In addition, if WISeQey is deemed to be a controlling shareholder of Quantisimo PubCo following the transaction, it may be subject to statutory “control person” liability under U.S. securities laws for acts or omissions of Quantisimo PubCo, regardless of whether WISeQey was directly involved in the underlying conduct.

Risks Related to WISeQey Shares

As a “foreign private issuer” (within the meaning of the U.S. Securities Act) WISeQey is entitled to claim exemptions from certain Nasdaq corporate governance standards, and, as WISeQey elected to rely on these exemptions, you may not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.

As a foreign private issuer, WISeQey is permitted to, and WISeQey is relying on, exemptions from certain NASDAQ corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of Ordinary Shares.

WISeQey is exempted from certain corporate governance requirements of NASDAQ by virtue of being a foreign private issuer. WISeQey is required to provide a brief description of the significant differences between its corporate governance practices and the corporate governance practices required to be followed by domestic U.S. companies listed on NASDAQ. The standards applicable to WISeQey are considerably different than the standards applied to domestic U.S. issuers. For instance, WISeQey is not required to:

●	have a majority of the board be independent (although all of the members of the audit committee must be independent under the Exchange Act);

●	have a compensation committee or a nominating or corporate governance committee consisting entirely of independent directors; or

●	have regularly scheduled executive sessions with only independent directors.

WISeQey has relied on and intends to continue to rely on some of these exemptions. As a result, you may not be provided with the benefits of certain corporate governance requirements of NASDAQ.

As a foreign private issuer, we are exempt from certain disclosure requirements under the Exchange Act, which may afford less protection to our shareholders than they would enjoy if we were a domestic U.S. company.

As a foreign private issuer, we are exempt from, among other things, the rules prescribing the furnishing and content of proxy statements under the Exchange Act. In addition, our executive officers, directors and principal shareholders are exempt from the short-swing profit and recovery provisions contained in Section 16 of the Exchange Act, and our principal shareholders are also exempt from the reporting requirements contained in Section 16 of the Exchange Act. We are also not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic U.S. companies with securities registered under the Exchange Act. As a result, our shareholders may be afforded less protection than they would under the Exchange Act rules applicable to domestic U.S. companies.

WISeQey may lose its foreign private issuer status, which would then require WISeQey to comply with the Exchange Act’s domestic reporting regime and cause it to incur significant legal, accounting and other expenses.

As a foreign private issuer, WISeQey is not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act applicable to U.S. domestic issuers. In order to maintain WISeQey’s current status as a foreign private issuer, either (a) a majority of its shares must be either directly or indirectly owned of record by non-residents of the United States or (b)(i) a majority of its executive officers or directors may not be United States citizens or residents, (ii) more than 50 percent of its assets cannot be located in the United States and (iii) its business must be administered principally outside the United States. These criteria are tested annually. If WISeQey lost this status, it would be required to comply with the Exchange Act reporting and other requirements applicable to U.S. domestic issuers, which are more detailed and extensive than the requirements for foreign private issuers. WISeQey may also be required to make changes in its corporate governance practices in accordance with various SEC and stock exchange rules. The regulatory and compliance costs to WISeQey under U.S. securities laws if it is required to comply with the reporting requirements applicable to a U.S. domestic issuer may be significantly higher than the cost it would incur as a foreign private issuer. As a result, WISeQey expects that a loss of foreign private issuer status would increase its legal and financial compliance costs and would make some activities highly time-consuming and costly. WISeQey also expects that if it were required to comply with the rules and regulations applicable to U.S. domestic issuers, it would make it more difficult and expensive for WISeQey to obtain director and officer liability insurance, and WISeQey may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These rules and regulations could also make it more difficult for WISeQey to attract and retain qualified members of its board of directors.

WISeQey has never paid dividends on its shares, and does not anticipate paying cash dividends in the foreseeable future.

WISeQey has never declared or paid cash dividends on its shares. WISeQey does not anticipate paying cash dividends on its shares in the foreseeable future. WISeQey currently intends to retain all available funds and any future earnings to fund the development and growth of its business. Any future determination to declare cash dividends will be made at the discretion of its board of directors, subject to the board being satisfied, on reasonable grounds, that WISeQey will satisfy the solvency test under the BVI Companies Act immediately after the distribution, and compliance with applicable laws and covenants under current or future credit facilities, which may restrict or limit WISeQey’s ability to pay dividends and will depend on its financial condition, operating results, capital requirements, general business conditions and other factors that WISeQey’s board of directors may deem relevant. As a result, capital appreciation, if any, of WISeQey’s securities will be your sole source of gain for the foreseeable future.

The rights accruing to holders of Ordinary Shares and Class B Shares may differ from the rights typically accruing to shareholders of a U.S. corporation.

We are organized under the laws of the British Virgin Islands. The rights of holders of Ordinary Shares and Class B Shares are governed by the laws of the British Virgin Islands and by our Articles of Association. These rights differ in certain respects from the rights of shareholders in typical U.S. corporations. See the section entitled “Description of Ordinary Shares — Comparison of Shareholder Rights” for a description of the principal differences between the provisions of BVI law applicable to us and, for example, the Delaware General Corporation Law relating to shareholders’ rights and protections.

WISeQey’s multi-class share structure and certain provisions of the WISeQey Articles and BVI law may have anti-takeover effects that could discourage, delay or prevent a change of control, which could depress the trading price of the Ordinary Shares.

The WISeQey Articles authorize Class B Shares, each of which carries ten votes per share (subject to an aggregate cap of 49.999999% of the total voting power, disregarding the Class F Shares), and Class F Shares, which carry a number of votes that causes the Class F Shares to represent 49.999999% of the voting power of all shares, less the votes attaching to other shares held by the Class F holders. Class B Shares may be issued only to Permitted Holders, which include existing holders of Class B Shares and employees, officers, directors and consultants of any member of the WISeQey group designated by the Board of Directors, and may be transferred only to persons who are already holders of Class B Shares. As a result, holders of Class B Shares and Class F Shares, including members of management, are able to exercise significant influence over matters submitted to shareholders, including the election of directors and the approval of any merger, consolidation or sale of all or substantially all of WISeQey’s assets, even though they hold a disproportionately small economic interest in WISeQey. In addition, subject to BVI law and the rules of Nasdaq, the Board of Directors may allot and issue shares with preferred, deferred or other rights or restrictions, whether in regard to distributions, voting, return of capital or otherwise, without further shareholder action, and such issuances could be used to dilute the voting power of a potential acquirer. Further, while the Ordinary Shares remain listed on the SIX Swiss Exchange, WISeQey is subject to Swiss takeover law, but the WISeQey Articles contain an opting-out provision under which an acquirer of shares is not obliged to make a mandatory public offer under articles 135 and 163 of the Swiss Financial Market Infrastructure Act, and shareholders will therefore not benefit from mandatory offer protection. This concentration of voting control and these provisions may discourage, delay or prevent a merger, tender offer or other change of control that other shareholders may consider favorable, including transactions in which shareholders might otherwise receive a premium for their Ordinary Shares, and may limit the price that investors are willing to pay in the future for the Ordinary Shares. Although the WISeQey Articles do not contain provisions similar to Section 203 of the Delaware General Corporation Law, the foregoing may have a similar effect. For more information, see “Description of Ordinary Shares — Comparison of Shareholder Rights.”

It may be difficult to enforce service of process and judgments against us and our officers and directors.

WISeQey is incorporated under the laws of the British Virgin Islands and our principal executive offices are located outside the United States. Most of our directors and officers and those of our subsidiaries are or are expected to be residents of countries other than the United States. Substantially all of our and our subsidiaries’ assets and a substantial portion of the assets of our directors and officers are or will be located outside the United States. As a result, it may be difficult or impossible for United States investors to effect service of process within the United States upon us, our directors or officers, our subsidiaries or to realize against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

If WISeQey fails to maintain an effective system of internal control over financial reporting, it may not be able to accurately report its financial results or prevent fraud. As a result, shareholders could lose confidence in WISeQey’s financial and other public reporting, which would harm its business and the trading price of its Ordinary Shares.

Effective internal controls over financial reporting are necessary for WISeQey to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could cause WISeQey to fail to meet its reporting obligations. Inadequate internal controls could cause investors to lose confidence in WISeQey’s reported financial information, which could have a negative effect on the trading price of its Ordinary Shares.

Management will be required to assess the effectiveness of WISeQey’s internal controls annually. However, for as long as WISeQey qualifies as a “non-accelerated filer” under SEC rules, its independent registered public accounting firm will not be required to attest to the effectiveness of WISeQey’s internal controls over financial reporting. An independent assessment of the effectiveness of WISeQey’s internal controls could detect problems that its management’s assessment might not. Undetected material weaknesses in WISeQey’s internal controls could lead to financial statement restatements requiring WISeQey to incur the expense of remediation and could also result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of its financial statements.

Risks related to Taxation

WISeQey believes it was likely a passive foreign investment company (a “PFIC”) for its 2025 taxable year and there is a risk that WISeQey is likely to be a PFIC for 2026 and future taxable years. If WISeQey is a PFIC for any taxable year during which a U.S. investor owns WISeQey Shares, the investor may be subject to adverse U.S. federal income tax consequences.

Under the Internal Revenue Code of 1986, as amended, or the Code, a non-U.S. corporation will be a PFIC for any taxable year in which, after the application of certain “look-through” rules with respect to subsidiaries, either (i) 75% or more of its gross income consists of passive income or (ii) 50% or more of the average quarterly value of its assets consists of assets that produce, or are held for the production of, passive income. Passive income generally includes interest, dividends, rents, royalties and capital gains, but generally excludes rents and royalties which are derived in the active conduct of a trade or business or are amounts received from a related person that are properly allocable to the non-passive income of such related person. Cash and cash-equivalents generally are passive assets for these purposes, and digital assets are likely to be passive assets for these purposes as well. Goodwill and other unbooked intangible assets (the value of which may be determined by reference to the excess of the sum of a corporation’s market capitalization and liabilities over the value of its book assets) generally are treated as active to the extent attributable to activities that produce or are intended to produce active income. For purposes of the above calculations, WISeQey will be treated as if it holds its proportionate share of the assets, and directly receives its proportionate share of the income, of any other corporation in which it directly or indirectly owns at least 25% of the shares of such corporation by value (a “look-through subsidiary”). SEALSQ, although a consolidated subsidiary of WISeQey for financial accounting purposes, did not qualify as a look-through subsidiary for purposes of determining the Company’s PFIC status for 2025. We note that there is substantial uncertainty regarding SEALSQ’s status as a PFIC for its 2025 taxable year and there is a significant risk that SEALSQ could be a PFIC in 2026 and possibly future taxable years.

The average value of our assets (including goodwill and other intangible assets) for purposes of determining our PFIC status for any taxable year may be determined, in large part, by reference to our market capitalization, which has fluctuated substantially over time and may continue to be volatile. Although we have not obtained valuations of our assets and thus are not in a position to make a definitive determination regarding whether we were a PFIC for 2025, we believe we were likely a PFIC for 2025 based on the composition of our income and assets in 2025 and the estimated value of our assets. We owned a substantial amount of passive assets in 2025, including cash and stock treated as passive investment assets under the PFIC rules. In particular, a substantial portion of our value is attributable to our interest in SEALSQ, which, as noted above, does not qualify as a look-through subsidiary for 2025 and is treated as a passive investment asset for purposes of determining our PFIC status. Based on our income and assets for 2025, there is also a risk that we are likely to be a PFIC for 2026 and possibly future taxable years. However, whether WISeQey will be classified as a PFIC in 2026 or any future taxable year is uncertain because it will depend on the composition of WISeQey’s income and assets and the value of its assets, including goodwill, which is determined in part by reference to WISeQey’s market capitalization, which may fluctuate significantly over time. Moreover, the determination of whether WISeQey is a PFIC for any taxable year is fact-intensive and requires the application of principles and methodologies that in some circumstances are unclear and subject to varying interpretation. Accordingly, WISeQey cannot provide any assurances regarding its PFIC status for 2026 or any future taxable year.

If a U.S. investor owns WISeQey shares in any year in which WISeQey is treated as a PFIC, WISeQey will generally continue to be treated as a PFIC with respect to that U.S. investor, even if it ceases to be a PFIC in subsequent years, unless the U.S. investor makes a “deemed sale” election with respect to the shares. Such a U.S. investor may be subject to adverse U.S. federal income tax consequences, including (i) the treatment of all or a portion of any gain on disposition as ordinary income, (ii) the application of a deferred interest charge on such gain and the receipt of certain dividends and (iii) compliance with certain reporting requirements. WISeQey does not intend to provide the information that would enable investors to make a “qualified electing fund,” or QEF, election that could mitigate the adverse U.S. federal income tax consequences should WISeQey be classified as a PFIC. Therefore, prospective investors should assume that a QEF election will not be available.

For further discussion, see the section titled “Taxation — Material U.S. Federal Income Tax Considerations for U.S. Holders.”

If a United States person is treated as owning at least 10% of WISeQey’s shares, such holder may be subject to adverse U.S. federal income tax consequences.

If a U.S. investor owns or is treated as owning (directly, indirectly or constructively) at least 10% of the value or voting power of WISeQey’s shares, such investor may be treated as a “United States shareholder” with respect to each “controlled foreign corporation” in WISeQey’s group (if any). A United States shareholder of a controlled foreign corporation may be required to report annually and include in its U.S. taxable income its pro rata share of “Subpart F income,” “net-CFC tested income,” and in certain circumstances, earnings of such corporation that are invested in U.S. property, regardless of whether such corporation makes any distributions. Failure to comply with these reporting obligations may subject a United States shareholder to significant monetary penalties and may prevent the statute of limitations with respect to such shareholder’s U.S. federal income tax return for the year for which reporting was due from starting. WISeQey cannot provide any assurances that it will assist investors in determining whether it or any of its non-U.S. subsidiaries is treated as a controlled foreign corporation or whether any investor is treated as a United States shareholder with respect to any such controlled foreign corporation or furnish to any United States shareholders information that may be necessary to comply with the aforementioned reporting and tax paying obligations. A United States investor should consult its advisors regarding the potential application of these rules to an investment in WISeQey’s shares.

Risks Related to SEALSQ’s Investment Policy and Investment Portfolio

The value of SEALSQ’s investment portfolio may decline.

SEALSQ’s Investment Policy permits SEALSQ to invest from time to time in securities and certain cryptocurrencies as approved by the SEALSQ Board (collectively referred to herein as the “Approved Cryptocurrencies”), including Bitcoin, Ethereum, HBAR (which are digital assets based on an open source cryptographic protocol existing on the Hedera Network), and WECAN tokens (which are Ethereum-based native utility tokens compliant with the ERC-20 standard tokens issued by WeCan Group SA, (a Swiss blockchain and data compliance company in which SEALSQ has a 31.9% equity stake as of December 31, 2025)), and SEALSQ will be exposed to market volatility in connection with these investments. SEALSQ’s financial position and financial performance could be adversely affected by worsening market conditions or poor performance of such investments. Bitcoin, for example, is a highly volatile asset and has experienced significant price fluctuations over time. SEALSQ’s cryptocurrency strategy has not been tested and may prove unsuccessful. SEALSQ may also invest from time to time in nonmarketable securities and may need to hold such instruments for a long period of time and may not be able to realize a return of its cash investment should there be a need to liquidate to obtain cash at any given time. SEALSQ may also invest from time to time in securities that are interest-bearing securities and if there are changes in interest rates, those changes would affect the interest income SEALSQ earns on these investments and, therefore, impact its cash flows and results of operations, as well as the value of such assets as reflected on the balance sheet.

SEALSQ’s investment portfolio may be concentrated in just a few holdings, which may result in a single holding significantly impacting the value of its investment portfolio.

SEALSQ’s investment portfolio is overseen in accordance with the guidelines approved by the Investment Committee pursuant to the Investment Policy. SEALSQ’s investment portfolio may be concentrated in just a few holdings. Accordingly, a significant decline in the market value of one or more of such holdings may not be offset by hypothetically better performance of the other holdings, if any. This concentration of risk may result in a more pronounced effect on net income and stockholders’ equity and may result in greater volatility in the fair market value of SEALSQ’s investment portfolio from one period to another.

The trading prices of many digital assets, including the Approved Cryptocurrencies, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including declines in the trading prices of any of the Approved Cryptocurrencies, is likely to influence SEALSQ’s financial results and the market price of its ordinary shares.

Digital assets are highly volatile assets, and to the extent SEALSQ holds material positions in the Approved Cryptocurrencies or other digital assets, fluctuations in the price of any of the Approved Cryptocurrencies or other digital assets are likely to influence its financial results and, as a result, the market price of its ordinary shares (and, potentially, the market price of WISeQey Shares). To the extent SEALSQ holds material positions in the Approved Cryptocurrencies or other digital assets, its financial results and the market price of its ordinary shares (and, potentially, the market price of WISeQey Shares) would be adversely affected, and its business and financial condition would be negatively impacted, if the price of any of the Approved Cryptocurrencies or other digital assets decreased substantially (as it has in the past, such as during 2022), including as a result of:

●	decreased user and investor confidence in any of the Approved Cryptocurrencies or other digital assets, including due to the various factors described herein;

●	investment and trading activities, such as:

●	trading activities of highly active retail and institutional users, speculators, miners and investors,

●	actual or expected significant dispositions of any of the Approved Cryptocurrencies or other digital assets by large holders, and

●	actual or perceived manipulation of the spot or derivative markets for any of the Approved Cryptocurrencies or other digital assets or spot Approved Cryptocurrencies or other digital assets exchange traded products;

●	negative publicity, media or social media coverage, or sentiment due to events in or relating to, or perception of, any of the Approved Cryptocurrencies or the broader digital assets industry;

●	changes in consumer preferences and the perceived value or prospects of any of the Approved Cryptocurrencies or other digital assets;

●	competition from other digital assets that exhibit better speed, security, scalability, or energy efficiency, that feature other more favored characteristics, that are backed by governments, including the U.S. government, or reserves of fiat currencies, or that represent ownership or security interests in physical assets;

●	a decrease in the price of other digital assets, including stablecoins, or the crash or unavailability of stablecoins that are used as a medium of exchange for Bitcoin or Ethereum purchase and sale transactions, such as the crash of the stablecoin Terra USD in 2022, to the extent the decrease in the price of such other digital assets or the unavailability of such stablecoins may cause a decrease in the price of Bitcoin, Ethereum or other digital assets or adversely affect investor confidence in digital assets generally;

●	the identification of Satoshi Nakamoto, the pseudonymous person or persons who developed Bitcoin, or the transfer of substantial amounts of Bitcoin from Bitcoin wallets attributed to Mr. Nakamoto or other “whales” that hold significant amounts of Bitcoin;

●	disruptions, failures, unavailability, or interruptions in service of trading venues for any of the Approved Cryptocurrencies, such as, for example, the announcement by the digital asset exchange FTX Trading that it would freeze withdrawals and transfers from its accounts and subsequent filing for bankruptcy protection;

●	the filing for bankruptcy protection by, liquidation of, or market concerns about the financial viability of digital asset custodians, trading venues, lending platforms, investment funds, or other digital asset industry participants;

●	regulatory, legislative, enforcement and judicial actions that adversely affect the price, ownership, transferability, trading volumes, legality or public perception of any of the Approved Cryptocurrencies, or that adversely affect the operations of or otherwise prevent digital asset custodians, trading venues, lending platforms or other digital assets industry participants from operating in a manner that allows them to continue to deliver services to the digital assets industry;

●	further reductions in mining rewards of Bitcoin or other digital assets, including block reward halving events, which are events that occur after a specific period of time that reduce the block reward earned by “miners” who validate Bitcoin or other digital asset transactions, or increases in the costs associated with Bitcoin or other digital asset mining, including increases in electricity costs and hardware and software used in mining, that may cause a decline in support for the Bitcoin network or other digital asset networks;

●	transaction congestion and fees associated with processing transactions on the Bitcoin, Ethereum, Hedera and/or WECAN tokens or other digital asset networks;

●	macroeconomic changes, such as changes in the level of interest rates and inflation, fiscal and monetary policies of governments, trade restrictions, and fiat currency devaluations;

●	developments in mathematics or technology, including in digital computing, algebraic geometry and quantum computing, that could result in the cryptography used by the Bitcoin blockchain or other digital asset blockchains and networks becoming insecure or ineffective; and

●	changes in national and international economic and political conditions.

The Approved Cryptocurrencies and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty.

The Approved Cryptocurrencies and other digital assets are relatively novel and are subject to significant uncertainty, which could adversely impact their price. The application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects and evolving, and it is possible that regulators in the United States or other countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of any of the Approved Cryptocurrencies.

The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of any of the Approved Cryptocurrencies and other digital assets or the ability of individuals or institutions to own or transfer any of the Approved Cryptocurrencies and other digital assets. Regulatory authorities have been evolving in their approach to digital assets. It is not possible to predict whether, or when, any of these developments will lead to Congress granting additional authorities to the SEC or other regulators, or whether, or when, any other federal, state or foreign legislative bodies will take any similar actions. It is also not possible to predict the nature of any such additional authorities, how additional legislation or regulatory oversight might impact the ability of digital asset markets to function or the willingness of financial and other institutions to continue to provide services to the digital assets industry, nor how any new regulations or changes to existing regulations might impact the value of digital assets generally, and the Approved Cryptocurrencies specifically. The consequences of increased regulation of digital assets and digital asset activities could adversely affect the market price of any of the Approved Cryptocurrencies and, in turn, adversely affect the market price of SEALSQ’s ordinary shares (and, potentially, the market price of WISeQey Shares).

Moreover, the risks of engaging in a digital asset treasury strategy are relatively novel and have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

The growth of the digital assets industry in general, and the use and acceptance of the Approved Cryptocurrencies in particular, may also impact the price of any of the Approved Cryptocurrencies or other digital assets and is subject to a high degree of uncertainty. The pace of worldwide growth in the adoption and use of the Approved Cryptocurrencies may depend, for instance, on public familiarity with digital assets, ease of buying, accessing or gaining exposure to the Approved Cryptocurrencies, institutional demand for the Approved Cryptocurrencies as an investment asset, the participation of traditional financial institutions in the digital assets industry, consumer demand for the Approved Cryptocurrencies as a means of payment, and the availability and popularity of alternatives to the Approved Cryptocurrencies. Even if growth in the adoption of the Approved Cryptocurrencies occurs in the near or medium-term, there is no assurance that usage of the Approved Cryptocurrencies will continue to grow over the long-term.

Because the Approved Cryptocurrencies have no physical existence beyond the record of transactions on their respective blockchains and networks, a variety of technical factors related to the Approved Cryptocurrencies’ blockchains and networks could also impact the price of the Approved Cryptocurrencies. For example, malicious attacks by miners, inadequate mining fees to incentivize validating of Bitcoin transactions, hard “forks” of the Bitcoin blockchain into multiple blockchains, and advances in digital computing, algebraic geometry, and quantum computing could undercut the integrity of the Bitcoin blockchain or other digital asset blockchains and networks and negatively affect the price of Bitcoin or other digital assets. The liquidity of Bitcoin or other digital assets may also be reduced and damage to the public perception of Bitcoin or other digital assets may occur, if financial institutions were to deny or limit banking services to businesses that hold Bitcoin, provide Bitcoin or other digital asset-related services or accept Bitcoin or other digital assets as payment, which could also decrease the price of Bitcoin or other digital assets. Similarly, the open-source nature of the Bitcoin blockchain or other digital asset blockchains means the contributors and developers of the Bitcoin blockchain or other digital assets are generally not directly compensated for their contributions in maintaining and developing the blockchain, and any failure to properly monitor and upgrade such blockchains could adversely affect such blockchains and negatively affect the price of Bitcoin or other digital assets.

The launch of central bank digital currencies (“CBDCs”) may change consumer preferences and the perceived value or prospects of digital assets.

The introduction of a government-issued digital currency could eliminate or reduce the need or demand for private-sector issued crypto currencies, or significantly limit their utility. National governments around the world could introduce CBDCs, which could in turn limit the size of the market opportunity for cryptocurrencies, and change consumer preferences and the perceived value or prospects of digital assets.

HBAR is the native token of the Hedera public network, which differs materially from conventional blockchains. Investing in or holding HBAR could expose SEALSQ to risks specific to Hedera’s technology, governance, and token economics.

The Hedera network is governed and controlled by the Hedera Governing Council, which is comprised of a limited number of multinational corporations and academic institutions, and it retains the authority to direct protocol upgrades, determine validator participation, and influence network policy. Therefore, control is concentrated in a small group and decisions adverse to HBAR holders could be made without broad community consent. Hedera’s hashgraph consensus algorithm remains relatively new and previously undiscovered weaknesses may emerge as usage grows. Certain features of HBAR, such as token freezing, KYC/AML compliance flags, and issuer-controlled minting and burning, could expose network participants and developers to heightened scrutiny under evolving securities, commodities, and payments regulations across multiple jurisdictions.

The WECAN tokens are novel, highly speculative digital assets that entail risks beyond those inherent in Ethereum-based ERC-20 tokens.

WECAN tokens rely on a proprietary and semi-permissioned infrastructure, which may concentrate operational control and create a single point of systemic failure. Given that the WECAN tokens are used in digital identity, such as KYC/AML verification, and data auditability functions, there is a risk of heightened exposure to regulatory and compliance oversight across multiple jurisdictions. Since the WECAN tokens have low trading volumes and a high token supply, there is a greater risk of price manipulation, impaired secondary market exit, and dilution upon the release of vested or reserved token allocations. Further, the success of the WECAN token, in part, is dependent on enterprise adoption and strategic partnerships and if those do not materialize, the WECAN token may lose value or cease to exist. The WECAN token is built on the ERC-20 standard, and it is, therefore, exposed to technical vulnerabilities in the ERC-20 standard and in any bridging mechanisms used to link Ethereum and the WECAN infrastructure.

Changes in the governance of a digital asset network or protocol may not receive sufficient support from users and validators, which may negatively affect that digital asset network’s or protocol’s ability to grow and respond to challenges.

The governance of some digital asset networks and protocols, such as the Bitcoin and Ethereum Networks, is generally by voluntary consensus and open competition. For such networks and protocols, there may be a lack of consensus or clarity on that network’s or protocol’s governance, which may stymie such network’s or protocol’s utility, adaptability and ability to grow and face challenges. The foregoing notwithstanding, the underlying software for some digital networks and protocols is informally or formally managed or developed by a group of core developers that propose amendments to the relevant network’s or protocol’s source code. Core developers’ roles may evolve over time, generally based on self-determined participation.

If a significant majority of users and validators were to adopt amendments to the networks for the Approved Cryptocurrencies based on the proposals of such core developers, the networks for the Approved Cryptocurrencies would be subject to new source code that may adversely affect the value of the Approved Cryptocurrencies.

As a result of the foregoing, it may be difficult to find solutions or marshal sufficient effort to overcome any future problems, especially long-term problems, on digital asset networks.

If SEALSQ or its third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to its Approved Cryptocurrencies, or if its private keys are lost or destroyed, or other similar circumstances or events occur, SEALSQ may lose some or all of its Approved Cryptocurrencies and its financial condition and results of operations could be materially adversely affected.

Security breaches and cyberattacks are of particular concern with respect to SEALSQ’s holdings and potential holdings of the Approved Cryptocurrencies or other digital assets. The Approved Cryptocurrencies and other blockchain-based cryptocurrencies and the entities that provide services to participants in the digital asset ecosystems have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities. For example, in October 2021 it was reported that hackers exploited a flaw in the account recovery process and stole from the accounts of at least 6,000 customers of the Coinbase exchange, although the flaw was subsequently fixed and Coinbase reimbursed affected customers. Similarly, in November 2022, hackers exploited weaknesses in the security architecture of the FTX Trading digital asset exchange and reportedly stole over $400 million in digital assets from customers. A successful security breach or cyberattack could result in:

●	a partial or total loss of SEALSQ’s Approved Cryptocurrencies in a manner that may not be covered by insurance or the liability provisions of the custody agreements with the custodians that it may engage to hold its Approved Cryptocurrencies;

●	harm to SEALSQ’s reputation and brand;

●	improper disclosure of data and violations of applicable data privacy and other laws; or

●	significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory, contractual and financial exposure.

Further, any actual or perceived data security breach or cybersecurity attack directed at other companies with digital assets or companies that operate digital asset networks, regardless of whether SEALSQ is directly impacted, could lead to a general loss of confidence in the broader blockchain ecosystem or in the use of the blockchain ecosystems to conduct financial transactions, which could negatively impact SEALSQ.

Attacks upon systems across a variety of industries, including industries related to Bitcoin and/or Ethereum, are increasing in frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded and organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper or illegal access to systems and information (including personal data and digital assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on SEALSQ’s systems or those of its third-party service providers or partners. SEALSQ may experience breaches of its security measures due to human error, malfeasance, insider threats, system errors or vulnerabilities or other irregularities. In particular, SEALSQ expects that unauthorized parties will attempt to gain access to its systems and facilities, as well as those of its partners and third-party service providers, through various means, such as hacking, social engineering, phishing and fraud. Threats can come from a variety of sources, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, and insiders. In addition, certain types of attacks could harm SEALSQ even if its systems are left undisturbed. For example, certain threats are designed to remain dormant or undetectable, sometimes for extended periods of time, or until launched against a target and SEALSQ may not be able to implement adequate preventative measures. Further, there has been an increase in such activities due to the increase in work-from-home arrangements. The risk of cyberattacks could also be increased by cyberwarfare in connection with the ongoing or future military and/or geopolitical conflicts, including potential proliferation of malware into systems unrelated to such conflicts. Any future breach of its operations or those of others in the digital asset industry, including third-party services on which SEALSQ relies, could materially and adversely affect its financial condition and results of operations.

SEALSQ faces risks relating to the custody of any Approved Cryptocurrency it may hold, including the loss or destruction of private keys required to access such digital assets and cyberattacks or other data loss relating to its digital assets.

SEALSQ intends to hold its Approved Cryptocurrencies with regulated custodians that have duties to safeguard its private keys. SEALSQ’s holdings of any of its Approved Cryptocurrencies may be concentrated with a single custodian from time to time. Considering the significant amount of Approved Cryptocurrencies SEALSQ may hold, it would seek to engage additional custodians to achieve a greater degree of diversification in the custody of its Approved Cryptocurrencies it may hold as the extent of potential risk of loss is dependent, in part, on the degree of diversification. If there is a decrease in the availability of digital asset custodians that SEALSQ believes can safely custody any of the Approved Cryptocurrencies it may hold, for example, due to regulatory developments or enforcement actions that cause custodians to discontinue or limit their services in the United States or consolidation in the custody industry, SEALSQ may need to take other measures to custody any of the Approved Cryptocurrencies it may hold, and its ability to seek a greater degree of diversification in the use of custodial services would be materially adversely affected.

Any insurance that SEALSQ obtains that would cover losses of its holdings of digital assets may only cover a small fraction of the value of the entirety of its digital asset holdings, and there can be no guarantee that such insurance will be maintained as part of the custodial services SEALSQ may have or that such coverage will cover losses with respect to its digital assets. Moreover, the use of custodians may expose SEALSQ to the risk that the digital assets that custodians may hold on its behalf could be subject to insolvency proceedings and it could be treated as a general unsecured creditor of the custodian, inhibiting its ability to exercise ownership rights with respect to such digital assets. Any loss associated with such insolvency proceedings is unlikely to be covered by any insurance coverage SEALSQ may maintain related to its digital assets.

The Approved Cryptocurrencies are controllable only by the possessor of both the unique public key and private key(s) relating to the local or online digital wallet in which such digital assets are held. While the blockchain ledger for the Approved Cryptocurrencies requires a public key relating to a digital wallet to be published when used in a transaction, private keys must be safeguarded and kept private in order to prevent a third party from accessing the Approved Cryptocurrencies held in such wallet. To the extent the private key(s) for a digital wallet are lost, destroyed, or otherwise compromised and no backup of the private key(s) is accessible, neither SEALSQ nor its custodians will be able to access the Approved Cryptocurrencies held in the related digital wallet. Furthermore, SEALSQ cannot provide assurance that its digital wallets, nor the digital wallets of its custodians held on its behalf, will not be compromised as a result of a cyberattack. The Bitcoin and blockchain ledger, as well as other digital assets and Decentralized Ledger technologies, have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities.

SEALSQ’s digital asset treasury strategy exposes SEALSQ to risk of non-performance by counterparties.

Its digital asset treasury strategy exposes SEALSQ to the risk of non-performance by counterparties, whether contractual or otherwise. Risk of non-performance includes inability or refusal of a counterparty to perform because of a deterioration in the counterparty’s financial condition and liquidity or for any other reason. For example, SEALSQ’s execution partners, custodians, or other counterparties might fail to perform in accordance with the terms of its agreements with them, which could result in a loss of the digital assets, a loss of the opportunity to generate funds, or other losses.

One of the counterparty risks with respect to digital assets is custodian default in the performance of obligations under the various custody arrangements SEALSQ may enter into. A series of recent high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry, the closure or liquidation of certain financial institutions that provided lending and other services to the digital assets industry, SEC enforcement actions against other providers, and placement into receivership or civil fraud lawsuit against digital asset industry participants have highlighted the perceived and actual counterparty risk applicable to digital asset ownership and trading. Legal precedent created in these bankruptcy and other proceedings may increase the risk of future rulings adverse to its interests in the event one or more of its custodians becomes a debtor in a bankruptcy case or is the subject of other liquidation, insolvency or similar proceedings.

While custodians are subject to regulatory regimes intended to protect customers in the event of a custodial bankruptcy, receivership or similar insolvency proceeding, no assurance can be provided that any custodially-held digital assets will not become part of the custodian’s insolvency estate if one or more of the custodians enters bankruptcy, receivership or similar insolvency proceedings. Additionally, if SEALSQ pursues any strategies to create income streams or otherwise generate funds using its digital assets, it would become subject to additional counterparty risks. Although no such strategies are contemplated at this time, SEALSQ will need to carefully evaluate market conditions, including price volatility as well as service provider terms and market reputations and performance, among others, prior to implementing any such strategy, all of which could affect its ability to successfully implement and execute on any such future strategy. These risks, along with any significant non-performance by counterparties, including in particular the custodians with which SEALSQ may custody substantially all of its digital assets, could have a material adverse effect on its business, prospects, financial condition, and operating results.

The availability of spot Bitcoin Exchange Traded Products and Ethereum Exchange Traded Products (ETPs) may adversely affect the market price of SEALSQ’s ordinary shares.

Although Bitcoin, Ethereum and other digital assets have experienced a surge of investor attention since Bitcoin was invented in 2008, until recently investors in the United States had limited means to gain direct exposure to Bitcoin and Ethereum through traditional investment channels, and instead generally were only able to hold Bitcoin and Ethereum through “hosted” wallets provided by digital asset service providers or through “unhosted” wallets that expose the investor to risks associated with loss or hacking of their private keys. Given the relative novelty of digital assets, general lack of familiarity with the processes needed to hold Bitcoin or Ethereum directly, as well as the potential reluctance of financial planners and advisers to recommend direct Bitcoin or Ethereum holdings to their retail customers because of the manner in which such holdings are custodied, some investors have sought exposure to Bitcoin and Ethereum through investment vehicles that hold Bitcoin and Ethereum, respectively, and issue shares representing fractional undivided interests in their underlying Bitcoin or Ethereum holdings. These vehicles, which were previously offered only to “accredited investors” on a private placement basis, have in the past traded at substantial premiums or discounts to net asset value, or NAV, possibly due to the relative scarcity of traditional investment vehicles providing investment exposure to Bitcoin or Ethereum, or due to the inability to convert such instruments to digital asset holdings, or withdraw digital assets from such facilities.

In 2024, the SEC approved the listing and trading of spot Bitcoin ETPs and spot Ethereum ETPs, the shares of which can be sold in public offerings and are traded on U.S. national securities exchanges. To the extent investors view SEALSQ’s ordinary shares as providing exposure to Bitcoin or Ethereum, it is possible that the value of its ordinary shares may have included (or may in the future include) a premium over the value of Bitcoin or Ethereum SEALSQ was expected to hold (or that it may in the future hold) due to the prior scarcity of traditional investment vehicles providing investment exposure to Bitcoin or Ethereum or may be subject to decline due to investors now having a greater range of options to gain exposure to Bitcoin and Ethereum and investors choosing to gain such exposure through ETPs rather than SEALSQ’s ordinary shares.

Although SEALSQ is an operating company with a post-quantum technology hardware and software solutions business, and it believes it offers a different value proposition than a passive Bitcoin or Ethereum investment vehicle such as a spot Bitcoin ETP or spot Ethereum ETP, investors may nevertheless view SEALSQ’s ordinary shares as an alternative to an investment in an ETP, and choose to purchase shares of a spot Bitcoin ETP or spot Ethereum ETP instead of its ordinary shares. They may do so for a variety of reasons, including if they believe that ETPs offer a “pure play” exposure to Bitcoin or Ethereum that is generally not subject to federal income tax at the entity level as SEALSQ is, or the other risk factors applicable to an operating business, such as SEALSQ’s. Additionally, unlike spot Bitcoin ETPs or spot Ethereum ETPs, SEALSQ (i) does not seek for its shares to track the value of the underlying Bitcoin or Ethereum SEALSQ holds before payment of expenses and liabilities, (ii) does not benefit from various exemptions and relief under the Securities Exchange Act of 1934, as amended, including Regulation M, and other securities laws, which enable spot Bitcoin ETPs and spot Ethereum ETPs to continuously align the value of their shares to the price of the underlying Bitcoin or Ethereum they hold through share creation and redemption, (iii) is a British Virgin Islands corporation rather than a statutory trust, and does not operate pursuant to a trust agreement that would require SEALSQ to pursue one or more stated investment objectives, and (iv) is not required to provide daily transparency as to SEALSQ’s Bitcoin and Ethereum holdings or its daily NAV. Furthermore, recommendations by broker-dealers to buy, hold, or sell complex products and non-traditional ETPs, or an investment strategy involving such products, may be subject to additional or heightened scrutiny that would not be applicable to broker-dealers making recommendations with respect to its ordinary shares.

As a result of the foregoing factors, availability of spot Bitcoin ETPs and spot Ethereum ETPs on U.S. national securities exchanges could have a material adverse effect on the market price of SEALSQ’s ordinary shares.

SEALSQ’s digital asset treasury strategy subjects it to enhanced regulatory oversight.

As noted above, several spot Bitcoin ETPs and spot Ethereum ETPs have received approval from the SEC to list their shares on a U.S. national securities exchange with continuous share creation and redemption at NAV. Even though SEALSQ is not, and does not function in the manner of, a spot Bitcoin ETP or a spot Ethereum ETP, it is possible that it nevertheless could face regulatory scrutiny from the SEC or other federal or state agencies due to SEALSQ’s holdings of digital assets. For example, if SEALSQ holds a substantial portion of its assets in the form of digital assets, or if it earns a substantial portion of its income from digital assets, regulators could take the position that SEALSQ is a commodity pool operator or otherwise subject to regulations (including registration requirements) under the Commodity Exchange Act of 1936 (as amended, the “CEA”) and/or, to the extent such digital assets are treated as securities, that SEALSQ is an investment company subject to regulations (including registration requirements) under the Investment Company Act of 1940 (as amended, the “ICA”). SEALSQ currently does not believe that its planned digital asset treasury strategy will require registration under the CEA or the ICA, but if regulators believe otherwise, it could be subject to enforcement action, or it may be required to discontinue such strategy or incur substantial costs to register and comply with regulations under the CEA and/or the ICA.

As discussed in more detail below, the SEC and U.S. Commodity Futures Trading Commission (the “CFTC”) recently issued the Joint Interpretation (as defined below), which provides some comfort that certain of the digital assets held and planned to be held by SEALSQ are not, in and of themselves, securities for purposes of the federal securities laws. However, as further discussed below, certain digital assets SEALSQ holds or plans to hold, such as WECAN tokens, are not specifically mentioned in the Joint Interpretation, and there is uncertainty as to whether such unmentioned digital assets may be treated as securities under the federal securities laws. Even for digital assets that the Joint Interpretation specifically mentions as not being securities in and of themselves, it is possible that certain transactions in such digital assets may nonetheless be considered investment contracts, and thus securities for purposes of the federal securities laws.

In addition, there has been increasing focus on the extent to which digital assets can be used to launder the proceeds of illegal activities, fund criminal or terrorist activities, or circumvent sanctions regimes, including those sanctions imposed in response to the ongoing conflict between Russia and Ukraine. While SEALSQ has implemented and maintains policies and procedures reasonably designed to promote compliance with applicable anti-money laundering and sanctions laws and regulations and plans to take care to only acquire its digital assets through entities subject to anti-money laundering regulation and related compliance rules in the United States, if SEALSQ is found to have purchased any of its Approved Cryptocurrencies from bad actors that have used digital assets to launder money or persons subject to sanctions, it may be subject to regulatory proceedings and any further transactions or dealings in digital assets by SEALSQ may be restricted or prohibited.

Additional laws, guidance and policies may be issued by domestic and foreign regulators following the filing for Chapter 11 bankruptcy protection by FTX Trading, one of the world’s largest cryptocurrency exchanges, in November 2022. U.S. and foreign regulators have also increased, and are highly likely to continue to increase, enforcement activity, and are likely to adopt new regulatory requirements in response to FTX Trading’s collapse. Increased enforcement activity and changes in the regulatory environment, including changing interpretations and the implementation of new or varying regulatory requirements by the government or any new legislation affecting digital assets, as well as enforcement actions involving or impacting SEALSQ’s trading venues, counterparties and custodians, may impose significant costs or significantly limit its ability to hold and transact in digital assets.

In addition, private actors that are wary of digital assets or the regulatory concerns associated with digital assets may in the future take further actions that may have an adverse effect on SEALSQ’s business or the market price of its ordinary shares.

Due to the currently unregulated nature and lack of transparency surrounding the operations of many digital asset trading venues, digital asset trading venues may experience greater fraud, security failures or regulatory or operational problems than trading venues for more established asset classes, which may result in a loss of confidence in digital asset trading venues and adversely affect the value of SEALSQ’s digital assets.

Digital asset trading venues are relatively new and, in many cases, unregulated. Even if regulated, such venues may not be complying with such regulations. Furthermore, there are many crypto assets trading venues that do not provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance. As a result, the marketplace may lose confidence in digital asset trading venues, including prominent exchanges that handle a significant volume of Bitcoin, Ethereum or other digital asset trading and/or are subject to regulatory oversight, in the event one or more Bitcoin, Ethereum or other digital asset trading venues cease or pause for a prolonged period the trading of Bitcoin, Ethereum or other digital assets, or experience fraud, significant volumes of withdrawal, security failures or operational problems.

In 2019 there were reports claiming that 80-95% of Bitcoin trading volume on trading venues was false or non-economic in nature, with specific focus on currently unregulated exchanges located outside of the United States. Any actual or perceived false trading in the digital asset markets, and any other fraudulent or manipulative acts and practices, could adversely affect the value of SEALSQ’s Approved Cryptocurrencies. Negative perception, a lack of stability in the broader digital asset markets and the closure, temporary shutdown or operational disruption of digital asset trading venues, lending institutions, institutional investors, institutional miners, custodians, or other major participants in the digital asset ecosystem, due to fraud, business failure, cybersecurity events, government-mandated regulation, bankruptcy, or for any other reason, may result in a decline in confidence in any of the Approved Cryptocurrencies and the broader digital asset ecosystem and greater volatility in the price of the Approved Cryptocurrencies. For example, in 2022, each of Celsius Network, Voyager Digital, Three Arrows Capital, FTX Trading, and BlockFi filed for bankruptcy, following which the market prices of Bitcoin and other digital assets significantly declined. As the price of SEALSQ’s ordinary shares could be affected by the value of any digital assets SEALSQ may hold, the failure of a major participant in the digital asset ecosystem could have a material adverse effect on the market price of its ordinary shares.

SEALSQ’s failure to deal appropriately with conflicts of interest could adversely affect its businesses.

Some of SEALSQ’s executive officers, members of its Investment Committee and members of the Board of Directors engage in personal investment activities. These personal investments, done in their individual capacities or through affiliated investment vehicles, may give rise to potential conflicts or perceived conflicts between the personal financial interests of the executive officers, members of its Investment Committee or members of the Board of Directors and the interests of SEALSQ, any of its subsidiaries or any stockholder other than such executive officers, members of its Investment Committee or members of the SEALSQ Board of Directors.

SEALSQ’s (and as a result WISeQey’s) historical financial statements do not reflect the potential variability in earnings that it may experience in the future relating to holdings of digital assets.

SEALSQ’s (and as a result WISeQey’s) historical financial statements do not fully reflect the potential variability in earnings that it may experience in the future from acquiring, holding or selling significant amounts of digital assets.

The price of Bitcoin and other digital assets has historically been subject to dramatic price fluctuations and is highly volatile.

SEALSQ expects to determine the fair value of its Approved Cryptocurrencies based on quoted (unadjusted) prices on the applicable exchange (if available), and following adoption of ASU 2023-08, will be required to measure its holdings of the Approved Cryptocurrencies at fair value in SEALSQ’s statement of financial position, and to recognize gains and losses from changes in the fair value of its Approved Cryptocurrencies in net income each reporting period, which may create significant volatility in SEALSQ’s reported earnings and decrease the carrying value of its digital assets, which in turn could have a material adverse effect on the market price of its ordinary shares. Conversely, any sale of SEALSQ’s Approved Cryptocurrencies at prices above its carrying value for such assets creates a gain for financial reporting purposes even if SEALSQ would otherwise incur an economic or tax loss with respect to such transaction, which also may result in significant volatility in its reported earnings.

Due in particular to the volatility in the price of Bitcoin, Ethereum and HBAR, SEALSQ expects SEALSQ’s adoption of ASU 2023-08 may increase the volatility of its financial results and it could significantly affect the carrying value of SEALSQ’s Bitcoin and Ethereum on its balance sheet. Due to the investment in WeCan Group SA, the developer of the WeCan token, SEALSQ’s investment in the WeCan token will be valued at cost and reviewed periodically for indicators of impairment. Gains in the value of the WECAN token will only be recognized upon sale of the token.

Due to anticipated future purchases, SEALSQ expects that the proportion of its total assets represented by its holdings of the Approved Cryptocurrencies will increase in the future. As a result, and in particular with respect to the periods with respect to which ASU 2023-08 will apply, and for all future periods, volatility in its earnings may be significantly more than what SEALSQ experienced in prior periods.

The emergence or growth of new digital assets, including those with significant private or public sector backing, could have a negative impact on the price of the Approved Cryptocurrencies and adversely affect SEALSQ’s business.

There are numerous alternative digital assets and many entities, including consortiums and financial institutions, that are researching and investing resources into private or permissioned blockchain platforms or digital assets. If such new digital assets are perceived as superior to those SEALSQ may hold, those new digital assets could gain market share relative to those it may hold and the value of digital assets it may hold could decline or otherwise be lower than it otherwise would have been.

Additionally, central banks in some countries have started to introduce digital forms of legal tender. For example, China’s Central Bank Digital Currency (“CBDC”) project was made available to consumers in January 2022, and governments including the United States, the United Kingdom, the European Union, and Israel have been discussing the potential creation of new CBDCs. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could also compete with, or replace, Bitcoin, Ethereum and other digital assets SEALSQ may hold as a medium of exchange or store of value. As a result, the emergence or growth of these or other digital assets could cause the market price of the Approved Cryptocurrencies it may hold to decrease, which could have a material adverse effect on SEALSQ’s business, prospects, financial condition, and operating results.

SEALSQ’s holdings of digital assets will be less liquid than its existing cash and cash equivalents and may not be able to serve as a source of liquidity for it to the same extent as cash and cash equivalents.

Historically, the digital asset markets have been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent to entirely electronic, virtual form and decentralized networks. During times of market instability, SEALSQ may not be able to sell its digital assets at favorable prices or at all. For example, a number of Bitcoin trading venues temporarily halted deposits and withdrawals in 2022. As a result, SEALSQ’s holdings of digital assets may not be able to serve as a source of liquidity for SEALSQ to the same extent as cash and cash equivalents. Further, the Approved Cryptocurrencies SEALSQ intends to hold with its custodians and transact with its trade execution partners do not (and may not in the future) enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. Additionally, SEALSQ may be unable to enter into term loans or other capital raising transactions collateralized by its unencumbered digital assets, or otherwise generate funds using digital asset holdings, including in particular during times of market instability or when the price of its digital assets has declined significantly. If SEALSQ is unable to sell its digital assets, enter into additional capital raising transactions using its digital assets as collateral, or otherwise generate funds using its digital asset holdings, or if SEALSQ is forced to sell its digital assets at a significant loss, in order to meet its working capital requirements, its business and financial condition could be negatively impacted.

SEALSQ is not registered as an investment company under the Investment Company Act of 1940 (as amended, the “ICA”) or as a Commodity Pool Operator, Commodity Trading Advisor or otherwise under the Commodity Exchange Act of 1936 (as amended, the “CEA”) and shareholders do not have the protections associated with ownership of shares in a registered investment company under the ICA nor the protections afforded by the CEA.

The ICA is designed to protect investors by preventing insiders from managing investment companies to their benefit and to the detriment of public investors, such as the issuance of securities having inequitable or discriminatory provisions; the management of investment companies by irresponsible persons; the use of unsound or misleading methods of computing earnings and asset values; changes in the character of investment companies without the consent of investors; and investment companies engaging in excessive leveraging. To accomplish these ends, the ICA requires the safekeeping and proper valuation of fund assets, restricts greatly transactions with affiliates, limits leveraging, and imposes governance requirements as a check on fund management.

The SEALSQ Group is not registered as an investment company under the ICA, and believes that it is not required to register as such under the ICA. Consequently, its shareholders do not have the regulatory protections provided to investors in investment companies.

SEALSQ will not hold or trade in commodity futures contracts regulated by the CEA, as administered by the CFTC, and believes that it is not a commodity pool for purposes of the CEA, and is not subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor. Consequently, SEALSQ’s shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.

Regulatory change reclassifying Bitcoin, Ethereum or other digital assets as a security could lead to SEALSQ’s classification as an “investment company” under the Investment Company Act of 1940, as amended, or the 1940 Act, and could adversely affect the market price of Bitcoin, Ethereum or its other digital asset holdings and the market price of its ordinary shares.

Under Sections 3(a)(1)(A) and (C) of the ICA, a company generally will be deemed to be an “investment company” for purposes of the ICA if (1) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities or (2) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. SEALSQ does not believe that it is an “investment company,” as such term is defined in the ICA, and is not registered as an “investment company” under the ICA as of the date hereof.

A determination that the digital assets SEALSQ holds are securities could lead to its classification as an “investment company” under the ICA, if the portion of its assets consisting of digital assets treated as securities, together with other securities SEALSQ holds, exceeds the applicable thresholds in the ICA, which would subject it to significant additional regulatory controls that could have a material adverse effect on its business and operations and may also require SEALSQ to change the manner in which it conducts its business.

On March 17, 2026, the SEC and CFTC issued a joint interpretation (Application of the Federal Securities Laws to Certain Types of Crypto Assets and Certain Transactions Involving Crypto Assets, Release Nos. 33-11412, 34-105020) regarding the application of federal securities laws to certain types of digital assets and transactions, or the Joint Interpretation. According to the Joint Interpretation, based on the SEC’s understanding of their characteristics, terms, and functions as of the date of the Joint Interpretation, Bitcoin (BTC), Ether (ETH), Hedera (HBAR) and certain other digital assets would not, in and of themselves, be considered securities for purposes of the federal securities laws. However, the Joint Interpretation does not mention certain digital assets SEALSQ holds or plans to hold, such as WECAN tokens, and thus, there is uncertainty as to whether such unmentioned digital assets may be treated as securities under the federal securities laws. While the Joint Interpretation provides comfort that Bitcoin, Ether, Hedera and certain other digital assets SEALSQ holds or plans to hold are not securities in and of themselves, certain transactions in such digital assets may nonetheless be considered investment contracts, and thus securities for purposes of the federal securities laws. The Joint Interpretation provides further comfort that specific transactions in non-securities digital assets, such as certain staking and mining services, would not be considered investment contracts. However, the Joint Interpretation does not discuss all digital asset-related activities and transactions that SEALSQ may undertake, and it is possible that certain of those activities or transactions could be determined to involve an investment contract, and thus, the holding, offer or sale of a security by SEALSQ for purposes of federal securities laws.

SEALSQ monitors its assets and income for compliance under the ICA and seeks to conduct its business activities in a manner such that it does not fall within its definitions of “investment company” or that SEALSQ qualifies under one of the exemptions or exclusions provided by the ICA and corresponding SEC regulations. If any of its digital assets are determined to constitute a security for purposes of the federal securities laws, SEALSQ would take steps to reduce the percentage of such digital assets that constitute investment securities under the ICA. These steps may include, among others, selling SEALSQ’s digital assets that SEALSQ might otherwise hold for the long term and deploying its cash in non-investment assets, and it may be forced to sell its digital assets at unattractive prices. SEALSQ may also seek to acquire additional non-investment assets to maintain compliance with the ICA, and it may need to incur debt, issue additional equity or enter into other financing arrangements that are not otherwise attractive to SEALSQ’s business. Any of these actions could have a material adverse effect on SEALSQ’s results of operations and financial condition. Moreover, SEALSQ can make no assurance that it would successfully be able to take the necessary steps to avoid being deemed to be an investment company. If it were unsuccessful, then SEALSQ would have to register as an investment company, and the additional regulatory restrictions imposed by ICA could adversely affect the market price of its digital assets and in turn adversely affect the market price of SEALSQ’s ordinary shares (and, potentially, the market price of WISeQey Shares).

SEALSQ’s custodially-held digital assets may become part of the custodian’s insolvency estate if one or more of its custodians enters bankruptcy, receivership or similar insolvency proceedings.

If digital assets SEALSQ may hold with custodians are considered to be the property of its custodians’ estates in the event that any such custodians were to enter bankruptcy, receivership or similar insolvency proceedings, SEALSQ could be treated as a general unsecured creditor of such custodians, inhibiting its ability to exercise ownership rights with respect to such digital assets and this may ultimately result in the loss of the value related to some or all of such digital assets. A series of high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry, including the filings for bankruptcy protection by Three Arrows Capital, Celsius Network, Voyager Digital, FTX Trading and Genesis Global Capital, the closure or liquidation of certain financial institutions that provided lending and other services to the digital assets industry, including Signature Bank and Silvergate Bank, SEC enforcement actions against Coinbase, Inc. and Binance Holdings Ltd., the placement of Prime Trust, LLC into receivership following a cease-and-desist order issued by Nevada’s Department of Business and Industry, and the filing and subsequent settlement of a civil fraud lawsuit by the New York Attorney General against Genesis Global Capital, its parent company Digital Currency Group, Inc., and former partner Gemini Trust Company, have highlighted the counterparty risks applicable to owning and transacting in digital assets. Additional bankruptcies, closures, liquidations, regulatory enforcement actions or other events involving participants in the digital assets industry in the future may further negatively impact the adoption rate, price, and use of digital assets, limit the availability to SEALSQ of financing collateralized by digital assets, or create or expose additional counterparty risks. Any loss associated with such insolvency proceedings is unlikely to be covered by any insurance coverage SEALSQ may maintain related to digital asset holdings it may have. Even if SEALSQ is able to prevent any digital assets it may hold from being considered the property of a custodian’s bankruptcy estate as part of an insolvency proceeding, it is possible that it would still be delayed or may otherwise experience difficulty in accessing any digital assets it may hold with the affected custodian during the pendency of the insolvency proceedings. Any such outcome could have a material adverse effect on its financial condition and the market price of its ordinary shares (and, potentially, the market price of WISeQey Shares).

A temporary or permanent blockchain “fork” to its digital assets could adversely affect SEALSQ’s business.

Blockchain protocols, including Bitcoin, Ethereum and the Hedera network, are open source. Any user can propose modifications to the protocol software. If a substantial majority of participants — such as miners in proof-of-work systems or validators in proof-of-stake systems — agree to adopt a proposed change, the modification may be implemented, allowing the protocol to evolve without disrupting network functionality. However, if less than a substantial majority of users and miners consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “fork”, i.e., “split” of the impacted blockchain protocol network and respective blockchain, with one prong running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two parallel versions of the Bitcoin or other blockchain protocol network, as applicable, running simultaneously, but with each split network’s digital asset lacking interchangeability. A “hard fork”–where there is disagreement among the users about the rules of the network — can have a significant negative impact on value of the digital asset.

The Bitcoin network has been subject to “forks” that resulted in the creation of new networks, including Bitcoin cash ABC, Bitcoin cash SV, Bitcoin diamond, Bitcoin gold and others. Some of these forks have caused fragmentation among platforms as to the correct naming convention for forked crypto assets. Due to the lack of a central registry or rulemaking body, no single entity has the ability to dictate the nomenclature of forked digital assets, causing disagreements and a lack of uniformity among platforms on the nomenclature of forked digital assets, and which results in further confusion to customers as to the nature of assets they hold on platforms, and which can negatively impact the value of the digital assets. In addition, several of these forks were contentious and as a result, participants in certain communities may harbor ill will towards other communities. As a result, certain community members may take actions that adversely impact the use, adoption, and price of Bitcoin, or any of their forked alternatives.

Furthermore, when the Ethereum and Ethereum Classic networks split in July 2016, replay attacks, in which transactions from one network were rebroadcast on the other network to achieve “double-spending,” plagued platforms that traded Ethereum through at least October 2016, resulting in significant losses to some crypto asset platforms. Similar replay attacks occurred in connection with the Bitcoin cash and Bitcoin cash SV network split in November 2018. Another possible result of a hard fork is an inherent decrease in the level of security due to the splitting of some mining power across networks, making it easier for a malicious actor to exceed 50% of the mining power of that network, thereby making digital assets that rely on proof-of-work more susceptible to attack, as has occurred with Ethereum Classic.

SEALSQ intends to recognize forked and airdropped assets consistent with its custodians’ practices and policies. SEALSQ may not immediately or ever have the ability to withdraw a forked or airdropped Bitcoin, Ethereum or other digital asset that is received or created with respect to Bitcoin, Ethereum and/or other digital assets that it holds with SEALSQ’s custodians. Future forks may occur at any time. A fork can lead to a disruption of networks and SEALSQ’s information technology systems, cybersecurity attacks, replay attacks, or security weaknesses, any of which can further lead to temporary or even permanent loss of assets.

The due diligence procedures conducted by SEALSQ and its liquidity provider to mitigate transaction risk may fail to prevent transactions with a sanctioned entity.

SEALSQ plans to execute trades through liquidity providers, and will rely on these third parties to implement controls and procedures to mitigate the risk of transacting with sanctioned entities. While SEALSQ expects such third-party service providers to conduct their business in compliance with applicable laws and regulations and in accordance with its contractual arrangements, there is no guarantee that they will do so. Accordingly, SEALSQ may be exposed to risk that its due diligence procedures may fail. If SEALSQ is found to have transacted in digital assets with bad actors that have used digital assets to launder money or with persons subject to sanctions, it may be subject to regulatory proceedings, or digital assets may be subject to freezing or forfeiture and any further transactions or dealings in digital assets by SEALSQ may be restricted or prohibited.

CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include, among others, the information concerning any expected benefits, effects or results of the Redomicile Merger and the WISeSat Business Combination, the expected timing, completion and benefits of the Proposed Transaction involving Quantisimo and GigCapital8, our possible or assumed future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, acquisitions, divestitures, the effects of competition, and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “aspire,” “estimate,” “predict,” “potential,” “goal,” “target,” “continue,” “may,” and “should,” or the negative of these terms or similar expressions.

Forward-looking statements involve risks, uncertainties, and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. Shareholders should not place undue reliance on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements after we file this prospectus except as required by law.

The following and other risks, which are described in greater detail in “Risk Factors” and other sections of this prospectus, as well as other risks described in WISeQey’s Annual Report on Form 20-F for the fiscal year ended December 31, 2025 (as modified and superseded by this prospectus to reflect the Redomicile Merger), and other filings with the SEC, could cause our results to differ materially from those expressed in forward-looking statements:

●	WISeQey’s anticipated goals, growth strategies and profitability;

●	Future operating or financial results;

●	WISeQey’s planned capital expenditure program for additional production lines to be added to WISeQey’s supply chain;

●	The development of post-quantum cryptography products and WISeQey’s expectation to generate revenue from such products;

●	The potential for post-quantum cryptography products and estimated market size and market growth including with respect to WISeQey’s long-term business strategy for post-quantum cryptography;

●	WISeQey’s intention to make investments in sales and marketing operations including R&D of new products, such as post-quantum cryptography, WISe.ART, WISeSat, and ASIC capabilities following the IC’Alps acquisition;

●	WISeQey’s plans for global customer base expansion;

●	The establishment of a Design Center, OSAT and Personalization project and the projected additional revenue that it will generate;

●	The timing and expected revenues from the commercial deployment of the QS7001 quantum-resistant semiconductor and QVault TPM, including the first revenues anticipated toward the end of the second half of 2026 and a more significant contribution expected from 2027, and the timing and completion of the Common Criteria EAL5+ certification of the QS7001, including the site audits scheduled for January 2027 and the formal issuance of the certificate by ANSSI;

●	SEALSQ’s anticipated pipe growth in 2026;

●	WISeQey’s expansion of the WISeSat project;

●	WISeQey’s expectation about the development of markets for the WISeSat Low Earth Orbit satellites;

●	WISeQey’s development and tokenization of WISe.ART;

●	WISeQey’s plan to evolve the WISeID platform to include Web 3.0 capabilities, such as Distributed Identity;

●	WISeQey’s timeline related to the deployment of SEALCOIN;

●	SEALSQ’s forecasted decrease in the sales of SEALSQ’s traditional semiconductor chips, as SEALSQ’s customers transition towards post-quantum semiconductor technologies;

●	WISeQey’s investment in quantum-as-a-service and quantum computing in the cloud;

●	WISeSat’s development of the QSOC satellite-based secure communications initiative with SEALSQ;

●	WISeSat’s plans to develop dedicated ground-segment infrastructure, including antenna and mission-control capabilities in Switzerland and other geographies, and the establishment of WISeSat Iberia S.A. in Spain;

●	WISeSat’s reliance on third-party satellite manufacturers and launch service providers for the procurement, manufacture, launch and deployment of satellites;

●	WISeQey’s belief that the products resulting from WISeQey’s R&D will create additional opportunities for growth;

●	WISeQey’s expectation about the development of the markets for WISeQey, including post-quantum cryptography products, customized security offerings through ASICs, increase in cyber threats and growth of secure hardware market, growing demand for IoT solutions, increase in cybersecurity spending based on the recent regulations and legislations;

●	WISeQey’s intent to invest heavily in the ongoing development of WISeQey’s products and technology including anticipated fab capacity expansion and utilization and expected ramp and production timelines for the Company’s post-quantum semiconductors;

●	SEALSQ’s ability to successfully integrate IC’Alps and achieve the expected benefits, including expanded ASIC design capabilities and enhanced custom chip design services;

●	The risk that the proposed transaction between Quantisimo and GigCapital8 may not be completed in a timely manner or at all, including as a result of a failure to satisfy the closing conditions under the Quantisimo Merger Agreement;

●	Quantisimo’s ability to successfully develop, commercialize, acquire, integrate, and scale quantum-related technologies, businesses, and investments, achieve projected growth objectives, valuation targets, or operational milestones, and the future adoption, commercialization, and market acceptance of quantum technologies;

●	Whether or not WISeQey is or will be a PFIC;

●	Changes in global trade policies, including the adoption and expansion of tariffs and trade barriers, that could affect the macro-economic environment and adversely impact the demand for WISeQey’s products;

●	The availability and costs of equipment, raw materials, utilities, third-party manufacturing services and technology, or other supplies required by WISeQey’s operations; and

●	Assumptions underlying or related to any of the foregoing.

The preceding list is not intended to be an exhaustive list of all of WISeQey’s forward-looking statements. The forward-looking statements are based on WISeQey’s beliefs, assumptions and expectations of future performance, taking into account the information currently available to WISeQey and are only predictions based upon WISeQey’s current expectations and projections about future events. There are important factors that could cause WISeQey’s actual results, levels of activity, performance or achievements to differ materially from the results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Those factors include, in addition to those set forth in “Risk Factors” and those included elsewhere in this prospectus, among others, the following:

●	The inability to realize estimated financial position, results of operations or cash flows, including differences between the preliminary unaudited financial information for the nine months ended September 30, 2026 included in this prospectus and our final results for that period following completion of our financial closing and review procedures;

●	The adoption by developers and customers of quantum computing;

●	SEALSQ’s ability to sell post-quantum cryptography products to customers;

●	The inherent uncertainty associated with financial projections and valuation techniques;

●	WISeQey’s ability to anticipate market needs and opportunities;

●	WISeQey’s ability to attract new customers and retain existing customer base;

●	WISeQey’s ability to foster innovation, to develop new products and enhancements to WISeQey’s existing products;

●	The demand for WISeQey’s products or for the goods into which WISeQey’s products are incorporated;

●	WISeQey’s expectation that order commitments and non-cancellable orders it received are properly executed;

●	The sufficiency of its cash and cash equivalents to meet WISeQey’s liquidity needs;

●	The impact of any supply chain disruption that WISeQey may experience;

●	WISeQey’s dependency on the timely supply of equipment and materials from its third-party suppliers;

●	WISeQey’s ability to protect WISeQey’s intellectual property rights;

●	WISeQey’s ability to keep pace with technical advances in cryptography and semiconductor design;

●	WISeQey’s ability to raise funds for investment by cash flow from operating activities, advance payments from a key customer, and grants and other available subsidies from funding agencies;

●	WISeQey’s ability to reduce its cost structure and general and administrative costs;

●	WISeQey’s ability to foster innovation, to develop new products and enhancements to WISeQey’s existing products;

●	The potential impact of pandemics or health emergencies affecting WISeQey’s clients’ ability and willingness to spend money in security applications and WISeQey’s supplier’s ability to source key components and material;

●	The future growth of the information technology and cybersecurity industry;

●	Risks relating to WISeQey’s ability to implement its growth strategies and its Group’s restructuring;

●	WISeQey’s ability to achieve some or all of the expected benefits from the spin-off of SEALSQ Corp;

●	WISeQey’s ability to achieve the expected benefits from the WISeSat Business Combination and the public listing of WISeSat.Space Holdings Corp. on the Nasdaq Capital Market;

●	WISeQey’s ability to complete the Proposed Transaction pursuant to the Quantisimo Merger Agreement, including the satisfaction of closing conditions such as approval by GigCapital8’s shareholders, the effectiveness of Quantisimo PubCo’s registration statement on Form F-4 and the approval of Quantisimo PubCo’s listing on Nasdaq, on or before March 31, 2027, and to achieve the expected benefits from the proposed public listing of Quantisimo PubCo;

●	Any references to anticipated enterprise values, future valuation objectives, acquisition opportunities, strategic growth initiatives, market opportunities, expected benefits, or long-term business prospects relating to Quantisimo are based on preliminary assumptions and management expectations that are inherently uncertain and subject to significant business, economic, competitive, regulatory, financing, and market risks;

●	WISeQey and SEALSQ are expected to contribute to Quantisimo certain equity interests in Miraex SA, SEALCOIN AG, WeCan Group SA and WISeSat.Space Holdings Corp., and SEALSQ is expected to make a cash contribution in connection with the minimum cash amount of $15.0 million required to be available to Quantisimo PubCo at closing, and there can be no assurance that any such proposed contributions will be consummated;

●	WISeQey’s ability to successfully hire and retain qualified employees and key personnel;

●	WISeQey’s ability to prevent security breaches and unauthorized access to confidential customer information;

●	WISeQey’s ability to comply with modified or new laws and regulations relating to WISeQey’s industries;

●	The activities of WISeQey’s competitors and the introduction of competing products by WISeQey’s competitors;

●	Market demand and semiconductor industry conditions;

●	WISeQey’s ability to successfully introduce new technologies and products;

●	Uncertain negative effects from the imposition by the United States of tariffs, or other restrictions;

●	Risks related to SEALSQ’s digital asset holdings, including volatility, regulatory uncertainty, custodian counterparty risks, and the potential impact of spot Bitcoin and Ethereum ETPs on the market price of SEALSQ’s ordinary shares;

●	The cyclical nature of the semiconductor industry;

●	An economic downturn in the semiconductor industry;

●	WISeQey’s ability to comply with U.S. and other applicable international laws and regulations;

●	Changes in WISeQey’s overall tax position as a result of changes in tax laws or tax rates, new or revised legislation, the outcome of tax audits or changes in international tax treaties which may impact WISeQey’s results of operations as well as WISeQey’s ability to accurately estimate tax credits, benefits, deductions and provisions and to realize deferred tax assets;

●	Fluctuations in the exchange rates between the U.S. dollar and the other major currencies WISeQey uses for WISeQey’s operations;

●	WISeQey’s ability to collect accounts receivable;

●	Changes in certain commodities used as raw material, which may affect WISeQey’s gross margin; and

●	How long WISeQey will qualify as a foreign private issuer and the potential consequences of losing foreign private issuer status.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus. Such risks and uncertainties are beyond our ability to control, and in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. You should consider these risks before deciding to invest in our securities.

All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements.

WE UNDERTAKE NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS OR THE DOCUMENTS TO WHICH WE REFER YOU TO IN THIS PROSPECTUS, TO REFLECT ANY CHANGE IN OUR EXPECTATIONS WITH RESPECT TO SUCH STATEMENTS OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY STATEMENT IS BASED, EXCEPT AS REQUIRED BY LAW.

Unaudited Pro Forma Condensed Combined Financial Information

WISeQey Corp. (“WISeQey” or the “Company”) is the surviving legal entity following the redomiciliation of WISeKey International Holding AG (“WISeKey”) on October 1, 2026. The accompanying unaudited pro forma condensed combined financial information is presented from the perspective of WISeQey and is based on the historical consolidated financial statements of WISeKey, its accounting predecessor.

On November 9, 2025, WISeSat.Space Corp. (“WISeSat”), a subsidiary of WISeKey, entered into a business combination agreement with Columbus Acquisition Corp. (“CAC”), as amended on August 6, 2026 (the “Business Combination Agreement”). The business combination closed on October 1, 2026. WISeSat.Space Holdings Corp. (“Pubco”), a British Virgin Islands business company, became the parent of WISeSat and CAC, and its ordinary shares commenced trading on Nasdaq on October 2, 2026, under the symbol SAIQ.

The accompanying unaudited pro forma condensed combined financial information gives effect to the WISeKey redomiciliation and WISeSat/CAC business combination (collectively, the “Transactions”), as if the Transactions had occurred on June 30, 2026 for purposes of the unaudited pro forma condensed combined balance sheet and on January 1, 2025 for purposes of the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2025 and six months ended June 30, 2026. The annual pro forma information also reflects the acquisition of IC’Alps SAS (“IC’Alps”) for the period preceding its acquisition on August 4, 2025.

The business combination between WISeSat and CAC is accounted for as a reverse recapitalization, with WISeSat as the accounting acquirer and CAC as the accounting acquiree. CAC is not a business for purposes of ASC 805. Accordingly, CAC’s net assets are incorporated at historical carrying amounts, with no goodwill or fair value step-up recognized. WISeSat’s historical financial statements continue as the accounting predecessor of the combined WISeSat/CAC entity, with the transaction reflected in its capital structure and the applicable transaction accounting adjustments.

Separately, the business combination between IC’Alps and WISeKey is accounted for under the acquisition method of accounting in accordance with ASC 805. WISeKey is treated as the accounting acquirer. As a result:

●	Identifiable assets acquired and liabilities assumed are recognized at fair value as of the acquisition date.

●	Any resulting goodwill or bargain purchase gain is recorded in accordance with ASC 805.

●	The annual pro forma adjustments for IC’Alps include the pre-acquisition historical results, incremental amortization of acquired intangible assets and related tax effects, and elimination of pre-acquisition intercompany transactions, to the extent these effects are not already included in WISeKey’s consolidated historical figures. IC’Alps’ full six months of 2026 results and acquisition-accounting effects are already included in the WISeKey historical column and are not added again.

These acquisition accounting adjustments are distinct from the reverse recapitalization adjustments and are presented separately in the accompanying pro forma financial information.

On October 1, 2026, WISeKey completed its cross-border merger with and into WISeQey, its wholly owned British Virgin Islands subsidiary, with WISeQey as the surviving company. WISeQey ordinary shares commenced trading on the Nasdaq Global Market and SIX Swiss Exchange under the symbol WQEY on October 5, 2026. References to WISeKey relate to the historical Swiss parent and its pre-redomiciliation consolidated financial information; references to WISeQey relate to the surviving parent and resulting pro forma group.

The redomiciliation is accounted for as a continuation of the existing reporting entity, rather than a business combination under ASC 805. Accordingly, WISeKey’s historical consolidated financial statements continue as the historical financial information of WISeQey, with the redomiciliation reflected through the applicable changes in legal entity structure, share capital, and related transaction accounting adjustments. No goodwill or fair value step-up is recognized as a result of the redomiciliation.

Noncontrolling Interest Adjustment

The pro forma financial statements reflect the changes in noncontrolling interests (“NCI”) arising from the ownership of Pubco following the business combination. The group presentation includes the interests of external Pubco shareholders, and the indirect economic interests held by the noncontrolling shareholders of SEALSQ Corp. (“SEALSQ”).

The allocation of consolidated net assets and results between WISeQey shareholders and NCI reflects WISeQey’s direct interest in Pubco and its indirect interest through SEALSQ, as well as the applicable economic rights of each class of shares. Voting percentages alone are not used to allocate earnings or net assets.

The NCI adjustment uses the closing capitalization after redemptions, the exchange of WISeSat shares, the SEALSQ private investment in public equity (“PIPE”) subscription and other closing share issuances. Existing NCI included in WISeKey’s consolidated historical financial statements is reconciled to the pro forma ownership structure rather than added a second time.

The reverse recapitalization does not give rise to fair value step-ups in WISeSat’s historical assets and liabilities. Group-level adjustments eliminate internal investments, transfers and balances and reflect the changes in ownership attributable to external shareholders.

Combination of Pro Forma Presentations

The combined presentation starts with WISeKey’s consolidated historical financial statements, which already include SEALSQ, IC’Alps and WISeSat. CAC and any separate Pubco historical activity are added once, together with the transaction accounting adjustments for the business combination and redomiciliation. Separate WISeSat pro forma schedules support the transaction adjustments but are not added in their entirety to WISeKey’s consolidated historical amounts.

The combined pro forma information presents a single scenario reflecting the completed Transactions.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2026

(1)	The unaudited pro forma condensed combined balance sheet as of June 30, 2026, combines WISeKey’s historical unaudited consolidated balance sheet at that date with CAC’s historical unaudited balance sheet and any separate Pubco historical balances at that date, and gives effect to the Transactions. IC’Alps and WISeSat are already consolidated in WISeKey’s historical balances.

WISeKey denotes the historical Swiss parent; WISeQey denotes the surviving parent and resulting pro forma group.

USD in thousands, except shares and per-share data	WISeKey historical	Redomiciliation adjustments	WISeQey after redomiciliation	CAC historical	Pubco historical	WISeSat / CAC adjustments	WISeQey combined pro forma	Ref.
ASSETS
Current assets
Cash and cash equivalents	488,953	(458)	488,495	8	—	(3,284)	485,220	RD; A, B, E, K
Restricted cash, current	6,311	—	6,311	—	—	—	6,311
Accounts receivable, net of allowance for credit losses	8,051	—	8,051	—	—	—	8,051
Inventories	2,101	—	2,101	—	—	—	2,101
Prepaid expenses	2,033	—	2,033	85	—	(6)	2,112	K
Investment, current	2,449	—	2,449	—	—	—	2,449
Government assistance	6,613	—	6,613	—	—	—	6,613
Other current assets	1,994	—	1,994	—	—	(150)	1,844	B
Total current assets	518,505	(458)	518,047	93	—	(3,440)	514,700
Non-current assets
Cash and marketable securities held in Trust Account	—	—	—	27,213	—	(27,213)	—	B, F
Notes receivable, noncurrent	—	—	—	—	—		—
Deferred tax credits	4,492	—	4,492	—	—		4,492
Property, plant and equipment, net of accumulated depreciation	5,042	—	5,042	—	—		5,042
Intangible assets, net of accumulated amortization	30,410	—	30,410	—	—		30,410
Finance lease right-of-use assets	87	—	87	—	—		87
Operating lease right-of-use assets	5,975	—	5,975	—	—		5,975
Investments in unconsolidated affiliates	4,262	—	4,262	—	—		4,262
Investment in SAFE	7,000	—	7,000	—	—		7,000
Available-for-sale debt securities, noncurrent	128	—	128	—	—		128
Goodwill	20,012	—	20,012	—	—		20,012
Equity securities, at cost	19,194	—	19,194	—	—		19,194
Prepaid expenses, noncurrent	828	—	828	—	—	100	928	K
Other noncurrent assets	443	—	443	—	—		443
Total non-current assets	97,873	—	97,873	27,213	—	(27,113)	97,973
Total assets	616,378	(458)	615,920	27,306	—	(30,553)	612,673

USD in thousands, except shares and per-share data	WISeKey historical	Redomiciliation adjustments	WISeQey after redomiciliation	CAC historical	Pubco historical	WISeSat / CAC adjustments	WISeQey combined pro forma	Ref.
LIABILITIES
Current liabilities
Accounts payable	26,966	414	27,380	—	—	(151)	27,229	RD; E
Accounts payable and accrued expenses	—	—	—	136	—	(136)	—	B
Notes payable	613	—	613	100	—	(100)	613	B
Indebtedness to related parties, current	82	—	82	200	—	(200)	82	B
Convertible note payable, current	10	—	10	—	—	—	10
Deferred revenue, current	1,079	—	1,079	—	—	—	1,079
Current portion of obligations under operating lease liabilities	683	—	683	—	—	—	683
Current portion of obligations under finance lease liabilities	35	—	35	—	—	—	35
Income tax payable	—	—	—	—	—	—	—
Other current liabilities	12,420	—	12,420	—	—	—	12,420
Due to related party - administrative expenses	—	—	—	140	—	(140)	—	B
Total current liabilities	41,888	414	42,302	576	—	(727)	42,151
Non-current liabilities
Bonds, mortgages and other long-term debt	724	—	724	—	—	—	724
Indebtedness to related parties, noncurrent	1,171	—	1,171	—	—	—	1,171
Deferred revenue, noncurrent	1,076	—	1,076	—	—	—	1,076
Finance lease liabilities, noncurrent	55	—	55	—	—	—	55
Operating lease liabilities, noncurrent	5,227	—	5,227	—	—	—	5,227
Employee benefit plan obligation	4,928	—	4,928	—	—	—	4,928
Deferred income tax liability	5,805	—	5,805	—	—	—	5,805
Other noncurrent liabilities	876	—	876	—	—	—	876
Total non-current liabilities	19,862	—	19,862	—	—	—	19,862
Total liabilities	61,750	414	62,164	576	—	(727)	62,013
CAC ordinary shares subject to possible redemption	—	—	—	27,213	—	(27,213)	—	F, G

USD in thousands, except shares and per-share data	WISeKey historical	Redomiciliation adjustments	WISeQey after redomiciliation	CAC historical	Pubco historical	WISeSat / CAC adjustments	WISeQey combined pro forma	Ref.
SHAREHOLDERS' EQUITY
Common stock - A shares, par value - CHF 0.01	16	(16)	—	—	—	—	—	RD
Common stock - B shares, par value - CHF 0.10	440	(440)	—	—	—	—	—	RD
Common stock - F shares, par value - USD nil	—	—	—	—	—	—	—
Common stock - B shares, par value - USD nil	—	—	—	—	—	—	—
Common stock - ordinary shares - par value USD nil	—	—	—	—	—	—	—
Share subscription in progress	—	—	—	—	—	—	—
Treasury stock	(502)	502	—	—	—	—	—	RD
CAC ordinary shares	—		—	0	—	(0)	—	H
Additional paid-in capital	351,740	(46)	351,694	—	—	3,934	355,628	RD; A, B, E, G, H, I; S
Accumulated other comprehensive income	3,451	—	3,451	—	—	—	3,451
Accumulated deficit	(309,806)	(872)	(310,678)	(483)	—	364	(310,797)	RD; H, I
Total shareholders' (deficit) equity attributable to owners of the parent	45,339	(872)	44,467	(483)	—	4,298	48,282
Noncontrolling interests in consolidated subsidiaries	509,289	—	509,289	—	—	(6,910)	502,379	S
Total shareholders' equity and liabilities	616,378	(458)	615,920	27,306	—	(30,553)	612,673
Total consolidated equity							550,660

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2026

(1)	The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2026, combines WISeKey’s consolidated historical results with CAC’s historical results and applicable Pubco activity, together with the transaction accounting adjustments. SEALSQ, IC’Alps and WISeSat results are already included in the WISeKey historical column.

WISeKey denotes the historical Swiss parent; WISeQey denotes the surviving parent and resulting pro forma group.

USD in thousands, except shares and per-share data	WISeKey historical	Redomiciliation adjustments	WISeQey after redomiciliation	CAC historical	Pubco historical	WISeSat / CAC adjustments	WISeQey combined pro forma	Ref.
Net sales	11,434	—	11,434	—	—	—	11,434
Cost of sales	(5,699)		(5,699)				(5,699)
Depreciation of production assets	(257)	—	(257)	—	—	—	(257)
Gross profit	5,478	—	5,478	—	—	—	5,478
Other operating income	71	—	71	—	—	—	71
Research and development expense	(9,603)	—	(9,603)	—	—		(9,603)
Selling and marketing expense	(9,474)	—	(9,474)	—	—		(9,474)
General and administrative expense	(27,351)	—	(27,351)	(362)	—	(10)	(27,723)	K
Total operating expenses	(46,357)	—	(46,357)	(362)	—	(10)	(46,729)
Operating income (loss)	(40,879)	—	(40,879)	(362)	—	(10)	(41,251)
Non-operating income	9,658	—	9,658	—	—		9,658
Interest earned on demand deposit in Trust Account	—	—	—	514		(514)	—	J
Interest and amortization of debt discount and expense	(1)	—	(1)	—	—		(1)
Non-operating expenses	(5,261)	—	(5,261)	—	—		(5,261)
Net income (loss) before income tax expense	(36,483)	—	(36,483)	151	—	(524)	(36,855)
Income tax expense	302	—	302	—	—		302
Equity in earnings of unconsolidated entities	(229)	—	(229)	—	—		(229)
Net (loss) income	(36,410)	—	(36,410)	151	—	(524)	(36,782)
Net income / (loss) attributable to noncontrolling interests	(27,083)	—	(27,083)	—	—	(434)	(27,517)	CC
Net income / (loss) attributable to owners of the parent	(9,327)	—	(9,327)	151	—	(90)	(9,266)
Other comprehensive income (loss), net of tax
Foreign currency translation adjustments	(550)		(550)				(550)
Unrealized holding gains arising during period	(1)		(1)				(1)
Defined benefit pension plans:	—		—				—
Net gain arising during the period	160		160				160
Other comprehensive income (loss), net of tax	(391)	—	(391)	—	—	—	(391)
Comprehensive loss	(36,801)	—	(36,801)	151	—	(524)	(37,173)

USD in thousands, except shares and per-share data	WISeKey historical	Redomiciliation adjustments	WISeQey after redomiciliation	CAC historical	Pubco historical	WISeSat / CAC adjustments	WISeQey combined pro forma	Ref.
Other comprehensive income / (loss) attributable to noncontrolling interests	(416)	—	(416)	—	—	(3)	(419)	CC
Other comprehensive income / (loss) attributable to owners of the parent	25	—	25	—	—	3	28
Comprehensive income / (loss) attributable to noncontrolling interests	(27,499)	—	(27,499)	—	—	(437)	(27,936)
Comprehensive income / (loss) attributable to WISeKey	(9,302)	—	(9,302)	151	—	(87)	(9,238)
Earnings per Class A share (USD)
Basic and diluted	(0.87)		(0.87)
Attributable to owners of the parent
Basic and diluted	(0.22)		(0.22)
Earnings per Class B share (USD)
Basic and diluted	(8.65)		(8.65)
Attributable to owners of the parent
Basic and diluted	(2.22)		(2.22)
Weighted economic EPS denominator							4,207,313
WISeQey ordinary loss per share — basic and diluted							(2.20)
WISeQey Class B loss per share — basic and diluted							(0.22)
WISeQey Class F loss per share — basic and diluted							(0.22)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2025

(1)	The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025, combines WISeKey’s audited consolidated historical results with CAC’s historical results, applicable Pubco activity and IC’Alps’ pre-acquisition results not already included in WISeKey history, together with the relevant transaction accounting adjustments.

WISeKey denotes the historical Swiss parent; WISeQey denotes the surviving parent and resulting pro forma group.

USD in thousands, except shares and per-share data	WISeKey (Historical)	IC'Alps (Historical)	Purchase Price Allocation Adjustments	Other Pro Forma Adjustments (Note 3)	WISeQey before WISeSat / CAC	CAC (Historical)	Pubco (Historical)	Transaction Accounting Adjustments	WISeQey combined pro forma	Ref.
Net sales	19,289	3,937		(433)	22,793	—	—	—	22,793	BB
Cost of sales	(9,545)	(1,582)	—		(11,127)				(11,127)
Depreciation of production assets	(506)	—	—	—	(506)	—	—	—	(506)
Gross profit	9,238	2,355	—	(433)	11,160	—	—	—	11,160
Other operating income	224	9	—	—	233	—	—	—	233
Research & development expenses	(14,883)	(4,627)		433	(19,077)	—	—		(19,077)	BB
Selling & marketing expenses	(14,394)	(276)		—	(14,670)	—	—		(14,670)
General & administrative expenses	(27,879)	(1,093)	(1,149)	(872)	(30,993)	(947)	—	(139)	(32,079)	AA; RD; I, K
Total operating expenses	(56,932)	(5,987)	(1,149)	(439)	(64,507)	(947)	—	(139)	(65,593)
Operating income (loss)	(47,694)	(3,632)	(1,149)	(872)	(53,347)	(947)	—	(139)	(54,433)
Non-operating income	13,423	345	—	—	13,768	—	—		13,768
Interest earned on demand deposit in Trust Account	—	—	—	—	—	2,232		(2,232)	—	J
Interest and amortization of debt discount	(224)	(73)	—	—	(297)	—	—		(297)
Non-operating expenses	(3,716)	(97)	—	—	(3,813)	—	—		(3,813)
Net income (loss) before income tax expense	(38,211)	(3,457)	(1,149)	(872)	(43,689)	1,285	—	(2,371)	(44,775)
Income tax income (expense)	163	—	287	—	450	—	—		450	AA
Equity in earnings of unconsolidated affiliates	(106)	—	—	—	(106)	—	—		(106)
Net (loss) income	(38,154)	(3,457)	(862)	(872)	(43,345)	1,285	—	(2,371)	(44,431)

USD in thousands, except shares and per-share data	WISeKey (Historical)	IC'Alps (Historical)	Purchase Price Allocation Adjustments	Other Pro Forma Adjustments (Note 3)	WISeQey before WISeSat / CAC	CAC (Historical)	Pubco (Historical)	Transaction Accounting Adjustments	WISeQey combined pro forma	Ref.
Net income / (loss) attributable to noncontrolling interests	(32,082)	(3,223)	(803)	—	(36,108)	—	—	(807)	(36,915)	AA; CC
Net income (loss) attributable to owners of the parent	(6,072)	(234)	(59)	(872)	(7,237)	1,285	—	(1,564)	(7,516)
Other comprehensive income (loss), net of tax
Foreign currency translation adjustments	377	—			377				377
Unrealized gains on debt securities	25	—			25				25
Defined benefit pension plans:	—	—			—				—
Net gain (loss) arising during period	(72)	6			(66)				(66)
Other comprehensive income (loss), net of tax	330	6	—	—	336	—	—	—	336
Comprehensive loss	(37,824)	(3,451)	(862)	(872)	(43,009)	1,285	—	(2,371)	(44,095)	AA
OCI attributable to NCI	54	6	—	—	60	—	—	(1)	59	CC
OCI attributable to owners of the parent	276	—	—	—	276	—	—	1	277
Comprehensive loss attributable to NCI	(32,028)	(3,217)	(803)	—	(36,048)	—	—	(808)	(36,856)
Comprehensive loss attributable to owners of the parent	(5,796)	(234)	(59)	(872)	(6,961)	1,285	—	(1,563)	(7,239)
Earnings per Class A share (USD)
Basic and diluted					(1.04)
Attributable to owners of the parent
Basic and diluted					(0.17)
Earnings per Class B share (USD)
Basic and diluted					(10.36)
Attributable to owners of the parent
Basic and diluted					(1.73)
Weighted economic EPS denominator									4,184,166
WISeQey ordinary loss per share — basic and diluted									(1.80)
WISeQey Class B loss per share — basic and diluted									(0.18)
WISeQey Class F loss per share — basic and diluted									(0.18)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The adjustment references in these notes correspond to the references in the accompanying pro forma financial statements. Transaction A refers to the IC’Alps acquisition, and Transaction B refers to the WISeKey redomiciliation.

Note 1 — Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2026

The group-level pro forma adjustment to the unaudited pro forma condensed combined balance sheet as of June 30, 2026, is as follows:

S — Reflects the change in group NCI and equity attributable to WISeQey shareholders following the WISeSat/CAC reverse recapitalization, based on direct and indirect economic ownership and the closing capitalization. The adjustment decreases NCI by USD 6.910 million and increases additional paid-in capital attributable to WISeQey shareholders by the same amount. The historical WISeSat NCI component used in the reconciliation is a deficit of USD 347,939 at June 30, 2026. The net additional paid-in capital adjustment for the WISeSat/CAC transaction is USD 3.934 million, resulting in combined pro forma additional paid-in capital of USD 355.628 million.

Note 2 — Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations for the Six Months Ended June 30, 2026, and Year Ended December 31, 2025

The group-level pro forma adjustments for the six months ended June 30, 2026, and year ended December 31, 2025, include the following:

CC — Reflects the allocation of the pro forma results of WISeSat/Pubco between WISeQey shareholders and group NCI, after eliminating internal transactions and reconciling the allocation already reflected in consolidated historical results. The incremental losses allocated to NCI are USD 433,869 for the six months ended June 30, 2026, and USD 807,118 for the year ended December 31, 2025. The corresponding incremental other comprehensive losses allocated to NCI are USD 3,074 and USD 536, respectively. These adjustments reallocate results between WISeQey shareholders and NCI without changing consolidated net loss or total other comprehensive income.

Note 3 — Transaction Accounting Adjustments for the WISeKey Redomiciliation and IC’Alps Acquisition

AA — Purchase price allocation for IC’Alps

Transaction A — IC’Alps acquisition

On August 4, 2025, WISeKey International Holding AG, through its subsidiary, SEALSQ Corp completed its previously announced acquisition of 100% of the share capital of IC’Alps SAS, a legal entity incorporated in France.

At completion of Transaction A, the aggregate consideration paid by SEALSQ in connection with the Transaction was USD 13.89 million (EUR 12.1 million), of which USD 11.43 million (EUR 10.0 million) was settled in cash and the remainder in USD 2.46 million in shares of SEALSQ’s common stock, based on a share price of USD 2.99 per share.

Transaction A was accounted for as a business combination using the acquisition method under U.S. GAAP. Under this method, IC’Alps’ assets acquired and liabilities assumed have been recorded based on fair value.

The fair value of IC’Alps’ identifiable intangible assets acquired is USD 17.7 million.

The pro forma amortization and related tax adjustments for IC’Alps reflect the incremental effect of recognizing acquired intangible assets at fair value for periods before the acquisition. Acquisition-accounting amortization and related tax effects already included in WISeKey’s consolidated historical results are not added again. No separate IC’Alps acquisition-accounting adjustment is included for the six months ended June 30, 2026. For the year ended December 31, 2025, the adjustments include USD 1.149 million of incremental amortization expense and USD 287,000 of related income tax benefit for the pre-acquisition period.

The fair value, average useful life and annual amortization of identifiable intangible assets are as follows:

	Fair value EUR’000	Average Useful Life in years	Annual Amortization EUR’000	2025 Annual Amortization USD’000

Customer relationships	11,175	19	588	664
Technology & Software	1,479	9	164	186
Trademark and trade names	575	9	64	72
Accreditation	1,123	3	374	423
Order backlog	1,105	2	553	624
Total acquired identifiable intangible asset	15,457		1,743	1,969

BB — Other pro forma adjustments

The following adjustments reflect the transaction accounting effects based on the completed transactions and the supporting financial information available as of the preparation date.

(i)	Total transaction and related costs in connection with Transaction A of USD 306,000 are attributable to WISeKey. As of December 31, 2025, all of those costs had been incurred and recorded by WISeKey. It has been assumed that a tax deduction is not available for these transactions and related costs. These one-off costs will not have a continuing impact on WISeKey’s results following the completion of Transaction A.

(ii)	The annual pro forma adjustments eliminate sales and purchases between WISeKey and IC’Alps for the relevant pre-acquisition periods. Transactions after the acquisition are eliminated in WISeKey’s consolidated historical financial statements. No separate IC’Alps intercompany elimination is included for the six months ended June 30, 2026.

RD — WISeKey redomiciliation

Transaction B was implemented through the cross-border merger of WISeKey into WISeQey Corp., its wholly owned British Virgin Islands subsidiary, incorporated on June 17, 2025, and previously named WISeKey International Corp. Shareholders approved the merger on September 9, 2026; the redomiciliation became legally effective on October 1, 2026. WISeQey ordinary shares commenced trading on Nasdaq and the SIX Swiss Exchange under WQEY on October 5, 2026.

Under Transaction B, WISeKey shares held by WISeKey or its subsidiaries are cancelled, and holders of the remaining WISeKey shares receive WISeQey shares under the applicable exchange ratios and elections. The final election results announced on September 25, 2026, indicated 5,180 WISeQey Class B shares for holders of 518 electing WISeKey Class B shares, 4,176,654 WISeQey ordinary shares for the remaining WISeKey Class B shares, and 1,819,060 WISeQey Class F shares for WISeKey Class A shares.

Under the merger exchange terms, each WISeKey Class B share was exchanged for one WISeQey ordinary share, except where its holder elected to receive ten WISeQey Class B shares. Each WISeKey Class A share was exchanged for one WISeQey Class F share or, where validly elected and subject to the Class B voting cap, one WISeQey Class B share. Each WISeKey American depositary share (“ADS”) was exchanged for one-half of one WISeQey ordinary share.

Under WISeQey’s amended and restated memorandum and articles of association dated September 30, 2026, each ordinary share has a dividend participation of 1.0 and each Class B and Class F share has a dividend participation of 0.1. Dividends and distributions of surplus assets are allocated among the classes in those proportions. Voting rights differ from economic participation rights.

The pro forma adjustments for Transaction B reflect the change in legal share capital, cancellation of treasury shares and the resulting share structure. Historical and pro forma per-share data are presented using the applicable share rights, exchange terms, and weighted-average share counts for each period. Pro forma basic and diluted loss per WISeQey ordinary share is USD 2.20 for the six months ended June 30, 2026, and USD 1.80 for the year ended December 31, 2025. The corresponding loss per Class B and Class F share is USD 0.22 and USD 0.18, respectively, reflecting each class’s 0.1 economic participation relative to an ordinary share. The weighted economic earnings-per-share (EPS) denominators are 4,207,313 and 4,184,166, respectively.

The unaudited pro forma adjustments are based upon the best available information and certain assumptions that WISeQey believes to be reasonable.

These adjustments reclassify the existing share capital balances to reflect WISeQey’s no-par-value shares and cancel the 56,508 WISeKey Class B treasury shares included in the June 30, 2026, historical balance sheet.

USD’000	Share capital	Treasury shares	Additional paid-in capital

Elimination of WISeKey equity	(456)	-	456
Cancellation of WISeKey treasury stock	-	502	(502)
	(456)	502	(46)

Redomiciliation costs — Reflects USD 871,917.69 of additional redomiciliation costs incurred after June 30, 2026, and not accrued at that date. The nonrecurring charge is included in general and administrative expense for the year ended December 31, 2025, at the assumed January 1, 2025, transaction date and is not repeated in the six months ended June 30, 2026. The June 30 balance-sheet adjustment reduces cash by USD 457,896.80, increases accounts payable by USD 414,020.89 and increases accumulated deficit by USD 871,917.69; no incremental tax benefit is assumed. These costs are separate from the WISeSat/CAC costs in Note 4.E.

Note 4 — Transaction Accounting Adjustments for the WISeSat/CAC Reverse Recapitalization

A — Maxim underwriting fee

Reflects the $1,000,000 Maxim cash fee as a reduction of cash and additional paid-in capital.

B — Release of trust funds and settlement of CAC liabilities

Reflects the release of $63,343.61 of remaining trust funds after redemptions and settlement of CAC’s $576,270 of current liabilities at June 30, 2026. The adjustment includes net cash payments of $175,069.84, elimination of the $150,000 WISeSat extension-note receivable and corresponding CAC payable, a $47,856.55 correction to CAC’s opening Continental accrual, and noncash settlement of the $140,000 sponsor administrative-fee balance credited to additional paid-in capital.

Settlement of CAC liabilities at June 30, 2026	USD
June trust balance	27,213,256.00
Final redemption payments	(27,149,912.39)
Remaining trust funds after redemptions	63,343.61
CAC June current liabilities	576,270.00
Elimination of target note receivable / payable	(150,000.00)
Noncash sponsor settlement	(140,000.00)
Continental opening-accrual correction	(47,856.55)
Trust funds applied to settlement	(63,343.61)
Net cash settlement of opening obligations	175,069.84

C — NewBridge valuation and fairness opinion

No additional adjustment is included for the historical NewBridge fees because the amounts were recorded and paid before June 30, 2026.

D — Not applicable

E — Equity issuance and listing costs

Reflects $1,863,594.53 of additional transaction costs as a deduction from additional paid-in capital. Cash is reduced by $2,014,617.03, including settlement of the separately recorded $151,022.50 June EGS accrual. Settlement of CAC’s opening liabilities is reflected in adjustment B.

Cost category	USD
Legal fees	1,022,642.38
Audit and accounting fees	125,200.34
Filing, proxy, and transfer-agent fees	160,751.81
Round-lot services	555,000.00
Total additional costs	1,863,594.53

F — Closing redemptions

Reflects redemption of 2,515,182 CAC public shares for aggregate payments of $27,149,912.39, reducing trust cash and redeemable equity. The aggregate payments agree to the final participant-payment schedule, which uses a redemption price of approximately $10.7944 per share, with individual participant payments rounded to cents. The disclosed redemption price of $10.79 per share is rounded to two decimal places. A total of 34,967 CAC public shares remained outstanding before conversion of public rights.

Between July 1 and September 30, 2026, WISeSat advanced an additional $812,649 to CAC, increasing aggregate advances to $962,649. At closing, $377,448 from CAC’s trust account was applied toward total closing payments of $2,231,814, of which $1,854,365 was paid directly by WISeSat. Total closing payments included $225,000 of third-party loan repayments. These amounts describe actual closing activity; the pro forma balance sheet reflects the transactions as if completed on June 30, 2026. The notes payable to WISeSat’s shareholders under the Business Combination Agreement (the “Company Notes”) were settled through 128,571 newly issued Pubco ordinary shares, comprising 118,017 to WISeKey and 10,554 to SEALSQ. The sponsor-share settlement involved forfeiture of 109,028 shares relating to $609,424 of agreed funding and expense allocations.

G — Reclassification of remaining redeemable shares

Reclassifies the $63,343.61 of remaining redeemable equity to additional paid-in capital following the final redemption payments.

H — Reclassification of CAC historical equity

Eliminates CAC’s $194 historical share capital and $483,448 accumulated deficit, resulting in a net debit of $483,254 to additional paid-in capital.

CAC historical equity reclassified	USD
Share capital eliminated	194.00
Accumulated deficit eliminated	(483,448.00)
Net debit to additional paid-in capital	(483,254.00)

I — CAC director share purchase option

Reflects $119,475 of compensation expense for the Cameron Johnson option covering 12,000 shares, with a corresponding credit to additional paid-in capital. The nonrecurring expense is included in the pro forma statement of operations for the year ended December 31, 2025, at the assumed January 1, 2025, transaction date and is not repeated in the six months ended June 30, 2026. The related balance-sheet adjustment is retained. Shares underlying the option are excluded from the issued closing capitalization.

J — Elimination of CAC trust interest

Eliminates CAC historical trust-interest income of $2,231,602 for the year ended December 31, 2025, and $513,750 for the six months ended June 30, 2026, as the trust funds are assumed to have been released at the beginning of the pro forma reporting periods. These adjustments eliminate trust-interest income from the combined pro forma statements of operations. No separate balance-sheet adjustment is recorded solely to reverse historical trust interest.

K — D&O insurance

Reflects a six-year CAC D&O runoff premium of $120,000, a $25,890.41 credit against existing-policy prepaid insurance and a net cash payment of $94,109.59. The gross premium is presented as $20,000 current prepaid insurance and $100,000 noncurrent prepaid insurance. Straight-line amortization is $20,000 annually and $10,000 for six months.

L — SEALSQ PIPE subscription

The $10,000,000 SEALSQ PIPE closed on October 1, 2026, concurrently with the business combination, with an initial issuance of 926,784 Pubco ordinary shares at $10.79 per share. The subscription investment and corresponding subsidiary equity are eliminated in the WISeQey consolidated group, with no additional group cash inflow. The resulting ownership changes are reflected in group NCI. The subscription agreement includes a price-protection adjustment that may increase the total issuance to up to two million ordinary shares, subject to a $5.00 floor price. Potential additional shares are excluded from the initial closing capitalization.

CAPITALIZATION

Our capitalization, if required, will be set forth in a prospectus supplement to this prospectus or in a report of foreign private issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds of this offering for general corporate purposes, which may include but are not limited to merger and acquisition activities, working capital, research and development expenditure, and strategic investment opportunities.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

We will not receive any proceeds from the sale of the securities by the selling shareholders, if any.

DESCRIPTION OF ORDINARY SHARES

The following description of our share structure is a summary of the material terms of our memorandum and articles of association and BVI corporate law regarding our shares and the holders thereof. This description contains all material information concerning our shares but does not purport to be complete.

WISeQey’s capacity and powers are described in article 4 of the WISeQey Articles and are generally to engage in any act or activity that is not prohibited under the laws of the BVI. WISeQey is authorized to issue a maximum of 105,000,000 no par value WISeQey Shares in three classes as follows, subject to the share rights set out in clause 6 of the memorandum in the WISeQey Articles:

(a)	up to 100,000,000 Ordinary Shares;

(b)	up to 1,000,000 Class B Shares; and

(c)	up to 4,000,000 Class F Shares.

WISeQey shall issue registered shares only. WISeQey is not authorized to issue bearer shares, convert registered shares to bearer shares or exchange registered shares for bearer shares. WISeQey shall not issue certificates in respect of any shares issued by it.

A share is deemed to be issued when the name of the shareholder is entered in the register of members.

Ordinary Shares

Each Ordinary Share confers upon its holder (a) the right to attend any meeting of shareholders, (b) the right to one (1) vote per Ordinary Share on any resolution of shareholders, and (c) the right to participate in any dividends or distributions declared whether of an income or capital basis and whether or not paid on the dissolution of WISeQey or otherwise (a “Distribution”), with each Ordinary Share having a Dividend Participation (as defined below) of 1.0. Dividends declared by WISeQey and any surplus assets available for distribution upon a liquidation, dissolution or winding-up of WISeQey shall be distributed pari passu among all shares by reference to the Dividend Participation applicable to each Share.

Class B Shares

Each Class B Share confers upon its holder (a) the right to attend any meeting of shareholders, (b) the right to ten (10) votes per Class B Share on any resolution of shareholders, provided that (and automatically adjusted as necessary so that) the aggregate voting power attributable to all Class B Shares entitled to vote on any matter shall not exceed 49.999999% of the total voting power of all shares entitled to vote on such matter, calculated disregarding any voting rights attaching to the Class F Shares, and (c) the right to participate in any Distributions, with each Class B Share having a Dividend Participation of 0.1. The Directors may allot or issue Class B Shares only to “Permitted Holders.”

A Permitted Holder means, in relation to Class B Shares, (i) any holder of Class B Shares from time to time, and (ii) any employee, officer, director or consultant of any member of the Group designated by the Board of Directors from time to time (including any participant in any employee share or incentive plan approved by the Board of Directors). The Class B Shares may only be transferred to a person who, immediately prior to such transfer, is a holder of Class B Shares. Any purported transfer of a Class B Share in breach of this restriction shall be void and of no effect, and the Board of Directors shall refuse to register any transfer not in compliance with this restriction. This restriction does not apply to an allotment or issue of Class B Shares by WISeQey, or to a transfer by WISeQey of any treasury shares. Class B Shares are convertible, at the option of the holder at any time, into one (1) Ordinary Share for every ten (10) Class B Shares surrendered. Conversions shall be effected by delivery of a notice of conversion to WISeQey, and conversion shall be effective upon updating of the register of members. Upon conversion, the converting Class B Shares shall be cancelled and the resulting Ordinary Shares shall be issued to the converting holder. The conversion of Class B Shares into Ordinary Shares will be in ten (10) Class B Share increments only. No fractional Shares shall be issued upon conversion.

Class F Shares

Each Class F Share confers upon its holder (a) the right to attend any meeting of shareholders, (b) a number of votes per Class F Share, on any matter that is submitted to a vote of shareholders, that would cause the total votes of all Class F Shares to equal 49.999999% of the voting power of all shares (or, if the applicable voting standard is “a majority of the Shares present in person or represented by proxy and entitled to vote on such matter,” 49.999999% of the voting power of Shares present in person or represented by proxy and entitled to vote on such matter) minus the aggregate number of voting rights attaching to all Class B Shares and Ordinary Shares of WISeQey held by the holder(s) of Class F Shares entitled to vote on such matter, if any, and (c) the right to participate in any Distributions, with each Class F Share having a Dividend Participation of 0.1.

The Class F Shares shall be non-transferable other than a transfer to a trust established by the transferring Class F Shareholder. Any purported transfer of a Class F Share in breach of this restriction shall be void and of no effect, and the Board of Directors may refuse to register any transfer not in compliance with this restriction.

Each Class F Share is convertible, at the option of the holder at any time, into either (i) one (1) Class B Share on a one-for-one basis, or (ii) one (1) Ordinary Share for every ten (10) Class F Shares surrendered. No conversion into Class B Shares shall be effected to the extent it would result in the aggregate voting power attributable to all Class B Shares exceeding the Class B Share Cap. No fractional shares shall be issued upon conversion. Upon conversion, the converting Class F Shares shall be cancelled and the resulting Class B Shares or Ordinary Shares, as applicable, shall be issued to the converting holder.

Dividend Participation

For the purposes of any entitlement to a Distribution, “Dividend Participation” means the participation metric used solely to determine the relative entitlement of shares to dividends declared by WISeQey and to surplus assets available for distribution upon a liquidation, dissolution or winding-up of WISeQey.

Dividends declared by WISeQey and any surplus assets available for distribution upon a liquidation, dissolution or winding-up of WISeQey shall be distributed pari passu among all shares by reference to the Dividend Participation applicable to each share, with Ordinary Shares having a Dividend Participation of 1.0 and Class B Shares and Class F Shares each having a Dividend Participation of 0.1. Save as expressly provided with respect to the Dividend Participation and voting rights, there is no priority or preference between classes of shares. All shares rank pari passu as to timing and priority of payment and the quantum of any distribution (including upon liquidation, dissolution or winding-up).

Redemption and Treasury Shares

WISeQey may purchase, redeem or otherwise acquire and hold its own shares, subject to the consent of the shareholders whose shares are to be purchased, redeemed or otherwise acquired unless otherwise permitted by the BVI Act or the WISeQey Articles. WISeQey may only offer to purchase, redeem or otherwise acquire shares if the directors are satisfied, on reasonable grounds, that immediately after such acquisition the value of WISeQey’s assets will exceed its liabilities and WISeQey will be able to pay its debts as they fall due. Shares that WISeQey purchases, redeems or otherwise acquires may be cancelled or held as treasury shares, provided that the number of treasury shares of any class may not exceed 50% of the shares of that class previously issued by WISeQey, excluding shares that have been cancelled. All rights and obligations attaching to a treasury share are suspended while WISeQey holds the share as a treasury share.

Dividends and Distributions

The directors may, by Resolution of Directors, authorize a distribution by way of dividend at a time and of an amount they think fit if they are satisfied, on reasonable grounds, that, immediately after the distribution, the value of WISeQey’s assets will exceed its liabilities and WISeQey will be able to pay its debts as they fall due. Dividends may be paid in money, shares, or other property. No dividend shall bear interest as against WISeQey and no dividend shall be paid on treasury shares.

Transfer of Shares

Subject to the transfer restrictions applicable to Class B Shares and Class F Shares described above, shares may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, which shall be sent to WISeQey for registration. The transfer of a share is effective when the name of the transferee is entered on the register of members.

Share Register

WISeQey’s share register is maintained by its transfer agent Computershare Trust Company, N.A. A share is deemed to be issued when the name of the shareholder is entered in the register of members.

Directors

The Directors are to be elected by Resolution of Shareholders at the Annual General Meeting and hold office until the earlier of the next Annual General Meeting, except in the event of the earlier of their death, resignation or removal. Each director then in office shall resign at each Annual General Meeting with effect from the end of such meeting. Directors that have previously served on the Board may be re-elected. The Directors may at any time appoint any person to be a Director either to fill a vacancy or as an addition to the existing Directors. Where the Directors appoint a person as Director to fill a vacancy, the term shall not exceed the term that remained when the person who has ceased to be a Director ceased to hold office. WISeQey’s Articles provide that its board of directors consists of a minimum of two (2) and a maximum of fourteen (14) directors. WISeQey currently has eight (8) members on its board of directors.

The business and affairs of WISeQey shall be managed by, or under the direction or supervision of, the Directors. The Directors have all the necessary powers for managing, directing, and supervising the business and affairs of WISeQey. Each Director shall exercise their powers for a proper purpose and shall not act or agree to WISeQey acting in a manner that contravenes the WISeQey Articles or the BVI Act. Each Director, in exercising their powers or performing their duties, shall act honestly and in good faith in what the Director believes to be the best interests of WISeQey.

A Director shall, forthwith after becoming aware of the fact that they are interested in a transaction entered into or to be entered into by WISeQey, disclose the interest to all other Directors.

Committees

The directors may, by Resolution of Directors, designate one or more committees, each consisting of one or more directors, and delegate one or more of their powers, including the power to affix the seal, to the committee. Such committees may include, but shall not be limited to:

●	a compensation committee;

●	a corporate governance committee;

●	a nomination and compensation committee; and

●	a strategy committee; or

●	such others as required by Nasdaq.

Notice

Any notice, information or written statement to be given by WISeQey to Shareholders shall be in writing and may be given by personal service, mail, courier, email, or fax to such Shareholder’s address as shown in the register of members or to such Shareholder’s email address or fax number as notified by the Shareholder to WISeQey in writing from time to time.

Comparison of Shareholder Rights

	British Virgin Islands	Delaware
Authorized Shares

WISeQey is authorized to issue a maximum of 105,000,000 no par value WISeQey Shares in three classes as follows:

(a) up to 100,000,000 WISeQey Ordinary Shares;

(b)  up to 1,000,000 WISeQey Class B Shares; and

(c)  up to 4,000,000 WISeQey Class F Shares

All creation of shares require the board of directors to adopt a resolution or resolutions, pursuant to authority expressly vested in the board of directors by the provisions of the company’s certificate of incorporation.

As of October 29, 2026, WISeQey has issued and outstanding 4,176,654 ordinary shares of no par value.

All shares issued are duly and validly issued as fully paid up.

Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by WISeQey in general meeting), the Act and, where applicable, the rules of Nasdaq and/or any competent regulatory authority, and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares with or without preferred, deferred or other rights or restrictions, whether in regard to a dividend or other distribution, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper, and may also (subject to the Act and the Articles) vary such rights. Notwithstanding the foregoing, the Directors may allot or issue WISeQey Class B Shares only to Permitted Holders.

The maximum number of shares WISeQey is authorized to issue, and the classes of shares, are set out in the Memorandum and may be increased, reduced or otherwise changed by amendment of the Memorandum, which may be effected by Resolution of Shareholders or, subject to certain reserved matters and to the protection of class rights described below, by Resolution of Directors. All shares of WISeQey are of no par value.

	British Virgin Islands	Delaware
Preferred Shares

WISeQey is not currently authorized to issue preferred shares. However, subject to the Memorandum, the BVI Companies Act and the rules of Nasdaq, the directors may allot and issue shares with or without preferred, deferred or other rights or restrictions, whether in regard to dividends or other distributions, voting, return of capital or otherwise, and the Memorandum may be amended (including by Resolution of Directors, subject to certain reserved matters) to create additional classes of shares. Any such action that varies the rights of an existing class requires the consent of that class as described under “Variation of Rights.”

Delaware permits broad flexibility in creating preferred stock. If the certificate of incorporation authorizes the issuance of “blank check” preferred shares, the board may fix the number of shares and all terms (preferences, special rights and restrictions in connection with dividends payments, voting powers, stock conversion and redemption, liquidation of assets, etc.) by resolution and file a certificate of designations.

Variation of Rights	The rights conferred upon the holders of the Shares of any class may only be varied, whether or not WISeQey is in liquidation, with the consent in writing of the holders of a majority of the issued Shares of that class or by a resolution approved at a duly convened and constituted meeting of the Shares of that class by the affirmative vote of a majority of the votes of the Shares of that class which were present at the meeting and were voted.	Changes to stock terms generally require a charter amendment approved by the board and stockholders. A separate class vote is required if an amendment would adversely affect the powers, preferences, or special rights of a class (and, if applicable, of a series, if so provided).

Preemptive Rights and Advance Subscription Rights	There are no contractual or statutory pre-emption rights applicable to WISeQey.	Stockholders do not have preemptive rights by default. Such rights exist only if expressly provided in the certificate of incorporation.

Shareholder Approval Requirements

The rights conferred upon holders of Shares of any class may only be varied (whether or not WISeQey is in liquidation) with either:

(a)   The consent in writing of the holders of a majority of the issued Shares of that class; or

Nasdaq rules require shareholder approval for issuances of shares equal to 20% or more of the outstanding shares or voting power, for certain issuances to directors and officers, and for the adoption of equity-based compensation plans, with limited exceptions.

British Virgin Islands	Delaware

(b)  By a resolution approved at a duly convened meeting of the Shares of that class by the affirmative vote of a majority of the votes of the Shares of that class which were present at the meeting and were voted.

Directors shall be elected by a majority of the votes cast at any meeting of shareholders. However, if the number of persons properly nominated to serve as directors exceeds the number of directors to be elected, the directors shall instead be elected by a plurality of the votes cast.

WISeQey may amend the Memorandum or Articles by Resolution of Shareholders or by Resolution of Directors, save that no amendment may be made by Resolution of Directors in respect of certain reserved matters (including restricting shareholders’ rights to amend, or changing the percentage required to amend).

Issuance of Warrants and Options	WISeQey may issue securities in WISeQey, which may be comprised of whole Shares, rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in WISeQey, upon such terms as the Directors may from time to time determine.	The board may create and issue rights, options, and warrants, and set their terms (including consideration and exercisability). The board may delegate issuance within limits it sets.

Dividends and Repurchase of Shares	Dividends may be approved by Resolution of Directors. The directors must be satisfied that the company’s assets exceed its liabilities and that it is able to pay its debts as they fall due.

The board of directors may approve a dividend without shareholder approval. Subject to any restrictions contained in its certificate of incorporation, the board may declare and pay dividends upon the shares of its capital stock either:

●     out of its surplus, or

●    in case there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

	British Virgin Islands	Delaware
Number of Directors

The BVI Companies Act provides for a minimum of one director. The WISeQey Articles provide for a minimum of two directors and a maximum of fourteen directors. These limits may be changed by amendment of the WISeQey Articles, which may be effected by Resolution of Shareholders or by Resolution of Directors.

Within these limits, the directors may appoint additional directors from time to time.

DGCL provides for a minimum of one director. The number of directors shall be fixed by, or in the manner provided in, the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors shall be made only by amendment of the certificate.

Term of Office of Directors

Under the WISeQey Articles, directors are subject to re-election at each annual general meeting, unless they previously are removed from office or resign. Any director who stands for re-election at an annual general meeting but whose election is not approved by an ordinary resolution of shareholders at that meeting, will retire at the end of the meeting.

WISeQey’s directors will serve until the next annual general meeting of WISeQey.

Under the DGCL, the board of directors of a corporation shall consist of 1 or more members. The number of directors shall be fixed by, or in the manner provided in, the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors shall be made only by amendment of the certificate. The certificate of incorporation or bylaws may prescribe other qualifications for directors. The default term is until the next annual meeting and until successors are elected. Corporations may classify the board into staggered terms if provided in the charter or bylaws as permitted.

Election of Directors	Directors are elected on an annual basis by resolution of shareholders at the annual general meeting. Directors are elected by a majority of the votes cast at any meeting of shareholders; provided, however, that if the number of persons properly nominated to serve as directors exceeds the number of directors to be elected, the directors shall instead be elected by a plurality of the votes cast.

Unless directors are elected by written consent in lieu of an annual meeting, directors are elected in an annual meeting of stockholders on a date and at a time designated by or in the manner provided in the bylaws. Re-election is possible.

Classified boards are permitted.

	British Virgin Islands	Delaware

Each director holds office until the next annual general meeting, except in the event of the earlier death, resignation or removal. Each director then in office shall resign at each annual general meeting with effect from the end of such meeting. Directors that have previously served on the board may be re-elected.

The minimum number of directors is two and the maximum number is fourteen.

A director may be removed from office with or without cause by resolution of shareholders passed at a meeting of shareholders called for the purpose of removing the director, or by a written resolution passed by at least 75% of the votes of the shares entitled to vote. A director may also be removed with cause by resolution of directors.

The directors may at any time appoint any person to be a director either to fill a vacancy or as an addition to the existing directors.

Board Vacancies	The WISeQey Articles provide that the directors may at any time appoint any person to be a director either to fill a vacancy or as an addition to the existing directors. Where the directors appoint a person as director to fill a vacancy, the term shall not exceed the term that remained when the person who has ceased to be a director ceased to hold office. A vacancy in relation to directors occurs if a director dies or otherwise ceases to hold office prior to the expiration of his term of office. The continuing directors may act notwithstanding any vacancy in their body.	Vacancies and newly created directorships may be filled by a majority of the remaining directors (even if less than a quorum), by a sole remaining director, or as provided in the charter/bylaws. If directors are divided into classes, vacancies may be filled by the board, if provided in the certificate of incorporation, or elected by the corresponding holders of such class/series of stock.

	British Virgin Islands	Delaware
Resignation, Removal and Disqualification of Directors

A director may be removed from office: (a) with or without cause, by Resolution of Shareholders passed at a meeting of Shareholders called for the purpose of removing the director or for purposes including the removal of the director, or by a written resolution passed by at least 75% of the votes of the Shares of WISeQey entitled to vote; or (b) with cause, by Resolution of Directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

A director may resign his office by giving written notice of his resignation to WISeQey and the resignation has effect from the date the notice is received by WISeQey or from such later date as may be specified in the notice. A director shall resign forthwith as a director if he is, or becomes, disqualified from acting as a director under the Act.

A director may resign at any time by notice. Stockholders may remove directors with or without cause, except: (i) if the board is classified, removal is only for cause unless the charter provides otherwise; and (ii) if directors are elected by a class/series or cumulative voting, special rules apply. Qualifications may be set in the charter/bylaws.

Quorum for Board and Committee Meetings

A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one-half of the total number of directors, subject to a minimum of two.

The meetings and proceedings of each committee of directors consisting of two or more directors shall be governed mutatis mutandis by the provisions of the Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the Resolution of Directors establishing the committee. The M&A does not include the provision regarding committees of one or two members having a quorum of one.

By default, a quorum for the board is a majority of the total number of directors. The certificate of incorporation or bylaws may require a greater number. Unless the certificate provides otherwise, the bylaws may set a lower quorum, but never less than one-third of the total number of directors. The same applies for committees.

	British Virgin Islands	Delaware
Extraordinary General Meeting of the Directors	This concept does not exist under the BVI Companies Act and has not been provided for in the WISeQey Articles.	Under DGCL, an EGM, called a special meeting of stockholders, may be called by the board of directors or by any person(s) authorized in the certificate of incorporation or bylaws.

Board Committees

The directors may, by Resolution of Directors, designate one or more committees, each consisting of one or more directors, and delegate one or more of their powers, including the power to affix the Seal, to the committee. The directors have no power to delegate to a committee of directors any of the Proscribed Powers (which include the power to amend the Memorandum or Articles, designate committees of directors, appoint or remove directors, approve a plan of merger, consolidation or arrangement, and make a declaration of solvency or approve a liquidation plan).

The meetings and proceedings of each committee of directors consisting of two or more directors shall be governed mutatis mutandis by the provisions of the WISeQey Articles regulating the proceedings of directors.

The board of directors may, by resolution passed by a majority of the whole board, designate 1 or more committees, each committee to consist of 1 or more of the directors of the corporation. The board may designate 1 or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

Notice of Meetings of Shareholders	The director convening a meeting shall give not less than 20 days’ notice of a meeting of Shareholders to: (a) those Shareholders whose names on the date the notice is given appear as Shareholders in the register of members of WISeQey and are entitled to vote at the meeting; and (b) the other directors.	Under DGCL, notice of a stockholders’ meeting must be given not less than 10 nor more than 60 days before the meeting date to each stockholder entitled to vote as of the notice record date.

British Virgin Islands	Delaware

The notice shall indicate the items on the agenda of the meeting and provide together therewith other relevant documents for the meeting, such as any documents to be considered, the meeting admission card (if any) and the proxy card (if any).

Record Date for Meetings of Shareholders

The director convening a meeting of Shareholders may fix as the record date for determining those Shareholders that are entitled to vote at the meeting the date notice is given of the meeting, or such other date as may be specified in the notice, being a date not earlier than the date of the notice.

The board may fix a record date for determining stockholders entitled to notice/vote at meetings, which must be not less than 10 nor more than 60 days before the meeting. If not fixed, the default is the close of business on the day before notice is given (or, if notice is waived, at the close of business on the day before the meeting).

Extraordinary Shareholder Meetings

The directors, acting collectively by Resolution of Directors of WISeQey, may convene meetings of the Shareholders at such times and in such manner and places within or outside the British Virgin Islands as the directors consider necessary or desirable.

Upon the written request of Shareholders entitled to exercise 5% or more of the voting rights in respect of the matter for which the meeting is requested, the directors shall convene a meeting of Shareholders.

Special meetings may be called by the board or by persons authorized by the charter or bylaws. Stockholders do not have a statutory right to call special meetings absent authorization in governing documents.

Adjournment of Shareholder Meetings

If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved; in any other case it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine.

If at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the Shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

The chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

Meetings may be adjourned to another time/place (including virtual). If the adjournment is (i) announced at the meeting, (ii) displayed on the same network that would have been used for the meeting, or (iii) set forth in the notice of the meeting to be adjourned; no new notice is required unless the adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting.

British Virgin Islands	Delaware
Majority Requirements and Voting Rights	A “Resolution of Shareholders” means either: (a) a resolution approved at a duly convened and constituted meeting of the Shareholders by the affirmative vote of a majority of the votes of the Shares entitled to vote thereon which were present at the meeting and were voted; or (b) a resolution consented to in writing by a majority of the votes of the Shares entitled to vote on such resolution.	Unless otherwise provided in the charter/bylaws, each share has one vote; cumulative voting for director elections only if provided in the charter. Default quorum is a majority of shares entitled to vote; directors are elected by plurality; other matters by majority of shares present in person or by proxy and entitled to vote.

Each WISeQey Ordinary Share confers the right to one (1) vote per WISeQey Ordinary Share on any Resolution of Shareholders. Each WISeQey Class B Share confers the right to ten (10) votes per WISeQey Class B Share on any Resolution of Shareholders, provided that the aggregate voting power attributable to all WISeQey Class B Shares entitled to vote on any matter shall not exceed 49.999999% of the total voting power of all WISeQey Shares entitled to vote on such matter, calculated disregarding any voting rights attaching to the WISeQey Class F Shares. Each WISeQey Class F Share confers a number of votes that would cause the total votes of all WISeQey Class F Shares to equal 49.999999% of the voting power of all WISeQey Shares minus the aggregate number of voting rights attaching to all WISeQey Class B Shares and WISeQey Ordinary Shares held by the holder(s) of WISeQey Class F Shares entitled to vote on such matter.

A Shareholder may be represented at a meeting of Shareholders by a proxy who may speak and vote on behalf of the Shareholder.

A meeting of Shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50% of the votes of the Shares entitled to vote on Resolutions of Shareholders to be considered at the meeting.

All rights and obligations attaching to a treasury share are suspended and shall not be exercised by WISeQey while it holds the Share as a treasury share.

	British Virgin Islands	Delaware
Advance Notice Provisions

The directors, acting collectively by Resolution of Directors, may convene meetings of the Shareholders at such times and in such manner and places within or outside the British Virgin Islands as the directors consider necessary or desirable.

Upon the written request of Shareholders entitled to exercise 5% or more of the voting rights in respect of the matter for which the meeting is requested, the directors shall convene a meeting of Shareholders.

The director convening a meeting shall give not less than 20 days’ notice of a meeting of Shareholders to: (a) those Shareholders whose names on the date the notice is given appear as Shareholders in the register of members of WISeQey and are entitled to vote at the meeting; and (b) the other directors, and indicate in such notice the items on the agenda of the meeting and provide together therewith other relevant documents for the meeting.

At every meeting of Shareholders, the chairman of the board of directors shall preside as chairman of the meeting. If there is no chairman of the board of directors or if that chairman is not present at the meeting, the Shareholders present shall choose one of their number to be the chairman.

The DGCL permits bylaws to regulate the business and affairs of the corporation, including advance notice for director nominations. Proxy access and proxy reimbursement bylaws provisions are expressly authorized.

Supermajority Vote	BVI law does not impose statutory “special resolution” requirements.	The charter and, to a lesser extent, bylaws may impose supermajority requirements for stockholder or board action, including for charter amendments and mergers, beyond DGCL minimums.

	British Virgin Islands	Delaware
Amendment to Articles of Association

WISeQey may amend the WISeQey Articles by Resolution of Shareholders or by Resolution of Directors, save that no amendment may be made by Resolution of Directors:

(a)   to restrict the rights or powers of the Shareholders to amend this Memorandum or the Articles;

(b)   to change the percentage of Shareholders required to pass a Resolution of Shareholders to amend this Memorandum or the Articles;

(c)   in circumstances where this Memorandum or the Articles cannot be amended by the Shareholders; or

(d)   to Clause 8 of the WISeQey Articles.

Charter amendments generally require board approval and stockholder adoption. A separate class vote is required if the amendment adversely affects a class’s powers, preferences, or special rights or increases/decreases authorized shares of that class.

Voting Rights	The rights conferred upon the holders of the Shares of any class may only be varied, whether or not WISeQey is in liquidation, with the consent in writing of the holders of a majority of the issued Shares of that class or by a resolution approved at a duly convened and constituted meeting of the Shares of that class by the affirmative vote of a majority of the votes of the Shares of that class which were present at the meeting and were voted.

Unless otherwise provided in the certificate of incorporation and subject to the DGCL, each stockholder shall be entitled to 1 vote for each share of capital stock held by such stockholder.

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation provides for it.

Shareholder Rights Plan	BVI law does not expressly authorize or prohibit companies from issuing share purchase rights or adopting a shareholder rights plan as an anti-takeover measure. However, there is no directly relevant case law on the validity of such plans under BVI law. WISeQey has not adopted a rights plan and does not currently expect to do so.	Delaware permits boards to adopt rights plans under their managerial authority and the statutory power to issue rights/options. Boards must satisfy fiduciary standards in adopting and maintaining a plan.

Mandatory Offer

BVI law does not impose a mandatory bid requirement.

While WISeQey’s shares remain listed on the SIX Swiss Exchange, WISeQey is subject to Swiss takeover law; however, the WISeQey Articles provide that an acquirer of shares is not obliged to make a public offer pursuant to articles 135 and 163 of the Swiss Federal Act on Financial Market Infrastructures and Market Conduct in Securities and Derivatives Trading. This opting-out provision will cease to have effect if WISeQey’s shares are fully delisted from the SIX Swiss Exchange and not listed on another Swiss exchange.

Delaware law does not impose a “mandatory bid” or “mandatory offer” requirement upon crossing ownership thresholds.

British Virgin Islands	Delaware
Anti-Takeover Provisions	The WISeQey Articles do not contain any provisions similar to Section 203 of the Delaware General Corporation Law.	Delaware provides statutory and structural defenses, most notably the business combination statute restricting transactions with interested stockholders for 3 years unless conditions are met; other defenses include staggered boards, blank check preferred shares, supermajority votes, limits on special meetings or written consent, and advance notice bylaws.

Limitation of Liability and Indemnification

Subject to certain limitations, WISeQey shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who: (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of WISeQey; or (b) is or was, at the request of WISeQey, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

The indemnity only applies if the person acted honestly and in good faith with a view to the best interests of WISeQey and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.

The Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of directors (but not other controlling persons) of the corporation for monetary damages for breach of a fiduciary duty as a director, except no provision in the certificate of incorporation may eliminate or limit the liability of a director for:

●   any breach of a director’s duty of loyalty to the corporation or its shareholders;

●   acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●   statutory liability for unlawful payment of dividends or unlawful stock purchase or redemption; or

●  any transaction from which the director derived an improper personal benefit.

The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of WISeQey and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the Articles, unless a question of law is involved.

Expenses, including legal fees, incurred by a director in defending any legal, administrative or investigative proceedings may be paid by WISeQey in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the director is not entitled to be indemnified.

WISeQey may purchase and maintain insurance in relation to any person who is or was a director, officer or liquidator of WISeQey, or who at the request of WISeQey is or was serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not WISeQey has or would have had the power to indemnify the person against the liability as provided in the Articles.

A Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than an action by or on behalf of the corporation, because the person is or was a director or officer, against liability incurred in connection with the proceeding if the director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation; and the director or officer, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

British Virgin Islands	Delaware
In connection with the Redomicile Merger, WISeQey and one or more of its subsidiaries have entered into indemnification agreements with those directors and officers who had indemnity agreements with WISeKey CH, upon terms substantially similar to the WISeKey CH agreements to the extent permitted by BVI law.

The limitation of liability and indemnification provisions described above may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against WISeQey’s directors and officers, even though such an action, if successful, might otherwise benefit WISeQey and its shareholders. However, these provisions will not limit or eliminate WISeQey’s rights, or those of any shareholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s duty of care. The provisions will not alter the liability of directors under U.S. federal securities laws.

Shareholder Action by Written Consent	The WISeQey Articles permit resolutions of shareholders to be passed in writing by a majority.	A Delaware corporation may, in its certificate of incorporation, eliminate the right of shareholders to act by written consent.

Dissenters’ Rights	Shareholders of a BVI company do have dissenters’ or appraisal rights in certain circumstances under section 179 of the BVI Companies Act. For example, if there is a merger, consolidation, disposition or redemption of shares.	Under the Delaware General Corporation Law, with certain exceptions, a merger, consolidation, sale, lease or transfer of all or substantially all of the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. A shareholder of a Delaware corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction.

The Delaware General Corporation Law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90.0% of each class of capital stock without a vote by the shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.

British Virgin Islands	Delaware

Shareholder Inspection Rights	Under BVI law, shareholders have the right to: (i) receive a copy of the WISeQey Articles; (ii) inspect and obtain copies of the minutes of general meetings and resolutions of WISeQey; (iii) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by WISeQey.	Shareholders of a Delaware corporation, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose, and to obtain copies of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.

Subject to the memorandum and articles of association, the directors may, if they are satisfied that it would be contrary to the company’s interests to allow a member to inspect any document, or part of a document, specified above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records.

Under the BVI Act, members of the general public, on payment of a nominal fee, can obtain copies of the public records of a company available at the office of the BVI Registrar which will include the company’s certificate of incorporation, its memorandum and articles of association (with any amendments), a list of the current directors and records of license fees paid to date and will also disclose any articles of dissolution, articles of merger and a register of charges if the company has elected to file such a register.

Qualification of Proxy	WISeQey Articles do not limit who may be appointed as a proxy and specifically provide that a shareholder may appoint a proxy who is not a shareholder.	Stockholders may vote by proxy; proxies are generally revocable and valid for up to 3 years unless a longer period is expressly provided. A proxy is irrevocable only if it states it is irrevocable and is coupled with an interest. Electronic transmission is permitted.

Liquidation	Liquidation rights are subject to the rights attaching to the relevant class of shares as set out in the WISeQey Articles	Unless the board of directors of a Delaware corporation approves the proposal to dissolve, dissolution must be approved by shareholders holding 100.0% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

	British Virgin Islands	Delaware
Business Combinations

Under BVI law, merger or consolidation under Part IX of the BVI Companies Act requires a plan of merger or consolidation approved by the directors and by the shareholders. The WISeQey Articles provide that any plan of merger, consolidation or arrangement shall require such approval of shareholders as is prescribed by the BVI Companies Act, which, as at the date of adoption of the WISeQey Articles, requires the approval of a majority in number of shareholders representing at least 50% of the votes cast at a meeting of shareholders or by a resolution consented to in writing by a majority of the votes of the shares entitled to vote, notwithstanding any different threshold that may otherwise apply to a Resolution of Shareholders. Shareholders dissatisfied with the terms of a merger, consolidation or arrangement may exercise dissenters’ rights under section 179 of the BVI Companies Act.

A person who holds at least 90% of the votes of the outstanding shares entitled to vote, and 90% of the votes of each class of outstanding shares entitled to vote, may compulsorily acquire the remaining shares under the BVI Companies Act.

A business combination under a scheme of arrangement, which is a statutory procedure, requires the approval of a majority in number of the shareholders of each class, representing not less than 75% of the shares of each class, present and voting, in person or by proxy, at a general, or relevant class, meeting of the company. The scheme also requires the sanction of the High Court of the BVI.

Regulations 21 and 24 of the WISeQey Articles provide that schemes of arrangement or cross-border mergers would be governed by the BVI Act and the applicable regulations.

Under the DGCL, certain fundamental changes, such as amendments to the certificate of incorporation, a merger, consolidation, sale, lease, exchange or other disposition of all or substantially all of the property of a corporation not in the usual and regular course of the corporation’s business, or a dissolution of the corporation, are generally required to be approved by the (i) board of directors and (ii) affirmative vote of the holders of a majority of the outstanding stock present in person or represented by proxy and entitled to vote on the matter, unless a corporation’s certificate of incorporation or the bylaws require a higher percentage.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.

General

The applicable prospectus supplement will describe the terms of the warrants, including as applicable:

●	the offering price;

●	the aggregate number or amount of underlying securities purchasable upon exercise of the warrants and the exercise price;

●	the number of warrants being offered;

●	the date, if any, after which the warrants and the underlying securities will be transferable separately;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the number of warrants outstanding, if any;

●	any material BVI and/or U.S. federal income tax consequences;

●	the terms, if any, on which we may accelerate the date by which the warrants must be exercised; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants will be offered and exercisable for U.S. dollars only and will be in registered form only.

Holders of warrants will be able to exchange warrant certificates for new warrant certificates of different denominations, present warrants for registration of transfer, and exercise warrants at the designated office of the warrant agent in the applicable prospectus supplement. Prior to the exercise of any warrants, holders of the warrants to purchase Ordinary Shares will not have any rights of holders of Ordinary Shares, including the right to receive payments of dividends, if any, or to exercise any applicable right to vote.

Certain Risk Considerations

Any warrants we issue will involve a degree of risk, including risks arising from fluctuations in the price of the underlying Ordinary Shares and general risks applicable to the securities market (or markets) on which the underlying securities trade, as applicable. Prospective purchasers of the warrants will need to recognize that the warrants may expire worthless, and, thus, purchasers should be prepared to sustain a total loss of the purchase price of their warrants. This risk reflects the nature of a warrant as an asset that, other factors held constant, tends to decline in value over time and that may, depending on the price of the underlying securities, become worthless when it expires. The trading price of a warrant at any time is expected to increase if the price of or, if applicable, the dividend rate on, the underlying securities increases. Conversely, the trading price of a warrant is expected to decrease as the time remaining to expiration of the warrant decreases and as the price of or, if applicable, the dividend rate on, the underlying securities decreases. Assuming all other factors are held constant, the more a warrant is “out-of-the-money” (i.e., the more the exercise price exceeds the price of the underlying securities and the shorter its remaining term to expiration), the greater the risk that a purchaser of the warrant will lose all or part of his or her investment. If the price of the underlying securities does not rise before the warrant expires to an extent sufficient to cover a purchaser’s cost of the warrant, the purchaser will lose all or part of his or her investment in the warrant upon expiration.

In addition, prospective purchasers of the warrants should be experienced with respect to options and option transactions, should understand the risks associated with options and should reach an investment decision only after careful consideration, with their financial advisers, of the suitability of the warrants in light of their particular financial circumstances and the information discussed in this prospectus and, if applicable, the prospectus supplement. Before purchasing, exercising or selling any warrants, prospective purchasers and holders of warrants should carefully consider, among other things:

●	the trading price of the warrants;

●	the price of the underlying securities at that time;

●	the time remaining to expiration; and

●	any related transaction costs.

Some of the factors referred to above are in turn influenced by various political, economic and other factors that can affect the trading price of the underlying securities and should be carefully considered prior to making any investment decisions.

Purchasers of the warrants should further consider that the initial offering price of the warrants may be in excess of the price that a purchaser of options might pay for a comparable option in a private, less liquid transaction. In addition, it is not possible to predict the price at which the warrants will trade in the secondary market or whether any such market will be liquid. We may, but will not be obligated to, file an application to list any warrants on a U.S. national securities exchange. To the extent that any warrants are exercised, the number of warrants outstanding will decrease, which may result in a lessening of the liquidity of the warrants. Finally, the warrants will constitute our direct, unconditional and unsecured obligations and, as such, will be subject to any changes in our perceived creditworthiness.

Exercise of Warrants

Each holder of a warrant will be entitled to purchase that number or amount of underlying securities, at the exercise price, as will in each case be described in the prospectus supplement relating to the offered warrants. After the close of business on the warrant expiration date (which may be extended by us), unexercised warrants will become void.

Holders may exercise warrants by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the underlying securities purchasable upon exercise, together with the information set forth on the reverse side of the warrant certificate. Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt of the warrant certificate evidencing the exercised warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the designated office of the warrant agent in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the underlying securities purchasable upon such exercise. If fewer than all of the warrants represented by a warrant certificate are exercised, we will issue a new warrant certificate for the remaining amount of warrants.

Amendments and Supplements to Warrant Agreements

We may amend or supplement the warrant agreement without the consent of the holders of the warrants issued under the agreement to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our Ordinary Shares. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for each Ordinary Share upon the exercise of the subscription rights;

●	the number of subscription rights to be issued to each shareholder;

●	the number and terms of the Ordinary Shares which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription right agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of the applicable subscription right agreement if we offer subscription rights, see “Where You Can Find More Information” below. We urge you to read the applicable subscription right agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	the material terms of a unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement do not purport to be complete and are subject to and are qualified in their entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information” below. We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

TAXATION

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. HOLDERS

The following is a description of the material U.S. federal income tax consequences to U.S. Holders, as defined below, of owning and disposing of WISeQey’s Ordinary Shares. It does not describe all tax considerations that may be relevant to a particular person’s decision to acquire, hold or dispose of Ordinary Shares. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions, final, temporary and proposed Treasury regulations, and the income tax treaty between Switzerland and the United States (the “Treaty”), all as of the date hereof, any of which is subject to change or differing interpretations, possibly with retroactive effect.

This discussion applies only to a U.S. Holder that holds Ordinary Shares as capital assets for U.S. federal income tax purposes. Furthermore, it does not describe all of the U.S. federal income tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances, including consequences for purposes of the alternative minimum tax and the potential application of the Medicare contribution tax. Furthermore, it does not address classes of U.S. holders that may be subject to special rules, such as:

●	banks, insurance companies, and certain other financial institutions;

●	dealers or traders in securities who use a mark-to-market method of tax accounting;

●	persons holding Ordinary Shares as part of a hedging transaction, straddle, wash sale, conversion transaction or other integrated transaction or persons entering into a constructive sale with respect to the Ordinary Shares;

●	regulated investment companies or real estate investment trusts;

●	U.S. expatriates and certain former citizens or long-term residents of the United States;

●	U.S. Holders whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

●	entities or arrangements classified as partnerships for U.S. federal income tax purposes;

●	tax-exempt entities, including an “individual retirement account” or “Roth IRA”;

●	persons that own or are deemed to own ten percent or more of WISeQey’s shares by vote or value; or

●	persons holding Ordinary Shares in connection with a trade or business conducted outside of the United States.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds Ordinary Shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding Ordinary Shares and partners in such partnerships should consult their tax advisers as to the particular U.S. federal income tax consequences of owning and disposing of the Ordinary Shares.

A “U.S. Holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of Ordinary Shares, who is eligible for the benefits of the Treaty and who is:

●	a citizen or individual resident of the United States;

●	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

●	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

U.S. Holders should consult their tax advisers concerning the U.S. federal, state, local and non-U.S. tax consequences of owning and disposing of Ordinary Shares in their particular circumstances.

Taxation of Distributions

WISeQey does not intend to pay cash dividends in the foreseeable future. If WISeQey does make distributions of cash or property with respect to Ordinary Shares, subject to the passive foreign investment company rules described below, any such distributions (before reduction for any amounts withheld in respect of Swiss withholding tax), other than certain pro rata distributions of Ordinary Shares, will generally be treated as dividends to the extent paid out of WISeQey’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Because WISeQey does not maintain calculations of WISeQey’s earnings and profits under U.S. federal income tax principles, WISeQey expects that distributions generally will be reported to U.S. Holders as dividends. Subject to certain exceptions for short-term and hedged positions, the U.S. dollar amount of dividends received with respect to Ordinary Shares by a U.S. Holder that is an individual will be subject to taxation at reduced rates if the dividends are “qualified dividends.” Dividends paid on the Ordinary Shares will be treated as qualified dividends so long as (i) the Ordinary Shares are listed on NASDAQ or WISeQey is eligible for the benefits of a comprehensive income tax treaty with the United States that the IRS has approved for the purposes of the qualified dividend rules, (ii) certain holding period requirements are satisfied and (iii) WISeQey was not, in the year prior to the payment of the dividends, and is not, in the year of the payment of the dividends, a passive foreign investment company as defined for U.S. federal income tax purposes (a “PFIC”). U.S. Holders should consult their tax advisers regarding the appropriate U.S. federal income tax treatment of any distribution received or treated as received from us and the availability of the reduced tax rate on dividends in their particular circumstances. The amount of a dividend will include any amounts withheld by us in respect of Swiss income taxes. The amount of the dividend will be treated as foreign-source dividend income to U.S. Holders and will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code. Dividends will be included in a U.S. Holder’s income on the date of the receipt of the dividend. The amount of any dividend income paid in foreign currency will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt. Generally, any gain or loss resulting from foreign currency exchange fluctuations during the period from the date the dividend payment is included in a U.S. Holder’s income to the date the payment is converted into U.S. dollars will be treated as ordinary income or loss and will not be eligible for taxation as “qualified dividend income.” Such gain or loss generally will be treated as U.S.-source income to U.S. Holders.

Subject to applicable limitations, some of which vary depending upon the U.S. Holder’s particular circumstances, Swiss income taxes withheld from dividends on Ordinary Shares at a rate not exceeding the rate provided by the Treaty may be creditable against the U.S. Holder’s U.S. federal income tax liability. The rules governing foreign tax credits are complex and recently issued U.S. Treasury regulations further restrict U.S. Holders’ ability to claim foreign tax credits (although the application of the regulations has been deferred pending further guidance). Dividend distributions will constitute foreign-source income and will generally constitute “passive category” income for foreign tax credit purposes. U.S. Holders should consult their tax advisers regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, U.S. Holders may, at their election, deduct foreign taxes, including any Swiss income tax, in computing their taxable income, subject to generally applicable limitations under U.S. law. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.

Sale or Other Disposition of Ordinary Shares

Subject to the passive foreign investment company rules described below, gain or loss realized on the sale or other disposition of Ordinary Shares will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the Ordinary Shares for more than one year. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the Ordinary Shares disposed of and the amount realized on the disposition, in each case as determined in U.S. dollars. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. The deductibility of capital losses is subject to various limitations.

Passive Foreign Investment Company Rules

Under the Code, WISeQey will be a PFIC for any taxable year in which, after the application of certain “look-through” rules with respect to subsidiaries, either (i) 75% or more of its gross income consists of passive income or (ii) 50% or more of the average quarterly value of its assets consists of assets that produce, or are held for the production of, passive income. Passive income generally includes interest, dividends, rents, royalties and capital gains, but generally excludes rents and royalties which are derived in the active conduct of a trade or business or are amounts received from a related person that are properly allocable to the non-passive income of such related person. Cash and cash-equivalents generally are passive assets for these purposes, and digital assets are likely to be passive assets for these purposes as well. Goodwill and other unbooked intangible assets (the value of which may be determined by reference to the excess of the sum of a corporation’s market capitalization and liabilities over the value of its book assets) generally are treated as active to the extent attributable to activities that produce or are intended to produce active income. For purposes of the above calculations, the Company will be treated as if it holds its proportionate share of the assets, and directly receives its proportionate share of the income, of any other corporation in which it directly or indirectly owns at least 25% of the shares of such corporation by value. SEALSQ, although a consolidated subsidiary of WISeQey for financial accounting purposes, did not qualify as a look-through subsidiary for purposes of determining our PFIC status for 2025. We note that there is substantial uncertainty regarding SEALSQ’s status as a PFIC for its 2025 taxable year and there is a significant risk that SEALSQ could be a PFIC in 2026 and possibly future taxable years. For more discussion about SEALSQ’s PFIC status for 2025, refer to SEALSQ’s Annual Report on Form 20-F for the fiscal year ended December 31, 2025, which was filed with the SEC on March 31, 2026.

The average value of our assets (including goodwill and other intangible assets) for purposes of determining our PFIC status for any taxable year may be determined, in large part, by reference to our market capitalization, which has fluctuated substantially over time and may continue to be volatile. Although we have not obtained valuations of our assets and thus are not in a position to make a definitive determination regarding whether we were a PFIC for 2025, we believe we were likely a PFIC for 2025 based on the composition of our income and assets in 2025 and the estimated value of our assets. We owned a substantial amount of passive assets in 2025, including cash and stock treated as passive investment assets under the PFIC rules. In particular, a substantial portion of our value was attributable to our interest in SEALSQ, which, as noted above, did not qualify as a look-through subsidiary for 2025 and is treated as a passive investment asset for purposes of determining our PFIC status. Based on our income and assets for 2025, there is also a risk that we are likely to be a PFIC for 2026 and possibly future taxable years. However, whether we will be classified as a PFIC in 2026 or any future taxable year is uncertain because it will depend on the composition of our income and assets and the value of our assets, including goodwill, which is determined in part by reference to our market capitalization, which may fluctuate significantly over time. Moreover, the determination of whether we are a PFIC for any taxable year is fact-intensive and requires the application of principles and methodologies that in some circumstances are unclear and subject to varying interpretation. Accordingly, we cannot provide any assurances regarding our PFIC status for 2026 or any future taxable year.

If a U.S. Holder owns WISeQey’s Ordinary Shares in any year in which WISeQey is treated as a PFIC, WISeQey generally will continue to be treated as a PFIC with respect to that U.S. Holder, even if WISeQey ceases to be a PFIC in subsequent years unless the U.S. Holder makes a “deemed sale” election with respect to the Ordinary Shares. Under a deemed sale election, the U.S. Holder will be deemed to have sold such Ordinary Shares at their fair market value and any gain recognized on such deemed sale will be treated as an “excess distribution,” as described below. As a result of this election, the U.S. Holder will have additional basis (to the extent of any gain recognized in the deemed sale) and, solely for purposes of the PFIC rules, a new holding period in the Ordinary Shares. After the deemed sale election, so long as WISeQey does not become a PFIC in a subsequent taxable year, the U.S. Holder’s Ordinary Shares with respect to which such election was made will not be treated as Ordinary Shares in a PFIC and the U.S. Holder will not be subject to the rules described below with respect to any “excess distribution” the U.S. Holder receives from WISeQey or any gain from an actual sale or other disposition of Ordinary Shares. U.S. Holders should consult their tax advisers as to the possibility and consequences of making a deemed sale election if such election becomes available.

If a U.S. Holder owns Ordinary Shares in any year in which WISeQey is a PFIC, subject to the discussion below regarding the mark-to-market election, gain recognized by such U.S. Holder on a sale or other disposition (including certain pledges) of the Ordinary Shares will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares. The amounts allocated to the taxable year of the disposition and to any year before WISeQey became a PFIC will be taxed as ordinary income. The amount allocated to each other taxable year will be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge will be imposed on such amount. Further, to the extent that any distribution received by the U.S. Holder on its Ordinary Shares exceeds 125% of the average of the annual distributions on the Ordinary Shares received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, that distribution would be subject to taxation in the same manner as gain from the sale or other disposition of Ordinary Shares.

A U.S. Holder can avoid certain of the adverse rules described above by making a mark-to-market election with respect to its Ordinary Shares, provided that the Ordinary Shares are “marketable.” WISeQey’s Ordinary Shares will be marketable if they continue to be regularly traded on NASDAQ or another qualified exchange. If a U.S. Holder makes the mark-to-market election, it generally will recognize as ordinary income any excess of the fair market value of the Ordinary Shares at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the Ordinary Shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes the election, the holder’s tax basis in the Ordinary Shares will be adjusted to reflect the income or loss amounts recognized. Any gain recognized on the sale or other disposition of Ordinary Shares in a year when WISeQey is a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election, with any excess treated as capital loss). If a valid mark-to-market election is made for any year in which WISeQey is a PFIC, distributions will be treated as described above under “—Taxation of Distributions” except that the preferential tax rates on dividends paid to non-corporate U.S. Holders will not apply. However, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs (which may include SEALSQ), notwithstanding the U.S. Holder’s mark-to-market election for WISeQey’s Ordinary Shares because a mark-to-market election generally cannot be made for equity interests in a lower-tier PFIC. Accordingly, U.S. Holders should consult their tax advisers as to the availability and advisability of a mark-to-market election in their particular circumstances, as well as the impact of such election on interests in any lower-tier PFICs. Once made, the election cannot be revoked without the consent of the IRS unless the Ordinary Shares cease to be regularly traded on a qualified exchange.

WISeQey does not intend to provide the information necessary for U.S. Holders to make a “qualified electing fund” election, which if available could materially affect the tax consequences to U.S. Holders of the ownership and disposition of Ordinary Shares if WISeQey is a PFIC for any taxable year. Therefore, prospective investors should assume that a QEF election will not be available.

As discussed previously, if WISeQey were a PFIC or, with respect to a particular U.S. Holder, were treated as a PFIC for the taxable year in which WISeQey paid a dividend or for the prior taxable year, the preferential dividend rates discussed above with respect to dividends paid to certain non-corporate U.S. Holders would not apply.

If a U.S. Holder owns Ordinary Shares during any year in which WISeQey is a PFIC, the holder generally must file annual reports containing such information as the U.S. Treasury may require on IRS Form 8621 (or any successor form) with respect to WISeQey, generally with the holder’s federal income tax return for that year.

U.S. Holders should consult their tax advisers concerning whether WISeQey is or was a PFIC and the potential application of the PFIC rules.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

Information With Respect to Foreign Financial Assets

A U.S. Holder who is an individual and, in certain cases, an entity, and who holds certain specified foreign financial assets (which may include the Ordinary Shares) with an aggregate value in excess of certain thresholds, is generally required to report information related to such interests by attaching a completed IRS Form 8938 (Statement of Specified Foreign Financial Assets) with such U.S. Holder’s tax return for each year in which such U.S. Holder held an interest in the specified foreign financial assets, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by U.S. financial institutions). Persons who are required to report foreign financial assets and fail to do so may be subject to substantial penalties. U.S. Holders should consult their tax advisers regarding these information reporting requirements.

MATERIAL SWISS TAX CONSIDERATIONS

Although WISeQey is a business company incorporated under the laws of the British Virgin Islands, it has its place of effective management in Switzerland and is therefore treated as a Swiss tax resident. As a result, WISeQey is subject to Swiss federal, cantonal and communal corporate income tax, cantonal and communal capital tax, Swiss federal withholding tax and Swiss federal stamp duties in the same manner as a company incorporated in Switzerland. The following is a summary of certain Swiss tax considerations relating to the acquisition, ownership and disposition of Ordinary Shares and to the taxation of WISeQey. It does not purport to address all Swiss tax consequences that may be relevant to a particular holder, and is based on Swiss tax laws and practice in effect as of the date of this prospectus, which may change, possibly with retroactive effect. Prospective investors should consult their own tax advisers.

Swiss Federal, Cantonal and Communal Individual Income Tax and Corporate Income Tax

Non-Resident Shareholders

Holders of Ordinary Shares who are not resident in Switzerland for tax purposes, and who, during the relevant taxation year, have not engaged in a trade or business carried on through a permanent establishment or fixed place of business situated in Switzerland for tax purposes, and who are not subject to corporate or individual income taxation in Switzerland for any other reason (all such shareholders are hereinafter referred to as the “Non-Resident Shareholders”), will not be subject to any Swiss federal, cantonal or communal income tax on dividends and similar cash or in-kind distributions on Ordinary Shares (including dividends on liquidation proceeds and stock dividends) (hereinafter referred to as the “Dividends”), distributions paid out of qualifying reserves from capital contributions recognized by the Swiss Federal Tax Administration (Reserven aus Kapitaleinlagen) on Ordinary Shares, or capital gains realized on the sale or other disposition of Ordinary Shares (see, however, “—Swiss Federal Withholding Tax” for a summary of Swiss federal withholding tax on Dividends).

Resident Private Shareholders

Individuals resident in Switzerland for tax purposes or otherwise subject to corporate or individual income taxation in Switzerland who hold their Ordinary Shares as private assets (all such shareholders are hereinafter referred to as the “Resident Private Shareholders”) are required to include Dividends, but not distributions paid out of qualifying reserves from capital contributions (Reserven aus Kapitaleinlagen) on Ordinary Shares, in their personal income tax return and are subject to Swiss federal, cantonal and communal income tax on any net taxable income for the relevant taxation period, including the Dividends, but not the distributions paid out of qualifying reserves from capital contributions (Reserven aus Kapitaleinlagen). Capital gains resulting from the sale or other dispositions of Ordinary Shares are not subject to Swiss federal, cantonal and communal income tax, and conversely, capital losses are not tax-deductible for Resident Private Shareholders. See “—Domestic Commercial Shareholders” for a summary of the taxation treatment applicable to Swiss resident individuals who, for income tax purposes, are classified as “professional securities dealers.”

Domestic Commercial Shareholders

Corporate and individual shareholders who are resident in Switzerland for tax purposes or otherwise subject to corporate or individual income taxation in Switzerland and corporate and individual shareholders who are not resident in Switzerland, and who, in each case, hold their Ordinary Shares as part of a trade or business carried on in Switzerland, in the case of corporate and individual shareholders not resident in Switzerland, through a permanent establishment or fixed place of business situated, for tax purposes, in Switzerland, are required to recognize Dividends, distributions paid out of qualifying reserves from capital contributions (Reserven aus Kapitaleinlagen) on Ordinary Shares and capital gains or losses realized on the sale or other disposition of Ordinary Shares in their income statement for the relevant taxation period and are subject to Swiss federal, cantonal and communal individual or corporate income tax, as the case may be, on any net taxable earnings accumulated (including the Dividends) for such taxation period. The same taxation treatment also applies to Swiss-resident private individuals who, for income tax purposes, are classified as “professional securities dealers” for reasons of, inter alia, frequent dealing, or leveraged transactions in Ordinary Shares and other securities (the shareholders referred to in this paragraph, hereinafter for the purposes of this section, as the “Domestic Commercial Shareholders”). Domestic Commercial Shareholders who are corporate taxpayers may be eligible for the participation relief (Beteiligungsabzug) in respect of Dividends and distributions paid out of qualifying reserves from capital contributions (Reserven aus Kapitaleinlagen) on Ordinary Shares if the Ordinary Shares held by them as part of a Swiss business have an aggregate market value of at least CHF 1 million.

Swiss Cantonal and Communal Private Wealth Tax and Capital Tax

Non-Resident Shareholders

Non-Resident Shareholders are not subject to Swiss cantonal and communal private wealth tax or capital tax.

Resident Private Shareholders and Domestic Commercial Shareholders

Resident Private Shareholders and Domestic Commercial Shareholders who are individuals are required to report their Ordinary Shares as part of their private wealth or their Swiss business assets, as the case may be, and will be subject to Swiss cantonal and communal private wealth tax on any net taxable wealth (including the Ordinary Shares), in the case of Domestic Commercial Shareholders to the extent the aggregate taxable wealth is allocated to Switzerland. Domestic Commercial Shareholders who are corporate taxpayers are subject to Swiss cantonal and communal capital tax on taxable capital to the extent the aggregate taxable capital is allocated to Switzerland. No wealth or capital tax is levied at the federal level.

Swiss Federal Withholding Tax

Dividends that WISeQey pays on the Ordinary Shares are subject to Swiss federal withholding tax (Verrechnungssteuer) currently at a rate of 35% on the gross amount of the Dividend. WISeQey is required to withhold the Swiss federal withholding tax from the Dividend and remit it to the Swiss Federal Tax Administration. Distributions paid out of qualifying reserves from capital contributions (Reserven aus Kapitaleinlagen) are not subject to Swiss federal withholding tax.

The Swiss federal withholding tax on a Dividend will be refundable or creditable against income tax in full to a Resident Private Shareholder and to a Domestic Commercial Shareholder, who, in each case, inter alia, as a condition to refund, duly reports the Dividend in his or her individual income tax return as income or recognizes the Dividend in its income statement as earnings, as applicable.

A Non-Resident Shareholder may be entitled to a full or partial refund of the Swiss federal withholding tax on Dividends if the country of his or her residence for tax purposes has entered into a bilateral treaty for the avoidance of double taxation with Switzerland and the conditions of such treaty are met. Such shareholders should be aware that the procedures for claiming tax treaty benefits (and the time required for obtaining a refund) might be different from country to country. For example, a shareholder who is a resident of the U.S. for the purposes of the Treaty is eligible for a refund of the amount of the withholding tax in excess of the 15% treaty rate, provided such shareholder: (i) qualifies for benefits under the Treaty and qualifies as beneficial owner of the Dividends; (ii) holds, directly or indirectly, less than 10% of the voting stock of WISeQey; (iii) does not qualify as a pension scheme or retirement arrangement for the purpose of the Treaty; and (iv) does not conduct business through a permanent establishment or fixed place of business based in Switzerland to which the Ordinary Shares are attributable. Such an eligible U.S. shareholder may apply for a refund of the amount of the withholding tax in excess of the 15% treaty rate. The applicable refund request form may be filed with the Swiss Federal Tax Administration following receipt of the Dividend and the relevant deduction certificate, however no later than December 31 of the third year following the calendar year in which the Dividend was payable.

Swiss Federal Securities Transfer Tax

Any dealings in the Ordinary Shares, where a Swiss or Liechtensteinian bank or another Swiss securities dealer, as defined in the Swiss Federal Stamp Tax Act, acts as intermediary or is a party to the transaction, are, subject to certain exemptions provided for in the Swiss Federal Stamp Tax Act, subject to Swiss securities transfer tax at an aggregate tax rate of up to 0.3% of the consideration paid for such Ordinary Shares.

Taxation of WISeQey

Corporate Income Tax and Capital Tax

A Swiss tax resident company is subject to corporate income tax at federal, cantonal and communal levels on its worldwide income. However, qualifying net dividend income and net capital gains on the sale of qualifying investments in subsidiaries are effectively exempt from federal, cantonal and communal corporate income tax. Consequently, WISeQey expects dividends from its subsidiaries and capital gains from sales of investments in its subsidiaries to be exempt from Swiss corporate income tax. In addition, WISeQey is subject to cantonal and communal capital tax on its taxable equity. An increase in WISeQey’s equity, including through the issuance of Ordinary Shares under this prospectus, may therefore increase its capital tax liability.

Issuance Stamp Duty

The Swiss issuance stamp duty of 1% is levied on the issuance of shares and increases in or contributions to the equity of Swiss tax resident corporations. Exemptions are available in tax-neutral restructuring transactions. As a result, the issuance of Ordinary Shares by WISeQey or any other increase in its equity may be subject to the issuance stamp duty unless the equity is increased in the context of a qualifying restructuring transaction. Such issuance stamp duty will be borne by WISeQey.

International Automatic Exchange of Information in Tax Matters

On November 19, 2014, Switzerland signed the Multilateral Competent Authority Agreement, which is based on article 6 of the OECD/Council of Europe administrative assistance convention and is intended to ensure the uniform implementation of automatic exchange of information (the “AEOI”). The Federal Act on the International Automatic Exchange of Information in Tax Matters (the “AEOI Act”) entered into force on January 1, 2017. The AEOI Act is the legal basis for the implementation of the AEOI standard in Switzerland.

The AEOI has been introduced in Switzerland through bilateral agreements or multilateral agreements. The agreements have been, and will be, concluded on the basis of guaranteed reciprocity, compliance with the principle of specialty (i.e., the information exchanged may only be used to assess and levy taxes (and for criminal tax proceedings)) and adequate data protection.

Based on such multilateral agreements and bilateral agreements and the implementing laws of Switzerland, Switzerland collects and exchanges data in respect of financial assets, including the Ordinary Shares, held in, and income derived thereon and credited to, accounts or deposits with a paying agent in Switzerland for the benefit of individuals resident in an EU member state or in a treaty state (such as the United Kingdom).

Swiss Facilitation of the Implementation of the U.S. Foreign Account Tax Compliance Act

Switzerland has concluded an intergovernmental agreement with the U.S. to facilitate the implementation of the U.S. Foreign Account Tax Compliance Act (“FATCA”). The agreement ensures that the accounts held by U.S. persons with Swiss financial institutions are disclosed to the U.S. tax authorities either with the consent of the account holder or by means of group requests within the scope of administrative assistance. Information will not be transferred automatically in the absence of consent and instead will be exchanged only within the scope of administrative assistance on the basis of the Treaty. In September 2019, the protocol of amendment to the Treaty entered into force, allowing U.S. competent authorities to request all reported information on U.S. accounts in aggregate form without a declaration of consent, as well as on non-consenting non-participating financial institutions. On June 27, 2024, Switzerland and the U.S. signed a new FATCA agreement. The new agreement provides for a different model for the exchange of financial account data. If the agreement is implemented, the current direct-notification-based regime will be replaced by a regime where the relevant information is sent to the Swiss Federal Tax Administration, which in turn provides the information to the U.S. tax authorities. The exchange of information will also be mutual and automatic. Implementation of the new FATCA agreement requires national law to be amended. According to the current schedule, Switzerland’s change of model should come into force on January 1, 2029 at the earliest.

MATERIAL BVI TAX CONSIDERATIONS

The following is a summary of the material BVI tax consequences to shareholders of ownership and disposition of the Ordinary Shares. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to each shareholder. The summary is based on BVI tax law and the practice of the BVI currently in force in BVI on the date of this prospectus. Legislative, administrative or judicial changes may modify the tax consequences described below, possibly with retrospective effect.

The Government of the British Virgin Islands does not impose any income, corporate, or capital gains tax, estate duty, inheritance tax, gift tax, or withholding tax on the Company or its security holders who are not tax residents of the BVI. Accordingly, no taxes, fees, or charges will be payable, whether by direct assessment or withholding, to the BVI government or any other taxing authority in the BVI in respect of an offering or sale of Ordinary Shares. This summary addresses BVI taxation only and does not address the tax consequences in Switzerland, where WISeQey is tax resident, or in any other jurisdiction.

WISeQey, and all dividends, interest, rents, royalties, compensation, and other amounts paid by WISeQey to persons who are not BVI tax residents, will not be subject to BVI income, withholding, or capital gains taxes in respect of WISeQey’s shares, debt obligations, or other securities held by them, or in respect of dividends received on such shares. Additionally, no estate, inheritance, succession, or gift taxes are payable by such persons with respect to any shares, debt obligations, or other securities of WISeQey.

The transfer of the Ordinary Shares will be exempt from stamp duty tax in the BVI. Except to the extent that WISeQey holds a direct or indirect interest in real property in the BVI, all instruments related to transactions involving its shares, debt obligations, or other securities, and all instruments relating to WISeQey’s business generally, are exempt from stamp duty in the BVI.

SELLING SHAREHOLDERS

Selling shareholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us our securities. If the registration statement of which this prospectus forms a part is used by selling shareholders for the resale of any securities registered thereunder, we will provide you with a prospectus supplement, which will set forth the name of each selling shareholder, the number of securities beneficially owned by such selling shareholder and the number of securities they are offering. The prospectus supplement also will disclose whether any of the selling shareholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

The securities described in this prospectus may be sold by us and by selling shareholders (in each case as specified in the applicable prospectus supplement) through underwriters or dealers, through agents, directly to one or more purchasers, “at-the-market” offerings, negotiated transactions, block trades or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if any, and if required, any dealers or agents, and the amount of securities underwritten or purchased by each of them, if any;

●	the public offering price or purchase price of the securities from us and the net proceeds to us from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

The securities described in this prospectus may be distributed from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	varying prices determined at the time of sale related to such prevailing market prices; or

●	negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used for the sale of securities described in this prospectus, the underwriters will either acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale, or sell the securities on a “best efforts, minimum/maximum basis” when the underwriters agree to do their best to sell the securities to the public. The securities described in this prospectus may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time.

If a dealer is used in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, the securities will be sold directly to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Our Ordinary Shares are listed on the Nasdaq Global Market. Unless otherwise specified in the related prospectus supplement, all securities offered, other than Ordinary Shares, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may apply to list securities that we offer on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

The securities may be sold directly or through agents so designated from time to time. Any agent involved in the offering and sale of securities and any commissions paid to the agent will be described in the applicable prospectus supplement.

Agents or underwriters may be authorized to solicit offers by institutional investors to purchase securities from us or from selling shareholders at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions to be paid for solicitation of these contracts will be described in the applicable prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us, from the selling shareholders or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

LEGAL MATTERS

Certain legal matters with respect to British Virgin Islands law in connection with this offering are being passed upon for us by Harney Westwood & Riegels (BVI) LP. Certain matters of U.S. federal and New York law are being passed upon for us by Patterson Belknap Webb & Tyler LLP, New York, New York.

EXPERTS

The consolidated financial statements of WISeKey International Holding AG (now WISeQey Corp., a British Virgin Islands company, following the Redomicile Merger) as of December 31, 2025 and 2024 and for each of the three years in the period ended December 31, 2025 incorporated by reference in this prospectus from our Annual Report on Form 20-F for the year ended December 31, 2025 have been so incorporated in reliance on the report of BDO Ltd, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference our publicly filed reports into this prospectus, which means that information included in those reports is considered part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished, rather than filed), and, to the extent designated therein, reports on Form 6-K, until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

●	our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the SEC on April 30, 2026 (provided that, because such Annual Report was filed prior to the completion of the Redomicile Merger on October 1, 2026, any disclosure therein relating to Swiss law, the articles of association of WISeKey International Holding AG or the securities of WISeKey International Holding AG is modified and superseded by the disclosure contained in this prospectus, including under “Risk Factors”, “Description of Ordinary Shares” and “Taxation”);

●	our Reports on Form 6-K furnished by us to the SEC on June 4, 2026 (solely with respect to the first two paragraphs of Exhibit 99.1 thereto and Exhibit 99.2 thereto, in each case other than any quotations contained therein), June 11, 2026 (Film No. 261083196; other than Exhibit 99.1 thereto), June 11, 2026 (Film No. 261083255; solely with respect to the first three paragraphs of Exhibit 99.1 thereto), June 29, 2026, July 2, 2026 (including Exhibit 99.1 thereto, other than any quotations contained therein), August 18, 2026, August 21, 2026 (including Exhibit 99.1 thereto, other than any quotations contained therein), September 10, 2026 (including Exhibit 99.1 thereto, other than any quotations contained therein), September 16, 2026 (solely with respect to Exhibit 99.2 thereto, other than Sections 1.1, 1.2, 2.2.11, 2.2.12, 2.3 and 3.5 thereof), September 25, 2026, September 28, 2026 (including Exhibit 99.1 thereto, other than any quotations contained therein), September 30, 2026 (solely with respect to Exhibit 99.2 thereto, other than Sections 1.1, 3.3 and 4.1.6 thereof), October 1, 2026, October 2, 2026 (Film No. 261433073), October 2, 2026 (Film No. 261437958; including Exhibit 99.1 thereto, other than any quotations contained therein), October 14, 2026 (other than Exhibit 99.1 thereto), October 27, 2026 (solely with respect to Exhibit 99.3 thereto), and November 3, 2026

●	8-K12B filed by WISeQey with the SEC on October 2, 2026; and

●	the description of our Ordinary Shares contained in this prospectus under “Description of Ordinary Shares,” including any subsequent amendment or any report filed for the purpose of updating such description.

The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers like us that file electronically with the SEC.

We will also incorporate by reference all subsequent Annual Reports on Form 20-F that we file with the SEC. In addition, we will incorporate by reference certain future materials furnished to the SEC on Form 6-K after the date of the initial registration statement, but only to the extent specifically indicated in those submissions or in a future prospectus supplement. Each subsequently filed Annual Report should be deemed to supersede entirely each earlier filed Annual Report and the materials furnished on an earlier Form 6-K and, unless explicitly stated otherwise, such earlier reports should not be deemed to be part of this prospectus or any accompanying prospectus supplement and you should not rely upon statements made in those earlier periodic reports. In all cases, you should rely on the later information over different information in this prospectus or any accompanying prospectus supplement.

We will furnish without charge to you, on written or oral request, a copy of any or all of the above documents, other than exhibits to such documents which are not specifically incorporated by reference therein. You should direct any requests for documents to:

WISeQey Corp.

Esplanade de Pont-Rouge 4-6

1212 Grand-Lancy

Switzerland

The information relating to us contained in this prospectus is not comprehensive and should be read together with the information contained in the incorporated documents. Descriptions contained in the incorporated documents as to the contents of any contract or other document may not contain all of the information which is of interest to you. You should refer to the copy of such contract or other document filed as an exhibit to our filings.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, relating to this offering of securities. As permitted by SEC rules, this prospectus does not contain all of the information contained in the registration statement of which this prospectus forms a part. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. In accordance with the Exchange Act, we file reports, including annual reports on Form 20-F containing financial statements audited by an independent accounting firm. We also furnish to the SEC, under cover of Reports of Foreign Private Issuer on Form 6-K, material information required to be made public by us or filed by us with and made public by any stock exchange or distributed by us to our shareholders. Such reports and other information filed with the SEC are available to the public over the internet at the SEC’s website at http://www.sec.gov. We also generally make available on our own website (www.WISeQey.com) our half-year and year-end financial statements as well as other information.

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules. In addition, we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We maintain a corporate website at www.WISeQey.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the British Virgin Islands and our principal executive offices are located outside the United States. Most of our directors and officers and those of our subsidiaries are residents of countries other than the United States. Substantially all of our and our subsidiaries’ assets and a substantial portion of the assets of our directors and officers are located outside the United States. As a result, it may be difficult or impossible for United States investors to effect service of process within the United States upon us, our directors or officers or our subsidiaries, or to realize against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Furthermore, there is substantial doubt that courts in jurisdictions outside the U.S. (i) would enforce judgments of U.S. courts obtained in actions against us or our directors or officers based upon the civil liability provisions of applicable U.S. federal and state securities laws or (ii) would enforce, in original actions, liabilities against us or our directors or officers based on those laws.

WISEQEY CORP.

PROSPECTUS

__________, 2026

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers

The WISeQey Articles provide that, subject to certain limitations, the Company shall indemnify its directors and any person who at the request of the Company is or was serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. The WISeQey Articles do not provide for the indemnification of officers who are not directors. Such indemnity is only permitted under the BVI Act and the WISeQey Articles if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that their conduct was unlawful, is, in the absence of fraud, sufficient for the purposes of the WISeQey Articles, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that their conduct was unlawful.

The Company has entered into agreements with its officers and directors to provide contractual indemnification in addition to the indemnification provided for in the WISeQey Articles. The WISeQey Articles also permit the Company to purchase and maintain insurance on behalf of any officer or director who at the request of the Company is or was serving as a director or officer of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in the WISeQey Articles. The Company has purchased a policy of directors’ and officers’ liability insurance that insures the Company’s officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures the Company against its obligations to indemnify the Company’s officers and directors.

These provisions may discourage shareholders from bringing a lawsuit against the Company’s directors for breach of their statutory or fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit the Company and the shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

The Company believes that these provisions, the insurance and the indemnity agreements are reasonable and necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits and Financial Statement Schedules

The index to exhibits appears below on the page immediately following the signature pages of this Registration Statement.

Item 10. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(a)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

1.1*	Form of Underwriting Agreement
3.1	Amended and Restated Memorandum and Articles of Association of WISeQey Corp., dated September 30, 2026 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K12B filed with the SEC on October 2, 2026)
4.1*	Form of Warrant Agreement
4.2*	Form of Unit Agreement
4.3*	Form of Subscription Right Agreement
5.1**	Opinion of Harney Westwood & Riegels (BVI) LP regarding the validity of securities being registered
23.1**	Consent of BDO Ltd, an independent public accounting firm
23.2**	Consent of Harney Westwood & Riegels (BVI) LP (included in Exhibit 5.1)
24	Power of Attorney (included on the signature page hereto)
107**	Filing Fee table

*	To be filed by amendment or by a report filed under the Exchange Act, and incorporated herein by reference, if applicable.

**	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Grand-Lancy, Switzerland on the 3rd day of November 2026.

WISeQey Corp. (Registrant)

By:	/s/ John O’Hara
Name:	John O’Hara
Title:	Chief Financial Officer

By:	/s/ Carlos Moreira
Name:	Carlos Moreira
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carlos Moreira and John O’Hara, or either of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this registration statement, whether pre-effective or post-effective, including any subsequent registration statement for the same distribution which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on November 3, 2026.

Signature	Title

/s/ Carlos Moreira	Chief Executive Officer and Director
Carlos Moreira	(Principal Executive Officer)

/s/ John O’Hara	Chief Financial Officer and Director
John O’Hara	(Principal Financial Officer and Principal Accounting Officer)

/s/ Philippe Doubre
Philippe Doubre	Director

/s/ David Fergusson
David Fergusson	Director

/s/ Andrew Forson
Andrew Forson	Director

/s/ Jean-Philippe Ladisa
Jean-Philippe Ladisa	Director

/s/ Philippe Monnier
Philippe Monnier	Director

/s/ Peter Ward
Peter Ward	Director

United States Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of the Registrant in the United States, has signed this registration statement or amendment thereto in the City of New York, State of New York, on November 3, 2026.

Authorized U.S. Representative Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency